Exhibit 10.14

Explanatory Note: The body of this document was previously filed with the SEC, as indicated in the Exhibit Index. What follows are additional schedules and/or exhibits to that document that were not included in the original filing.

Exhibit A

Company Disclosure Schedules

COMPANY DISCLOSURE SCHEDULES

Preface

The following are the Company Disclosure Schedules of Cellu Paper Holdings, Inc., a Delaware corporation (the “Company”) to the Agreement and Plan of Merger (the “Agreement”) dated as of May 8, 2006, by and among Cellu Parent Corporation, a Delaware corporation (“Parent”), Cellu Acquisition Corporation, a Delaware corporation (“Merger Sub”) and the Cellu Paper Holdings, Inc., a Delaware corporation (the “Company”). Unless otherwise stated, capitalized terms used but not otherwise defined herein have the meanings given to them in the Agreement.

These Company Disclosure Schedules are arranged in sections corresponding to the sections contained in the Agreement, and the disclosures in any section of these Company Disclosure Schedules shall qualify (1) the corresponding section of the Agreement and (2) any other sections in the Agreement to the extent that the relevance of such disclosure to such other sections is readily apparent on the face of such disclosure (notwithstanding the absence of a specific cross reference).

These Company Disclosure Schedules and the information and disclosures contained in these Company Disclosure Schedules are intended only to qualify and limit the representations, warranties and covenants of the Company contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants.

To the extent that any representation or warranty contained in the Agreement is limited or qualified in the Agreement by the materiality of the matters to which the representation or warranty is given, the inclusion of any matter in these Company Disclosure Schedules does not constitute a determination by the Company that such matters are material. Nor, in such cases where a representation or warranty is limited or qualified by the materiality of the matters to which the representation or warranty is given shall the disclosure of any matter in these Company Disclosure Schedules imply that any other undisclosed matter having an equal or greater value or other significance is material.

Any reference to or listing, description, disclosure or other inclusion of any item or other matter in these Company Disclosure Schedules shall not be construed to mean that such item or other matter is required to be referred to, listed, described, disclosed or otherwise so included in these Company Disclosure Schedules. The inclusion of any information in these Company Disclosure Schedules shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is material to the Company’s business, or has or would have a material adverse effect or sets a standard of materiality. Nothing in these Company Disclosure Schedules constitutes an admission of liability or obligation of the Company to any third party.

Schedule 4.2(a)

Capitalization; Subsidiaries

Company Common Stock: 11,468 shares issued and outstanding

Stockholder	Common Stock
Charterhouse Equity Partners III, L.P.	10,175.11
Chef Nominees Limited	6.34
Russell Taylor	457.40
Taylor Investment Partners	457.85
WAHYAM Capital, LLC	30.00
Steven Ziessler	170.65
Dianne Scheu	170.65
Company Options
Optionholder	Shares of Company Common Stock Underlying Options[1]
Hugo Vivero	109.47
Kevin French	143.42
D’Arcy Schnekenburger	81.05
John McGrath	53.68
Zaya Oshana	41.58
Bert DeCal	20
Christopher Fiedler	13.68
Steve Simeone	25
Bob Sweitzer	20
Cameron Moyer	50

[1]	Reflects adjustment resulting from redemption in March 2004.

Company Warrants

Warrantholder	Common Stock Underlying Warrants[2]
Charterhouse Equity Partners III, L.P.	174.95
Chef Nominees Limited	0.11
AG Capital Funding Partners, L.P.	87.53
Deutsche Bank AG, Canada Branch	17.78
Deutsche Bank Trust Company Americas	226.70
Merrill Lynch Prime Rate Portfolio	56.90
Master Senior Floating Rate Trust	56.90
Debt Strategies Fund, Inc.	17.50
Bank of America, N.A.	107.20
Dresdner Bank AG, New York and Grand Cayman Branches	115.21
ARK II CLO 2001-1, Limited	85.64
Fortis Capital Corp.	111.57

Agreements Affecting Company Capital Stock

1.	Financing Agreement, dated as of March 12, 2004 (“Financing Agreement”), among Cellu Tissue LLC (“Cellu LLC”), Coastal Paper Company (“Coastal Paper”), Cellu Tissue Corporation – Natural Dam (“Natural Dam”); Cellu Tissue Corporation – Neenah (“Neenah”); Menominee Acquisition Corporation (“Menominee”) and Interlake Acquisition Corporation Limited (“Interlake”), as Borrowers, Cellu Tissue Holdings, Inc. (“CTH”); Van Paper Company (“Van Paper”) and Van Timber Company (“Van Timber”), as Initial Guarantors, the Company, as Parent, the Lenders party thereto, The CIT Group/Business Credit, Inc. (“CIT Group”) and CIT Financial Limited. The Financing Agreement contains covenants restricting the merger, consolidation or amalgamation of the Company.

2.	Stockholders Agreement, dated as of September 28, 2001, among the Company, Charterhouse Equity Partners III, L.P. (“CEP III”), Chef Nominees Limited (“Chef), WAHYAM Capital, LLC (“WAHYAM”) and the other parties listed therein.

3.	Amendment to Stockholders Agreement, dated as of September 30, 2002, among CEP III, Chef, WAHYAM, the Company and the other parties listed therein.

[2]	Reflects adjustment resulting from redemption in March 2004.

4.	Supplemental Stockholders Agreement among the Company and Russell C. Taylor (Joinder to the Stockholders Agreement, dated as of September 28, 2001, as amended September 30, 2002).

5.	Supplemental Stockholders Agreement, dated March 27, 2006 between the Company and Steven Ziessler (Joinder to the Stockholders Agreement, dated as of September 28, 2001, as amended September 30, 2002).

6.	Supplemental Stockholders Agreement, dated March 27, 2006 between the Company and Dianne Scheu (Joinder to the Stockholders Agreement, dated as of September 28, 2001, as amended September 30, 2002).

7.	Retention Bonus Letter Agreement, dated March 27, 2006, between CTH and Russell Taylor.

8.	Retention Bonus Letter Agreement, dated March 27, 2006, between CTH and Steven Ziessler.

9.	Retention Bonus Letter Agreement, dated March 27, 2006, between CTH and Dianne Scheu.

10.	Restricted Stock Agreement among the Company and Dianne Scheu dated March 27, 2006.

11.	Option Surrender Agreement among the Company and Dianne Scheu dated January 11, 2006.

12.	Restricted Stock Agreement among the Company and Steven Ziessler dated March 27, 2006.

13.	Cellu Paper Holdings, Inc. 2001 Stock Incentive Plan (“Stock Incentive Plan”).

14.	Option Agreements

a.	Non-Qualified Stock Option Agreement, dated March 7, 2003, between the Company and Thomas Moore.*

b.	Non-Qualified Stock Option Agreements, dated March 4, 2004, between the Company and:

i.	Thomas Moore*

ii.	Hugo Vivero

iii.	Stephen Martineau*

iv.	Zaya Oshana

v.	Dianne Scheu*

vi.	D’Arcy Schnekenburger

vii.	Christopher Fiedler

viii.	Kevin French

ix.	John McGrath

x.	Tim Theut*

c.	Non-Qualified Stock Option Agreements, dated December 16, 2004, between the Company and:

i.	Thomas Moore*

ii.	Zaya Oshana

iii.	Dianne Scheu*

iv.	D’Arcy Schnekenburger

v.	Kevin French

vi.	John McGrath

vii.	Tim Theut*

viii.	Steve Simeone

ix.	Bob Sweitzer

x.	Bert DeCal

d.	Stock Option Agreement, dated January 11, 2006, between the Company and Cameron Moyer.

*	Options expired or surrendered.

15.	Warrant Agreement, dated as of September 28, 2001, between the Company and the Warrantholders party thereto.

16.	Series A Warrant Certificates, dated March 4, 2004, between the Company and:

a.	Charterhouse Equity Partners III, L.P.

b.	Chef Nominees Limited

c.	AG Capital Funding Partners, L.P.

d.	Deutsche Bank AG, Canada Branch

e.	Deutsche Bank Trust Company Americas

f.	Merrill Lynch Prime Rate Portfolio

g.	Debt Strategies Fund, Inc.

h.	Bank of America, N.A.

i.	Dresdner Bank AG, New York and Grand Cayman Branches

j.	ARK II CLO 2001-1, Limited

k.	Fortis Capital Corp.

1.	Master Senior Floating Rate Trust

17.	Option Surrender Agreements, dated March 4, 2004, between the Company and:

a.	Thomas Moore

b.	Hugo Vivero

c.	Stephen Martineau

d.	Zaya Oshana

e.	Dianne Scheu

f.	D’Arcy Schnekenburger

g.	Christopher Fiedler

h.	Kevin French

i.	John McGrath

j.	Tim Theut

k.	Steve Crawley

1.	Alex Volpe

m.	Ryan Schemerhorn

18.	Warrant Surrender Agreements, dated March 4, 2004, between the Company and:

a.	Charterhouse Equity Partners III, L.P.

b.	Chef Nominees Limited

c.	AG Capital Funding Partners, L.P.

d.	Deutsche Bank AG, Canada Branch

e.	Deutsche Bank Trust Company Americas

f.	Master Senior Floating Rate Trust

g.	Merrill Lynch Prime Rate Portfolio

h.	Debt Strategies Fund, Inc.

i.	Bank of America, N.A.

j.	Dresdner Bank AG, New York and Grand Cayman Branches

k.	ARK II CLO 2001-1, Limited

1.	Fortis Capital

19.	Stock Certificate and Warrant Surrender Agreements, dated March 4, 2004, between the Company and:

a.	Charterhouse Equity Partners III, L.P.

b.	Chef Nominees Limited

20.	Stock Certificate Surrender Agreements, dated March 4, 2004, between the Company and:

a.	Russell Taylor

b.	Taylor Investment Partners

c.	WAHYAM Capital, LLC

21.	Indenture, dated as of March 12, 2004 (the “Indenture”), among CTH, the Subsidiary Guarantors and The Bank of New York, as trustee. The Indenture contains covenants restricting the merger, consolidation or amalgamation of the Company.

Schedule 4.2(b)

Capitalization; Subsidiaries

Owner	Subsidiary	Ownership Interest	Subsidiary Jurisdiction of Organization	Number of Authorized Shares/ Equity Interests/ Membership Units	Number of Outstanding Shares/ Equity Interests/ Membership Units/ Owned
Cellu Paper Holdings, Inc.	Cellu Tissue Holdings, Inc.	100%	Delaware	1,000 Common, $0.01 Par Value	100
Cellu Tissue Holdings, Inc.	Cellu Tissue LLC	100%	Delaware	100% of membership interests	100
Cellu Tissue Holdings, Inc.	Cellu Tissue Corporation - Natural Dam	100%	Delaware	1,000 Common, $0.01 Par Value	1,000
Cellu Tissue Holdings, Inc.	Cellu Tissue Corporation - Neenah	100%	Delaware	1,000 Common, $0.01 Par Value	700
Cellu Tissue Holdings, Inc.	Interlake Acquisition Corporation Limited	100%	Nova Scotia, Canada	100,000 Common, no Par Value	1,000

Owner	Subsidiary	Ownership Interest	Subsidiary Jurisdiction of Organization	Number of Authorized Shares/ Equity Interest/ Membership Units	Number of Outstanding Shares/ Equity Interest/ Membership Units Owned
Cellu Tissue Holdings, Inc.	Menominee Acquisition Corporation	100%	Delaware	1,000 Common, $0.01 Par Value	1,000
Cellu Tissue Holdings, Inc.	Van Paper Company	100%	Mississippi	100,000 Common	10,000
Cellu Tissue Holdings, Inc.	Van Timber Company	100%	Mississippi	100,000 Common	1,000
Van Paper Company	Coastal Paper Company	99%	Virginia	100% of partnership interests	99
Van Timber Company	Coastal Paper Company	1%	Virginia	100% of partnership interests	1

Name of Company	Jurisdictions Where Qualified To Do Business
Cellu Tissue Holdings, Inc.	Connecticut, Georgia
Cellu Tissue LLC	Connecticut
Cellu Tissue Corporation – Natural Dam	New York
Cellu Tissue Corporation – Neenah	Wisconsin
Menominee Acquisition Corporation	Michigan
Coastal Paper Company	Mississippi

Schedule 4.2(b)(i)

Restrictions on Capital Stock of Subsidiaries

1.	Financing Agreement. The Financing Agreement contains covenants restricting the sale of Subsidiaries.

2.	Indenture. The Indenture contains covenants restricting the sale of Subsidiary stock or assets.

3.	Pledge and Security Agreement, dated as of March 12, 2004, among CTH, Cellu LLC, each other Guarantor and CIT Group.

4.	General Security Agreement, dated as of March 12, 2004, among Interlake and CIT Group.

5.	Security Agreement, dated as of March 12, 2004, among CTH, the Subsidiary Guarantors and The Bank of New York, as trustee.

Schedule 4.2(b)(ii)

Capital Stock and Ownership interests of the Subsidiaries

Cross reference is hereby made to Schedule 4.2(b)

Schedule 4.2(d)

Capitalization; Subsidiaries

Cross reference is hereby made to Schedules 4.2(b) and 4.2(b)(i).

Schedule 4.3(b)(iii)

Authority; No Conflict; Required Filings and Consents

1.	Financing Agreement. Pursuant to the Financing Agreement, the transactions contemplated by this Agreement would result in an event of default and would require the payment of an early termination fee pursuant to the terms of the Financing Agreement.

2.

Indenture and 9 3/4% Senior Secured Notes (“9 3/4% Notes”). Pursuant to the Indenture, the transactions contemplated by this Agreement would trigger an optional redemption by the note holders in accordance with the terms of the Indenture.

3.	Manufacturing and Supply Agreement, dated February 1, 2003, between CTH and Georgia-Pacific Corporation, Consumer Products Division. The consent of Georgia- Pacific Corporation.

4.	Contract for Woodpulp, dated February 27, 2002, between Georgia-Pacific Corporation and Cellu LLC. The consent of Georgia-Pacific Corporation.

5.	“Dairy Queen” Supplier Agreement, dated December 4, 2002, between Cellu Tissue and American Dairy Queen Corporation. The consent of American Dairy Queen Corporation.

6.	Pursuant to the Stock Incentive Plan, the transactions contemplated by this Agreement would result in full vesting of all outstanding options.

7.	The transactions contemplated by this Agreement would result in full vesting of all options outstanding pursuant to the Non-Qualified Stock Option Agreements, dated December 16, 2004, between the Company and:

a.	Zaya Oshana

b.	D’Arcy Schnekenburger

c.	Kevin French

d.	John McGrath

e.	Steve Simeone

f.	Bob Sweitzer

g.	Bert DeCal

8.	The transactions contemplated by this Agreement would result in full vesting of all options outstanding pursuant to the Stock Option Agreement among the Company and Cameron Moyer dated January 11, 2006.

9.	The transactions contemplated by this Agreement would trigger the right of the warrant holders to exercise their warrants pursuant to the Series A Warrant Certificates[3] of

a.	Charterhouse Equity Partners III, L.P.

b.	Chef Nominees Limited

c.	AG Capital Funding Partners, L.P.

d.	Deutsche Bank AG, Canada Branch

e.	Deutsche Bank Trust Company Americas

f.	Merrill Lynch Prime Rate Portfolio

g.	Debt Strategies Fund, Inc.

h.	Bank of America, N.A.

i.	Dresdner Bank AG, New York and Grand Cayman Branches

j.	ARK II CLO 2001-1, Limited

k.	Fortis Capital Corp.

1.	Master Senior Floating Rate Trust

10.	The Company realizes certain tax benefits by having corporate offices in the state of Connecticut. If the offices are moved post-Closing, these benefits may change.

11.	The transactions contemplated by this Agreement would result in full vesting of any outstanding restricted stock granted pursuant to the Restricted Stock Agreements, dated March 27, 2006, between the Company and:

a.	Dianne Scheu; and

b.	Steven Ziessler

[3]	Subject to Warrant Surrender Agreements, dated March 4, 2004.

Schedule 4.3(c)

Authority; No Conflict; Required Filings and Consents

None.

Schedule 4.4(c)

Financial Statements; Absence of Undisclosed Liabilities

None.

Schedule 4.4(d)

Financial Reporting; Deficiencies; Fraud

None.

Schedule 4.5

Tax Matters

4.5(b)

The Company has filed an extension for its income Tax Returns for the year ended February 28, 2006.

4.5(c)

1.	Interlake’s 2001 and 2003 tax returns are currently being audited by Canadian taxing authorities.

2.	The State of Connecticut conducted a “desk” review of the Company’s 2002 Connecticut amended return and assessed the Company $72,000 for disqualified tax credits. The Company has paid the assessment.

4.5(d)

None.

4.5(e)

None.

4.5(f)

None.

4.5(g)

None.

4.5(h)

None.

4.5(i)

None.

4.5(j)

None.

Schedule 4.6

Absence of Certain Changes and Events

1.	CTH has a Consulting Agreement with U.S. Networking Solutions, Inc., dated April 1, 2005 and that expired March 31, 2006, but service is continuing under the terms of the expired agreement.

2.	In March 2006, the Company approved the Fiscal Year 2007 Capital Expenditures Budget.

3.	In May 2006, the Company intends to renew its insurance policies.

4.	The Company entered into a Restricted Stock Agreement among the Company and Dianne Scheu dated March 27, 2006.

5.	The Company entered into a Restricted Stock Agreement among the Company and Steven Ziessler dated March 27, 2006.

6.	The Company entered into a Retention Bonus Letter Agreement, dated March 27, 2006, with Russell Taylor.

7.	The Company entered into a Retention Bonus Letter Agreement, dated March 27, 2006, with Steven Ziessler.

8.	The Company entered into a Retention Bonus Letter Agreement, dated March 27, 2006, with Dianne Scheu.

9.	The Company entered into an Amended and Restated Pulp Purchase Agreement, dated April 1, 2006, with Fox River Fiber Co.

10.	The Company entered into a Verizon Wireless Major Account Agreement dated March 13, 2006 with Cellco Partnership.

11.	The Company entered into a Multifold Towel Agreement, dated April 10, 2006, with Cellynne Corporation.

12.	The Company entered into a Manufacturing and Supply Agreement, dated March 21, 2006, with Global Tissue Group.

13.	The Company entered into a Letter of Intent, dated April 21, 2006, with Nalco Company.

14.	Personal Property Lease Agreement, dated June 10, 1997, between Measurex Systems, Inc. and Menominee Paper Company, Inc., as renewed May 1, 2005. GE Commercial Finance is the current supplier under this lease, which expired, but service is continuing under the agreement’s terms on a month to month basis.

Schedule 4.7(a)

Real Property

A.	No. 40 Forbes Street, East Hartford, Connecticut

1. All those certain pieces or parcels of land, with the buildings and improvements thereon, situated in the Town of East Hartford, County of Hartford and State of Connecticut, known as No. 40 Forbes Street and also being shown on that certain survey entitled “Property Survey Prepared for Cellu Tissue Corporation # 40 Forbes Street Town of East Hartford, Hartford County State of Connecticut Scale l”=30’ Job No.: 531”, dated January 23, 1998 and revised January 29, 1998, February 19, 1998, March 2, 1998, August 28, 2002, and September 12, 2002, made by Hallisey, Pearson & Cassidy, Civil Engineers & Land Surveyors, 35 Cold Spring Road, Southway Executive Park, Unit #511, Rocky Hill, Connecticut, on file in the Town Clerk’s Office in the said Town of East Hartford, being more particularly bounded and described as follows:

FIRST PARCEL:

Beginning at an iron pin in the easterly street line of Forbes Street, said iron pin being the southwesterly corner of premises herein described and the northeasterly corner of land now or formerly of Daniel W. Remsen;

Thence running N 01° 40’ 14” W along the easterly street line of Forbes Street, a distance of Two Hundred and 00/100 (200.00’) feet to a point;

Thence running N 18° 40’ 14” W along the easterly street line of Forbes Street, a distance of One Hundred Two and 28/100 (102.28’) feet to a point in the center of the Hockanum River, said point being the northwesterly corner of the premises herein described;

Thence running in a generally easterly direction along the center of the Hockanum River and the southerly line of land now or formerly the Town of East Hartford, a distance of Five Hundred Seventy-One (571’ + -) feet, more or less, to a point in the westerly street line of Scotland Road, said point being the northeasterly corner of the premises herein described;

Thence running S 38° 34’ 45” E along the westerly street line of Scotland Road, a distance of Two Hundred Ten and 00/100 (210.00’) feet to an iron pin;

Thence running S 51° 25’ 16” W along the northerly street line of Scotland Road, a distance of Five and 00/100 (5.00’) feet to an iron pin;

Thence running southerly along the westerly street line of Scotland Road along a curve to the right having a radius of 500.00’ and a central angle of 28° 30’ 30”, an arc length of Two Hundred Forty-Eight and 78/100 (248.78’) feet to a point of curvature;

Thence running S 10° 04’ 14” E along the westerly street line of Scotland Road, a distance of Forty-Four and 88/100 (44.88’) feet to an iron pin, said iron pin being the southeasterly corner of the premises herein described and the northeasterly corner of land now or formerly of Allan O. Rhodes, et al;

Thence running S 80° 49’ 46” W along lands now or formerly of Allan O. Rhodes, et al, Richard Yncera, et al, Town of East Hartford (Oliva Court), and Edward Jenec, partly on each, in all a distance of Four Hundred Seventy and 15/100 (470.15’) feet to an iron pin;

Thence running N 53° 10’ 14” W along land now or formerly of Daniel W. Remsen, a distance of One Hundred and 00/100 (100.00’) feet to a spike;

Thence running S 81° 49’ 46” W along land now or formerly of Daniel W. Remson, a distance on One Hundred Forty and 00/100 (140.00’) feet to the iron pin at the point and place of beginning.

TOGETHER WITH certain water and dam rights and privileges contained in a deed from Francis Hanmer and Charles Forbes to Fernando R. Walker, dated March 1, 1864 and recorded in Volume 27, Page 123 of the East Hartford Land Records.

TOGETHER WITH rights, privileges and easements as more particularly set forth in an Easement from Joseph C. Botticello, Nicholas T. Oliva, Jr., and Richard W. McCarthy to Cellu Tissue Corporation dated December 14, 1999 and recorded in Volume 1871 at Page 336 of the East Hartford Land Records.

SECOND PARCEL:

Beginning at a point at the intersection of the easterly street line of Scotland Road with the southerly edge of Hockanum River;

Thence running northwesterly along the easterly street line of Scotland Road along a curve to the left having a radius of 565.00 feet and a central angle of 01° 40’ 59”, and an arc length of sixteen and 6/10 (16.6’ + -) feet, more or less;

Thence running N 38° 34’ 45” W along the easterly line of Scotland Road, a distance of One Hundred Seventy-One (171’ + -) feet, more or less, to a point in the center of the Hockanum River;

Thence running easterly and southeasterly along the center of the Hockanum River, a distance of Four Hundred Forty (440’ + -) feet, more or less, to a point in the center of the Hockanum River;

Thence running southwesterly a distance of Eighty (80’ + -) feet, more or less, to a point on the northeasterly ledge of the Hockanum River;

Thence running northwesterly and westerly along the edge of the Hockanum River, a distance of Three Hundred Twenty-Five (325’ + -) feet, more or less, to the point and place of beginning.

B.	144 First Street, Menominee, Michigan

Land in the City of Menominee, County of Menominee and State of Michigan, known as 144 First Street, Menominee, MI 45958, described as follows:

All that part of Government Lot 1, Section 11, Township 31 North – Range 27 West, bounded and described as follows:

Commencing at the Southwest Corner of Lot 12, Block 3 of Ludington and Carpenter’s First Addition to the City of Menominee and subdivision of parts of Blocks 8, 14 and 15, and run thence S 34° 25’ E along the Easterly Line of First Street, 150.00 feet to the point of beginning of the parcel of land hereinafter described:

Thence N 34° 25’ W, 47.79 feet along the Easterly side of First Street; thence Easterly along the arc of a curve to the right, whose radius is 612.27 feet and whose chord bears S 79° 47’ 54” E, 68.04 feet, thence N 55° 35’ E, 71.20 feet; thence Northeasterly, 61.78 feet along an arc of a 206.68 foot radius curve to the left, whose chord bears N 72° 56’ 36” E, 61.55 feet; thence N 10° 37’ 43” E, 55.46 feet; thence N 45° 28’ 48” W, 74.73 feet; thence N 79° 22’ 17” W, 68.96 feet; thence Southwesterly, 25.01 feet along the arc of a 318.69 foot radius curve to the left, whose chord bears South 61° 15’ 52”, 25.00 feet; thence S 59° 01’ W, 12.96 feet; thence S 10° 37’ 43” W, 30.75 feet; thence S 59° 01’ W, 95.05 feet; thence N 34° 25’ W, along the Easterly Line of First Street, 66.12 feet; thence N 59° 01’ E, 132.38 feet; thence Northeasterly along the arc of a curve to the right, whose radius is 361.69 feet and whose chord bears N 60° 57’ E, 24.40 feet; thence N 38° 10’ E along the Southeasterly Line of the 25 foot wide strip of land owned by the City of Marinette, 309.70 feet to the Shores of Green Bay, thence S 68° 25’ 37” E along the shores of Green Bay, 192.37 feet; thence S 59° 19’ 25” E along the shores of Green Bay, 131.25 feet; thence S 44° 29’ 10” E, along the Shores of Green Bay, 76.17 feet; thence S 55° 35’ W, 172.6 feet; thence N 55° 00’ W, 80.10 feet; thence S 55° 35’ W, 79.16 feet; thence S 55° 00’ E, 80.10 feet; thence N 55° 35’ E, 28.44 feet; thence S 38° 00’ E, 49.37 feet along the 100 foot offset line of the Original Government Meander line; thence Northeasterly 110.91 feet along the arc of a 140.19 foot radius curve to the left, whose chord bears N 78° 14’ 52”, 108.04 feet; thence Southeasterly 75.32 feet along the arc of a 53.99 foot radius curve to the right, whose chord bears S 84° 27’ 05” E, 69.36 feet; thence S 44° 29’ 10” E, 381.48 feet; thence S 47° 30’ 39” E, 196.32 feet; thence S 53° 49’ 46” E, 494.90 feet; thence S 41°37’ 37” W, 140.00 feet; thence S 43° 20’ E 188.45 feet; thence S 34° 50’ E, 55.31 feet to Point “A” thence continue S 34° 50’ E 100.00 feet; thence S 25° 10’ E, 80.00 feet to Point “B” on the Shores of the Menominee River; thence N 85° 53’ W, along said shore, 125.75 feet; thence S 86° 58’ W, 103.32 feet; thence S 67° 32’ W 200.72 feet along said shore; thence S 78° 41’ W, 100.60 feet along said shore; thence S 85° 21’ W, 102.61 feet along said shore; thence N 54° 15’ W, 515.32 feet, along said shore, along wood and steel sheet piling; thence N 73° 56’ 30” W, 604.92 feet along the shores of the Menominee River, along a concrete sea wall, steel sheet piling and the partially unprotected shoreline; thence N 09° 10’ E, 30.44 feet along the Easterly Line of First Street; thence N 80° 50’ W, 26.50 feet along a jog in said line; thence N 09° 10’ E, 240.00 feet along the Easterly Line of First Street; thence S 80° 50’ E, 1.50 feet along a jog in said street; thence N 09° 10’ E, 344.50 feet, along the Easterly Line of First Street; thence N 34° 25’ W, 18.40 feet (recorded as 21.29 feet) along said Easterly Line to the point of beginning.

ALSO

Commencing at the above-referenced point “A” and running thence S 69° 38’ 40” E, 177.35 feet to the Shores of the Menominee River; thence Southwesterly along said shore to the above-referenced point “B” thence N 25°10’W 80.00 feet; thence N 35°50’W, 100.00 feet to Point “A” which is the point of beginning, being the same parcel as described in Liber 258 of deeds pages 206-07.

ALSO

Including the North 30.00 feet of the South 39.70 feet, all of Lot 11 of Block 3, Ludington and Carpenter’s First Addition to the City of Menominee, Michigan.

TOGETHER WITH

All that part of Government Lots 1 and 2 of Section 11, Township 31 North – Range 27 West, City of Menominee, Menominee County, Michigan, as described in Liber 309 of Deeds on page 541 of the Menominee County Records, and being more particularly described as follows:

Commencing at a point where the Westerly boundary line of First Street intersects the Southern boundary line of the right of way of the Chicago and Northwestern Railway Company as presently constructed and occupied; thence running S 34°58’ E along the Westerly line of First Street 89.25 feet; thence running S11°15’ W along the West boundary of First Street extended in a direct line to the center of the Menominee River; thence running N 78°45’ W, 186.00 feet; thence running N 11°15’E to the Southerly line of the right of way of the Chicago and Northwestern Railway Company; thence running N 86°45’ E along said right of way to the place of beginning.

C.	1321 South Magnolia Drive, Wiggins, Mississippi

1. Blocks Six (6) and Seven (7), VASEN SUBDIVISION NO. 5, a subdivision according to the official map or plat thereof on file and of record in the office of the Chancery Clerk of Stone County, Mississippi, in Plat Book 2 at Page 16 thereof, reference to which is hereby made in aid of and as a part of this description.

Also described as a parcel of land located in the Southwest Quarter of the Southwest Quarter (SW 1/4 of the SW 1/4) and the Northwest Quarter of the Southwest Quarter (NW 1/4 of the SW 1/4) of Section 30, Township 2 South, Range 11 West, Stone County, Mississippi, said property located between new Highway 49 (1961) and the railroad, and being more particularly described as follows:

Commencing at the Southwest corner of aforesaid Section 30, thence run North 89 degrees 36 minutes 45 seconds East for 283.00 feet to the East right-of-way line of Old U.S. Highway 49 (year 1987), also known as Magnolia Drive for a POINT OF BEGINNING; thence run with said right-of-way line North 04 degrees 28 minutes 39 seconds West for 1,327.22 feet to the North line of said SW 1/4 of SW 1/4; thence run North 89 degrees 31 minutes 24 seconds East for 412.01 feet to the center of an abandoned railroad; thence run North 27 degrees 06 minutes 26 seconds East for 632.12 feet to the West right-of-way line of the Mid South (formerly Illinois Central) (formerly Gulf & Ship Island) Railroad; thence run South 13 degrees 04 minutes 12 seconds East 1,932.38 feet along said railroad right-of-way to the South line of said Section 30; thence run South 89 degrees 36 minutes 45 seconds West 1,033.43 feet along the South line of said Section 30 to the Point of Beginning. Said parcel containing 1,351,133 s.f. or 31.02 acres, more or less.

TOGETHER WITH an Easement for water discharge as set out in instrument recorded in Deed Book 59 at Page 38 thereof and described as a drainage easement over and across the following land: the Northwest Quarter (NW 1/4) of Section 31, Township 2 South, Range 11 West, Stone County, Mississippi; and

TOGETHER WITH an Easement for water discharge set out in instrument recorded in Deed Book 59 at Page 468 thereof and described as a drainage easement over and across the Northeast Quarter of the Southwest Quarter (NE 1/4 of SW 1/4) of Section 31, Township 2 South, Range 11 West, Stone County, Mississippi, and being more particularly described as follows: Commence at a point on the North boundary of said NE 1/4 which point is approximately 600 feet West of the Northeast (NE) corner; thence follow the meanders of the drainage way to a point on the South boundary which point is approximately 300 feet West of the Southeast (SE) corner.

Being the same property conveyed to James River Paper Company, Inc., a Virginia corporation by duly authorized deed from Dunn Paper Company, a Michigan corporation, dated May 18, 1987, and filed for record May 19, 1987, at 11:36 a.m., and recorded in Land Deed Book 93 at Pages 247-250; and by duly authorized deed from Dunn Paper Company, a Michigan corporation, dated May 18, 1987, filed for record May 19, 1987 at 11:36 a.m., and recorded in Land Deed Book 93 at Pages 251-253 thereof, in the office of the Chancery Clerk of Stone County, Mississippi.

D.	4921 Route 58 North, Gouverneur, New York

PARCEL I

ALL THAT PARCEL OF LAND located in the Hamlet of Natural Dam, Town of Gouverneur, County of St. Lawrence and State of New York, bounded and described as follows:

BEGINNING at a point in the centerline of Main Street at its intersection with the centerline of Bolton Street, and at the northeast corner of a parcel of land conveyed from Clinton H. Fisk to Rushmore Paper Mills Inc. by deed dated November 8, 1965, and recorded in the St. Lawrence County Clerk’s Office in Liber 763 of Deeds at page 533, and runs thence from the point of beginning, S 03° 06’ E, along the centerline of said Main Street, 91.70 feet to its intersection with the north line of a parcel of land conveyed from Edmond E. Simmons and Vera E. Simmons to Rushmore Paper Mills Inc. by deed dated November 6,1967, and recorded in Liber 796 of Deeds at page 120;

THENCE N 81° 51’ E, along the north line thereof, 367.91 feet to the northeast corner thereof;

THENCE S 02° 14’ E, along the east line thereof, 173.0 feet to the southeast corner of said parcel;

THENCE S 88° 15’ W, along the south line of said parcel, 363.96 feet to a point in the centerline of the aforementioned Main Street;

THENCE S 03° 06’ E, along said centerline, 132.03 feet to its intersection with the north line of the first parcel in a deed from Isabell V. White to Rushmore Paper Mills Inc. dated May 18, 1942, and recorded in Liber 337 of Deeds at page 352;

THENCE N 88° 15’ E, along said north line, 361.96 feet to an iron pipe at the northeast corner thereof;

THENCE S 02° 14’ E, along the east line thereof, to and along the east line of the second parcel in said deed (Liber 337, Page 352), to and along the east line of a parcel of land conveyed from Ernest H. Griebach and Rena C. Griebach to Rushmore Paper Mills Inc. dated August 25, 1967, and recorded in Liber 792 of Deeds as page 498, 263.80 feet to the southeast corner of said last mentioned parcel;

THENCE S 88° 15’ W, along the south line thereof, 358.01 feet to a point in the centerline of the aforementioned Main Street;

THENCE S 03° 06’ E, along said centerline, 27.67 feet to an angle;

THENCE S 03° 57’ E, continuing along said centerline, 399.79 feet to its intersection with the north line of the first parcel in a deed from Samuel Child, et al, to Rushmore Paper Mills Inc. dated June 1, 1935 and recorded in Liber 292 of Deeds at page 302;

THENCE N 87° 56’ E, along the north line thereof, 270.60 feet to a corner;

THENCE S 09° 11’ W, along the east line of said first parcel, 162.36 feet to a point in the north line of the fourth parcel in the aforementioned deed from Child to Rushmore Paper Mills, Inc. (Liber 292, Page 302);

THENCE N 87° 56’ E, along said north line, 50.75 feet to the northeast corner thereof;

THENCE S 07° 41’ W, along the east line of said fourth parcel, 174.66 feet to a point in the centerline of Main Street;

THENCE S 72° 23’ E, along said centerline, 62.17 feet to a point;

THENCE S 16° 31’ W, 103.37 feet to a corner; thence S 60° 41’ E, 95.70 feet to a corner;

THENCE N 17° 34’ E, 122.76 feet to a point in the centerline of the aforementioned Main Street;

THENCE S 72° 23’ E, along said centerline, 425.73 feet to its intersection with the west line of a parcel of land conveyed from Harriet Easton Thomason to Rushmore Paper Mills Inc. dated February 16, 1946 and recorded in Liber 368 of Deeds at page 20;

THENCE S 72°23’ E, along said centerline to its intersection with the east line of said lands conveyed from Thomason to Rushmore Paper Mills Inc. (Liber 368 of Deeds at page 20);

THENCE S 72° 23’ E, along said centerline, 143.27 feet to its intersection with the east line of the first parcel in the aforementioned lands conveyed from Child to Rushmore Paper Mills Inc. (Liber 292 of Deeds at page 302);

THENCE along the east and northeast bounds of said first parcel, S 17° 07’ W, 348.16 feet; thence S 72° 53’ E, 206.58 feet to a point in the centerline of Dean Street;

THENCE along said centerline S 17° 07’ W, 214.50 feet to a corner;

THENCE S 72° 53’ E, 205.92 feet to a corner;

THENCE S 04° 35’ W, 145.20 feet to a corner;

THENCE N 75° 14’ E, 210.60 feet to a corner;

THENCE N 39° 00’ E, 257.93 feet to a corner;

THENCE S 55° 40’ E, 199.18 feet to a tree on the north bank of the Oswegatchie River;

THENCE continuing on the same bearing (S 55° 40’ E), 80.0 feet to a point in said Oswegatchie River;

THENCE S 24° 51’ W, 188.25 feet to a corner;

THENCE S 27° 21’ E, 132.0 feet to a tree on the south bank of said Oswegatchie River;

THENCE continuing on the same bearing (S 27° 21’ E), 227.04 feet to a fence post at a corner;

THENCE S 74° 08’ W, 452.36 feet to a fence post at a corner;

THENCE S 25° 44’ E, 573.81 feet to a point in the centerline of Johnstown Road, so-called;

THENCE S 79° 58’ W, along said centerline, 188.93 feet to a point; thence S 28° 01’ E, 1,626.78 feet to an iron pipe;

THENCE S 42° 32’ E, 1,464.54 feet to an iron pipe; thence S 27° 32’ E, 911.24 feet to an iron pipe in the northwest margin of the Penn Central right of way;

THENCE S 48° 18’ W, along said margin, 343.20 feet to an iron pipe;

THENCE N 13° 13’ E, 301.83 feet to an iron pipe; thence N 02° 32’ W, 165.66 feet to an iron pipe;

THENCE N 27° 32’ W, 610.50 feet to an iron pipe; thence N 42° 32’ W, 1,464.54 feet to an iron pipe;

THENCE N 28° 01’ W, 47.54 feet to an iron pipe; thence N 57° 21’ E, 33.63 feet to an iron pipe;

THENCE N 27° 56’ W, 1591.55 feet to a point in the centerline of the aforementioned Johnstown Road;

THENCE S 79° 58’ W, along said centerline, 49.75 feet to a corner,

THENCE N 15° 30’ W, 182.57 feet to an iron pipe;

THENCE S 76° 55’ W, 149.04 feet to a corner;

THENCE N 19° 28’ W, 511.10 feet to a fence post on the south bank of the Oswegatchie River;

THENCE continuing on the same bearing (N 19° 28’ W), 40.0 feet to a point in the centerline of said Oswegatchie River;

THENCE southwesterly and northwesterly along said centerline as it winds and turns, to a point that is N 51° 00’ W, 1,981.20 feet from the last described point;

THENCE S 28° 53’ W, 132.00 feet to a point and corner;

THENCE N 32° 16’ W, 264.00 feet to a tree at an angle;

THENCE N 37° 12’ W, 534.60 feet to a tree at a fence corner;

THENCE N 67° 59’ W, 349.8 feet to a point in the shoreline of the Oswegatchie River;

THENCE N 20° 56’ W, crossing said Oswegatchie River 690.0 feet to a point;

THENCE N 82° 04’ E, 576.85 feet to a point;

THENCE N 11° 28’ E, along the west line of the first mentioned parcel conveyed from Fisk to Rushmore Paper Mills, Inc. (Liber 763, page 533), 386.95 feet to a point in the centerline of Bolton Street; thence S 78° 00’ E, along said centerline, 767.56 feet to the place of beginning.

EXCEPTING:

A 0.6 acre parcel excepted in the deed from Gladys Borbridge to Rushmore Paper Mills Inc. dated December 12, 1946 and recorded in Liber 389 of Deeds at page 30, a parcel of land conveyed from Glade Bean to Madeline L. Link by deed dated May 15, 1941, and recorded in Liber 329 of Deeds at page 253, and a parcel of land conveyed to Charles Gates by deed dated April 30, 1943 and recorded in Liber 344 of Deeds at page 294.

ALL THAT TRACT OR PARCEL OF LAND, located in the Town of Gouverneur, County of St. Lawrence and State of New York, bounded and described as follows:

Beginning at a point in the centerline of Dean Street at the southeast corner of lands conveyed by Herbert E. Stowell and Madelyn V. Stowell to Lester N. Simmons and Bonnie M. Simmons by deed dated June 24, 1974, and recorded in the St. Lawrence County Clerk’s Office in Liber 894 of Deeds at Page 178, said point being S 72 degrees 36 minutes 20 seconds E, 24.75 feet from an iron pipe set, and runs thence from the point of beginning along the centerline of Dean Street and the southwesterly extension thereof, S 17 degrees 23 minutes 40 seconds W, 211.20 feet to an iron pipe set at the southwest corner of lands conveyed by Sheila R. Besaw to Mark R. Farrell and Laura J. Farrell by deed dated May 6, 1992, and recorded in Liber 1058 of Deeds at Page 1127; thence N 72 degrees 36 minutes 20 seconds W, 206.25 feet to an iron pipe set; thence N 17 degrees 23 minutes 40 seconds E, 211.20 feet to an iron pipe set at the southwest corner of the aforementioned lands conveyed to Simmons; thence along the south line of said lands and passing through the first mentioned iron pipe, S 72 degrees 36 minutes 20 seconds E, 206.25 feet to the place of beginning.

ALL THAT TRACT OR PARCEL OF LAND, located in the Town of Gouverneur, County of St. Lawrence and State of New York, bounded and described as follows:

Beginning at an iron pipe set at the southwest corner of lands conveyed by Sheila R. Besaw to Mark R. Farrell and Laura J. Farrell by deed dated May 6, 1992, and recorded in the St. Lawrence County Clerk’s Office in Liber 1058 of Deeds at Page 1127, said iron pipe being N 72 degrees 36 minutes 20 seconds W, 16.5 feet from an existing iron pin, and runs thence from the point of beginning along the south line of said lands conveyed to Farrell and passing through said iron pin, S 72 degrees 36 minutes 20 seconds E, 206.25 feet to an iron pipe set at the southeast corner of said lands conveyed to Farrell, said iron pipe being in a corner in the west line of lands conveyed by Lok King Kong to John F. Liese and Margaret Liese by deed dated October 20, 1994, and recorded in Liber 1084 at Page 498; thence along the west line of said lands conveyed to Liese, S 05 degrees 23 minutes 40 seconds W, 143.88 feet to an iron pipe set at the most southerly corner thereof; thence N 72 degrees 36 minutes 20 seconds W, 236.16 feet to an iron pipe set; thence 17 degrees 23 minutes 40 seconds E, 140.74 to the place of beginning.

ALL THAT PARCEL OF LAND, located in the Town of Gouverneur, County of St. Lawrence and State of New York, bounded and described as follows:

BEGINNING at a point in the centerline of Johnstown Road (County Route 12), where the same is intersected by the southwest line of lands conveyed to Betty Hitchman (Liber 968 of Deeds at page 811), said point being S 25 degrees 41 minutes 45 seconds E, 34.22 feet from an iron pipe set, and runs thence from the point of beginning along the centerline of Johnstown Road, S 79 degrees 38 minutes W, 136.13 feet to a point, said point being S 27 degrees 57 minutes 30 seconds E, 34.62 feet from an iron pipe set; thence N 27 degrees 57 minutes 30 seconds W, passing through said iron pipe, 292.43 feet to a point; thence on a curve to the right with a radius of 4,153.43 feet, an arc length of 268.57 feet to a iron pipe set that is N 26 degrees 06 minutes 15 seconds W, 268.53 feet from the last mentioned point; thence N 74 degrees 11 minutes 30 seconds E, 146.92 feet to a wood post at a fence corner at the northwest corner of the aforementioned lands conveyed to Hitchman; thence S 25 degrees 41 minutes 45 seconds E, along the southwest line of lands conveyed to Hitchman; and passing through the first mentioned iron pipe, 571.48 feet to the place of beginning.

ALL THAT TRACT OF LAND, located in the Town of Gouverneur, County of St. Lawrence and State of New York, bounded and described as follows:

BEGINNING at a point in the centerline of Johnstown Road (County Route 12), where the same is intersected by the northeast line of lands conveyed by Gertrude Leeson to Marvin B. Matthews and Janice E. Matthews by deed dated July 1, 1967, and recorded in the St. Lawrence County Clerk’s Office in Liber 792 of Deeds at Page 84, said point being S 21 degrees 21 minutes E, 33.67 feet from an iron pipe set, and runs thence from the point of beginning along the northeast line of lands conveyed by Matthews and passing through said iron pipe, N 21 degrees 21 minutes W, 120.78 feet to an iron pipe set at the northeast corner of said lands conveyed to Matthews, said iron pipe being at the southeast corner of lands conveyed by Dorothy Phelps to Larry Lashbrooks by deed dated November 17, 1986, and recorded in Liber 1003 of Deeds at Page 1125; thence N 76 degrees 22 minutes E, 42.52 feet to an iron pipe set; thence S 27 degrees 57 minutes 30 seconds E, parallel with and 15 feet southwest of the centerline of the railroad tracks, 127.38 feet to a point in the centerline of Johnstown Road, said point being S 27 degrees 57 minutes 30 seconds E, 34.70 feet from an iron pipe set; thence along the centerline of Johnstown Road, S 80 degrees 03 minutes 30 seconds W, 57.94 feet to the place of beginning.

FURTHER EXCEPTING ALL THAT PARCEL OF LAND, located in the Town of Gouverneur, County of St. Lawrence and State of New York, bounded and described as follows:

BEGINNING at an iron pipe set at the southeast corner of lands conveyed by Dorothy Phelps to Larry Lashbrooks by deed dated November 17, 1986, and recorded in the St. Lawrence County Clerk’s Office in Liber 1003 of Deeds at page 1125; said iron pipe also being at the northeast corner of lands conveyed by Gertrude Leeson to Marvin B. Matthews and Janice E. Matthews by deed dated July 1, 1967, and recorded in the St. Lawrence County Clerk’s Office in Liber 792 of Deeds at page 84, said iron pipe further being N 21 degrees 21 minutes W, 120.78 feet measured along the northeast line of lands conveyed to Matthews from a point at its intersection with the centerline of Johnstown Road (County Route 12), and runs thence from the point of beginning along the northeast line of lands conveyed to Lashbrooks, N 15 degrees 24 minutes 15 seconds W, 66.00 feet to an iron pipe set at the northeast corner thereof; thence along the northwest line of lands conveyed to Lashbrooks, S 76 degrees 22 minutes W, 155.10 feet to an iron pipe set at the northwest corner thereof, said iron pipe being the northeast line of lands conveyed to Ralph Cunningham (Liber 1098 of Deeds at page 998); thence along the northeast line of lands conveyed to Cunningham, N 15 degrees 24 minutes 15 seconds W, 10.69 feet to an iron pipe set; thence N 62 degrees 02 minutes 30 seconds E, 174.81 feet to an iron pipe set; thence S 27 degrees 57 minutes 30 seconds E, parallel with and 15 feet southwest of the centerline of the railroad tracks, 123.74 feet to an iron pipe set; thence S 76 degrees 22 minutes W, 42.52 feet to the place of beginning.

PARCEL II

ALL THAT TRACT OR PARCEL OF LAND located in the Town of Gouverneur, County of St. Lawrence and State of New York, known as 4921 Route 58 North, Gouverneur, NY 13642, bounded and described as follows:

BEGINNING at a stake in the northerly margin of Johnstown Road, leading from Gouverneur to Oxbow, said stake also being in the southwest line of lands conveyed from James E. Hockey and Anna Hockey to John Warner and May C. Warner by deed dated February 3, 1949, and recorded in the St. Lawrence County Clerk’s Office in Liber 434 of deeds at page 544; and runs thence from the point of beginning, along the margin of Johnstown Road, S 82° 29’ W, 26.34 feet to an iron pipe; thence N 26° 01’ W, 633.78 feet to an iron pipe set in a southeast line of Warner; thence S 65° 37’ W, along a southeast line of Warner 649.13 feet to a stone wall intersection; thence N 27° 59’ W, along a southwest line of Warner, 2,970.1 feet to a 22 inch maple tree on the bank of the Oswegatchie River; thence continuing on the same bearing (N 27° 59’ W) about 140 feet to the centerline of said river; thence easterly along the centerline of the river as it winds and turns to a point, N 20° 56’ W, about 100 feet from a point on the bank of the river; thence S 20° 56’ E about 100 feet to said point, it being N 88° 28’ E, 2,439.1 feet from the last described 22” maple tree; thence S 67° 59’ E, along the southwest line of Rushmore Paper Mills Inc. 349.8 feet to a tree at a fence corner; thence S 37° 12’ E, continuing along the southwest line of Rushmore Paper Mills Inc. 534.60 feet to a point near the shore of the Oswegatchie River; thence S 32° 16’ E, continuing along the southwest line of the Rushmore Paper Mills Inc. 264.0 feet to a point near the shore; thence N 28° 53’ E, 132 feet to the centerline of the Oswegatchie River; thence southeasterly along the centerline as it winds and turns to a point N 64° 09’ E, about 103 feet from a post on the bank; thence S 64° 09’ W, about 103 feet to said post, it being S 58° 44’

E, 1,117.8 feet from the last described point on the shore; thence S 64° 09’ W, along a southeast line of Warner, aforesaid, 1,744.7 feet to a stake; thence S 64° 31’ W, 645.19 feet to a stake; thence, S 26° 01’ E, 650.38 feet to a stake on aforementioned margin of Johnstown Road; thence S 82° 29’ W, along said margin 26.34 feet to the place of beginning.

EXCEPTING FROM PARCEL 2 THE FOLLOWING:

A 2 acre parcel described in a deed from Curt Empie to Richard A. Byrns and Chrisoula S. Byrns by deed dated August 3, 1994 and recorded in the St. Lawrence County Clerk’s Office in Liber 1081 at page 34. Said 2 acre parcel formerly conveyed by Esther M. Thrall, et al, to Theodore W. Bayard by deed dated December 29, 1884 and recorded in the St. Lawrence County Clerk’s Office in Liber 122A of Deeds at page 68.

PARCEL III

ALL THAT TRACT OR PARCEL OF LAND situate in the Village and Town of Gouverneur, County of St. Lawrence and State of New York, bounded and described as follows:

BEGINNING at a found piece of sawed marble buried in the ground in the south bounds of Prospect St. at the northwest corner of Lot No. 22 of the Bernard G. Parker’s Prospect Hill Addition to Gouverneur Village, and runs thence, 1) along the south bounds of Prospect St. N 54 degrees 31 minutes 45 seconds E, 55.13 feet to an iron pipe set at the northeast corner of Lot No. 22; 2) THENCE along the east line of said Lot S 35 degrees 28 minutes 15 seconds E, 125.00 feet to an iron pipe set; 3) THENCE N 54 degrees 31 minutes 45 seconds E, 50.09 feet to an iron pipe set; 4) THENCE S 35 degrees 28 minutes 15 seconds E, 25.00 feet to an iron pipe set at the southwest corner of Lot. No. 20 of said Prospect Hill Addition; 5) THENCE N 54 degrees 31 minutes 45 seconds E, 60.08 feet to an iron pipe set at the southeast corner of Lot No. 20; 6) THENCE N 35 degrees 28 minutes 15 seconds W along the line between Lots 20 and 19, 25.00 feet to an iron pipe set; 7) THENCE N 54 degrees 31 minutes 45 seconds E, 49.73 feet to an iron pipe set in the line between Lots 19 and 18; 8) THENCE along said line S 35 degrees 28 minutes 15 seconds E, 25.00 feet to an iron pipe set at the southwest corner of Lot 18; 9) THENCE N 54 degrees 31 minutes 45 seconds E, 114.79 feet to an iron pipe set at the southeast corner of Lot 17; 10) THENCE along the line between Lots 17 and 16, N 35 degrees 28 minutes 15 seconds W, 25.00 feet to an iron pipe set; 11) THENCE N 54 degrees 31 minutes 45 seconds E, 49.96 feet to an iron pipe set in the line between Lots 16 and 15; 12) THENCE S 35 degrees 28 minutes 15 seconds E, 25.00 to an iron pipe set at the southwest corner of Lot 15; 13) THENCE along the rear of Lots 15,14, 13, 12, and 11 N 54 degrees 31 minutes 45 seconds E, 273.73 feet to a found iron pipe; 14) THENCE S 35 degrees 28 minutes 15 seconds E, 198.00 feet to an iron pipe set in the north bounds of the Conrail Railroad lands; 15) THENCE along said railroad north bounds S 54 degrees 31 minutes 45 seconds W, 856.79 feet to an iron pipe set; 16) THENCE N 25 degrees 28 minutes 15 seconds W, 201.05 feet to an iron pipe set at the southwest corner of Lot No. 25; 17) THENCE along the rear of Lots 25 and 24 N 54 degrees 31 minutes 45 seconds E, 118.36 to an iron pipe set at the southeast corner of Lot No. 24; 18) THENCE N 35 degrees 28 minutes 15 seconds W along the line between Lot 24 and 23, 25.00 feet to an iron pipe set; 19) THENCE N 54 degrees 31 minutes 45 seconds E, 50.00 feet to an iron pipe set in the line between Lots 23 and 22; 20) THENCE along said line N 35 degrees 28 minutes 15 seconds W, 125.00 feet to the point and place of beginning.

TOGETHER WITH THE FOLLOWING:

All of the Cellu Tissue Corporation - Natural Dam’s right, title and interest, if any, in and to the following:

(i) a parcel of land on the north side of the centerline of Bolton Street, described as Parcel 2 in deed from Samuel Child et al to Rushmore Paper Mills Inc. dated June 1,1935, and recorded in Liber 292 of Deeds at page 303, and

(ii) a parcel of land adjoining a portion of the northern boundary of Parcel I described above, identified as “By Deed Description” on Plant Site Plat, being a portion of the property conveyed by deed from Samuel Child et al to Rushmore Paper Mills Inc. dated June 1, 1935, recorded in Liber 292 of Deeds at page 303.

Being the same fee parcels conveyed to Cellu Tissue Corporation-Natural Dam by deed from the Fonda Group, Inc. dated March 24, 1998 and recorded April 29, 1998 in the St. Lawrence County Clerk’s office as Instrument No. 1998-00000298.

E.	249 North Lake Street, Neenah, Wisconsin

Parcel 1: Lot One (1), of Certified Survey Map No. 3549, filed in the office of the Register of Deeds for Winnebago County, Wisconsin in Volume 1 of Certified Survey Maps on Page 3549, as Document No. 951012, being part of Government Lot 1 and part of Government Lot 2 of Section Twenty-one (21), Township Twenty (20) North, Range Seventeen (17) East, Town of Menasha, Winnebago County, Wisconsin.

AND

Lot One (1), of Certified Survey Map No. 3548, filed in the office of the Register of Deeds for Winnebago County, Wisconsin in Volume 1 of Certified Survey Maps on Page 3548, as Document No. 951011.

Parcel 2: Lot 1 of Certified Survey Map No. 3859, filed in the office of the Register of Deeds for Winnebago County, Wisconsin in Volume 1 of Certified Survey Maps on Page 3859 as Document No. 989728; being all of Lots 1 and 2 of Certified Survey Map 3547 recorded as Document No. 951010, being part of Government Lot 2 of Section 21, Township 20 North, Range 17 East, Town of Menasha, Winnebago County, Wisconsin.

Parcels I & II being the same property described in that certain survey prepared by Martensen Eisele Incorporated, dated August 22, 2002, last revised September 30, 2002, Job. No. 206-0141, being more particularly described as follows:

PARCEL I

All of Lot I of Certified Survey Map 3548 and all of Lot 1 of Certified Survey Map 3549 all located in Section 21, Township 20 North, Range 17 East, Town of Menasha, Winnebago County, Wisconsin, also described as follows:

Beginning at the Southwest corner of Lot 1 of said Certified Survey Map 3548; Thence along the east right-of-way of North Lake Street, North 05 degrees 47 minutes 27 seconds East, 44.62 feet;

Thence continuing along the east right-of-way line of North Lake Street, North 11 degrees 09 minutes 42 seconds West, 756.28 feet; the following seven (7) calls are along the north line of Lot 1 of said Certified Survey Map 3549, thence North 69 degrees 18 minutes 37 seconds East, 63.78 feet;

thence North 61 degrees 40 minutes 37 seconds East, 69.09 feet;

thence North 55 degrees 43 minutes 52 seconds East, 133.88 feet;

thence North 76 degrees 30 minutes 39 seconds East, 55.01 feet;

thence North 79 degrees 17 minutes 24 seconds East, 320.38;

thence South 32 degrees 01 minutes 25 seconds East, 112.08 feet;

thence north 86 degrees 00 minutes, 00 seconds East, 189.33 feet to a meander corner that is South 86 degrees 00 minutes 00 seconds West, 12 feet more or less from the water edge of Little Lake Butte Des Morts;

thence continuing from said meander corner along a meander line, South 08 degrees 02 minutes 48 seconds West, 25.81 feet;

thence continuing along said meander line, South 13 degrees 51 minutes 07 seconds West, 365.00 feet;

thence continuing along said meander line, South 25 degrees 25 minutes 36 seconds West 268.58 feet;

thence continuing along said meander line, South 55 degrees 28 minutes 51 seconds West, 304.87 feet;

thence continuing along said meander line, South 39 degrees 01 minutes 52 seconds West, 144.06 feet to a meander corner that is South 89 degrees 50 minutes 23 seconds West, 79 feet more or less from the water edge of Little Lake Butte Des Morts;

thence continuing from said meander along the south line of Lot 1 of said Certified Survey Map 3548, South 89 degrees 50 minutes 23 seconds West, 157.59 feet to the point of beginning, containing 13 acres more or less including all lands lying between the meander line of the waters edge of Little Lake Butte Des Morts.

Subject to all easements and restrictions of record.

PARCEL II

All of Lot 1 of Certified Survey Map 3859 being part of Government Lot 2 of Section 21, Township 20 North, Range 17 East, Town of Menasha, Winnebago County, Wisconsin also described as follows:

Commencing at the Northwest corner of said Section 21;

Thence along the west line of the Northwest  1/4 of said Section 21, South 00 degrees 11 minutes 48 seconds West, 1324.47 feet;

Thence along the north line of said Government Lot 2, North 89 degrees 55 minutes 15 seconds East, 1719.22 feet;

Thence along the east right-of-way line of the Wisconsin Central Railroad, South 29 degrees 13 minutes 14 seconds East, 28.63 feet to the point of beginning;

Thence along the south right-of-way line of Chapman Avenue, North 89 degrees 55 minutes 15 seconds East, 595.80 feet;

Thence along the west right-of-way line of North Lake Street, South 11 degrees 09 minutes 42 seconds East, 1146.25 feet;

Thence, South 89 degrees 51 minutes 48 seconds West, 188.86 feet;

Thence along the east right-of-way line of the Wisconsin Central Railroad, North 29 degrees 13 minutes 14 seconds West, 1288.11 feet;

To the point of beginning, containing 10.133 acres.

Subject to all easements and restrictions of record.

F.	45 Merritt Street, St. Catherines, Ontario, Canada

Land in St. Catharines, Ontario described as follows:

Part of Lot 898, Corporation Plan No. 6

Designated as Parts 1-13 both inclusive

Plan 30R - 8764

City of St. Catharines

Regional Municipality of Niagara

PIN# 46345-0026 (R)

Description of Written or Oral Subleases/Licenses/Concessions/Occupancy Agreements/Contractual Obligations in connection with Real Property

A.	Michigan

1.	Waste Water Treatment Agreement between the City of Menominee and Menominee Paper Company, dated December 10, 1987, as amended by an Amendment to Waste Water Treatment Agreement, dated April 15, 1988 between the City of Menominee and Menominee Paper Company (as ratified by that certain Modification to Ratification of Lease and Ground Lease referenced in item 2 below).

2.	Ratification of Lease and Ground Lease by and between the City of Menominee and Menominee Paper Company, Inc., dated July 16, 1991, and recorded July 19,1991, in Liber 303 at Page 426, as modified by a Modification to Ratification of Lease and Ground Lease by and between City of Menominee and Menominee Paper Company, Inc., dated March 24, 1998 and recorded April 1,1998, in Liber 369 at Page 52.

B. Wiggins, Mississippi

1.	Lease Agreement by and between Coastal Paper Company, Inc. and George County Hospital, dated April 22, 2005; leased premises located at 200 Coastal Paper Avenue, Wiggins, Mississippi 39577.

Schedule 4.7(b)

Description of Leases

A.	333 East River Drive, Suite 304, East Hartford, Connecticut 06108

1.	Office Lease by and between Commerce Center One Limited Partnership, as landlord, and Cellu Tissue LLC (successor-in-interest to Cellu Tissue Corporation), as tenant, dated as of October 24, 2001; leased premises is 4,114 rentable square feet of office space located at 333 East River Drive, Suite 304, East Hartford, Connecticut 06108, as amended by the First Amendment of Lease, dated March 2, 2004, which among other things reduced the leased premises to 2,531 rentable square feet.

B.	3442 Francis Road, Abharetta, Georgia 30004, Forsyth County

1. Lease by and between Francis Road Properties, L.L.C., as landlord and Cellu Tissue Holdings, Inc., as tenant, dated July 29, 2003 and expiring on June 30, 2006; leased premises is 5,000 square feet of office space located at 3442 Francis Road, Alpharetta, Georgia 30004, Forsyth County.

C.	1855 Lockeway Drive, Alpharetta, Georgia 30004, Forsyth County

1.	Lease by and between Z Properties, LLC, as landlord and Cellu Tissue Holdings, Inc., as tenant, dated February 10, 2006; leased premises is 7,828+ square feet of office space located at 1855 Lockeway Drive, Alpharetta, Georgia 30004, Forsyth, County. The landlord has informed the Company that the premises will not be ready for occupancy until June 1, 2006.

D.	296 Collier Road, Thorold, Ontario, Canada, L2V 5B6

1.	Lease by and between Gorge Holdings Inc. and Kimberly-Clark, Inc. dated as of March 1994, as amended by letters dated July 22, 2004 and June 8, 2005 with Interlake; leased premises is 30,000 square feet of warehouse space located at 296 Collier Road, Thorold, Ontario, Canada, L2V 5B6.

E.	From time to time the Company and its Subsidiaries enters into informal arrangements with respect to storage of inventory on an as needed basis. The space is billed on a square foot or ton stored basis. There is no obligation to use any space.

Schedule 4.7(c)

Zoning Non-Compliance

None.

Schedule 4.7(d)

Encroachments

A.	No. 40 Forbes Street, East Hartford, Connecticut

See encroachments disclosed in a certain survey entitled “Property Survey Prepared for Cellu Tissue Corporation #40 Forbes Street Town of East Hartford County State of Connecticut”, dated 01/23/98 and revised 01/29/98, 02/19/98, 03/02/98, 08/28/02, and 09/12/02, prepared by Hallisey, Pearson & Cassidy, Civil Engineers & Land Surveyors.

B.	144 First Street, Menominee, Michigan

See encroachments disclosed in a certain survey entitled “ALTA/ACSM Survey for Menominee Acquisition Corp.” dated 09/18/02, prepared by William Lenca, a Michigan Professional Surveyor No. 26461.

C.	1321 South Magnolia Drive, Wiggins, Mississippi

See any encroachments disclosed in a certain survey dated 09/09/02 and revised 09/19/02, 09/25/02 and 10/01/02, prepared by Rodney E. Davis, PLS #02808.

D.	4921 Route 58 North, Gouverneur, New York

See any encroachments disclosed in a certain survey dated 12/17/74 and revised 04/25/96, 03/19/98, 09/05/02 and 09/17/02, prepared by Robert J. Busier.

E.	249 North Lake Street, Neenah, Wisconsin

See any encroachments disclosed in a certain survey dated 07/22/02 and revised 08/12/02, 08/22/02, and 09/16/02, together with the two sheets enclosed thereto both dated 08/22/02, prepared by Gary A. Zahringer, Martenson & Eisele, Inc.

F.	45 Merritt Street, St. Catherines, Ontario, Canada

See any encroachments disclosed in a certain Site Plan dated 02/24/97 prepared by Douglas G. Ure & Sons, Ontario Land Surveyors under File No. 96/187; Reference Plan 30R-8764 dated 02/26/97 prepared by Frederick A. Ure, Ontario Land Surveyors under File No. F.B. 254-1, 276-101; and Drawing JC-10-679 prepared by L. H. Schwindt & Company Inc. dated 08/03/99.

Schedule 4.7(f)

Liens

1.	Open-Ended Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing made by Cellu LLC to The Bank of New York, dated March 12, 2004, filed in the Town of East Hartford, CT.

2.	Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing made by Natural Dam to The Bank of New York, dated March 12, 2004, filed in St. Lawrence County, NY.

3.	Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing made by Neenah to The Bank of New York, dated March 12, 2004, filed in Winnebago County, WI.

4.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing made by Coastal Paper to Gulf Title Company, Inc., as trustee for use and benefit of The Bank of New York, dated March 12, 2004, filed in Stone County, MS.

5.	Mortgage/Charge Agreement made by Interlake in favor of The Bank of New York, dated March 12, 2004.

6.	Future Advance Mortgage made by Menominee to The Bank of New York, dated March 12, 2004, filed in Menominee County, MI.

7.	Open-Ended Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing made by Cellu LLC to The CIT Group/Business Credit, Inc., dated March 12, 2004, filed in the Town of East Hartford, CT.

8.	Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing made by Natural Dam to The CIT Group/Business Credit, Inc., dated March 12, 2004, filed in St. Lawrence County, NY.

9.	Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing made by Neenah to The CIT Group/Business Credit, Inc., dated March 12, 2004, filed in Winnebago County, WI.

10.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing made by Coastal Paper to Gulf Title Company, Inc., as trustee for use and benefit of The CIT Group/Business Credit, Inc., dated March 12, 2004, filed in Stone County, MS.

11.	Mortgage/Charge Agreement made by Interlake in favor of The CIT Group/Business Credit, Inc., dated March 12, 2004.

12.	Future Advance Mortgage made by Menominee to The CIT Group/Business Credit, Inc., dated March 12, 2004, filed in Menominee County, MI.

13.	Trademark Security Agreement.

14.	Grants of Security Interest in Trademark Rights, dated March 12, 2004, in favor of The Bank of New York, by:

a.	Cellu Tissue Corporation – Neenah

b.	Interlake Acquisition Corporation Limited

c.	Menominee Acquisition Corporation

15.	Cross reference is hereby made to Schedule 4.2(b) Items 3-5.

16.	Delaware UCC 1 #40728982 filed by The Bank of New York against CTH on March 16, 2004.

17.	Delaware UCC 1 #40729287 filed by The CIT Group/Business Credit, Inc. against CTH on March 16, 2004.

18.	Delaware UCC 1 #30035496 filed by CISCO Systems Capital Corporation against CTH on December 18, 2002.

19.	Delaware UCC 1 #40484917 filed by Toyota Motor Credit Corporation against CTH on February 23, 2004.

20.	Connecticut UCC 1 #0001998883 filed by Toyota Motor Credit Corporation against CTH on May 24, 2000.

21.	Connecticut UCC 1 #0002072153 filed by Toyota Motor Credit Corporation against CTH on May 29, 2001.

22.	St. Lawrence County, NY UCC 1 #2000-00013009 filed by Toyota Motor Credit Corporation against CTH on July 7, 2000.

23.	Delaware UCC 1 #40729782 filed by The Bank of New York against Cellu LLC on March 16, 2004.

24.	Delaware UCC 1 #40729899 filed by The CIT Group/Business Credit, Inc. against Cellu Tissue on March 16, 2004.

25.	Delaware UCC 1 #32172073 filed by Dell Financial Services, L.P. against Cellu LLC on August 20, 2003.

26.	Delaware UCC 1 #32540626 filed by Dell Financial Services, L.P. against Cellu LLC on September 30, 2003.

27.	Delaware UCC 1 #32570441 filed by Dell Financial Services, L.P. against Cellu LLC on October 2, 2003.

28.	Delaware UCC 1 #33067082 filed by Dell Financial Services, L.P. against Cellu LLC on November 20, 2003.

29.	Delaware UCC 1 #40084170 filed by Dell Financial Services, L.P. against Cellu LLC on January 13, 2004.

30.	Delaware UCC 1 #40414492 filed by Dell Financial Services, L.P. against Cellu LLC on February 13, 2004.

31.	Delaware UCC 1 #41094343 filed by Dell Financial Services, L.P. against Cellu LLC on April 9, 2004.

32.	Delaware UCC 1 #41424474 filed by Dell Financial Services, L.P. against Cellu LLC on May 21, 2004.

33.	Delaware UCC 1 #41424524 filed by Dell Financial Services, L.P. against Cellu LLC on May 21, 2004.

34.	Delaware UCC 1 #41424573 filed by Dell Financial Services, L.P. against Cellu LLC on May 21, 2004.

35.	Delaware UCC 1 #41424615 filed by Dell Financial Services, L.P. against Cellu LLC on May 21, 2004.

36.	Delaware UCC 1 #41424664 filed by Dell Financial Services, L.P. against Cellu LLC on May 21, 2004.

37.	Delaware UCC 1 #41424680 filed by Dell Financial Services, L.P. against Cellu LLC on May 21, 2004.

38.	Delaware UCC 1 #41424714 filed by Dell Financial Services, L.P. against Cellu LLC on May 21,2004.

39.	Delaware UCC 1 #41424722 filed by Dell Financial Services, L.P. against Cellu LLC on May 21,2004.

40.	Delaware UCC 1 #41424755 filed by Dell Financial Services, L.P. against Cellu LLC on May 21,2004.

41.	Delaware UCC 1 #41944299 filed by Dell Financial Services, L.P. against Cellu LLC on July 12, 2004.

42.	Delaware UCC 1 #42922591 filed by Dell Financial Services, L.P. against Cellu LLC on October 18, 2004.

43.	Delaware UCC 1 #43242155 filed by Dell Financial Services, L.P. against Cellu LLC on November 17, 2004.

44.	Delaware UCC 1 #40644858 filed by Transamerica Equipment Financial Services against Cellu LLC on March 5, 2004.

45.	Connecticut UCC 1 #0002135148 filed by Toyota Motor Credit Corporation against Cellu LLC on May 6, 2002.

46.	Connecticut UCC 1 #0002143280 filed by Toyota Motor Credit Corp. against Cellu LLC on June 18, 2002.

47.	Connecticut UCC 1 #0002157333 filed by Toyota Motor Credit Corp. against Cellu LLC on September 4, 2002.

48.	Connecticut UCC 1 #0002182531 filed by Toyota Motor Credit Corp. against Cellu LLC on January 27, 2003.

49.	Connecticut UCC 1 #0002211620 filed by Toyota Motor Credit Corp. against Cellu LLC on June 26, 2003.

50.	Connecticut UCC 1 #0002284370 filed by Toyota Motor Credit Corp. against Cellu LLC on August 16, 2003.

51.	Delaware UCC 1 #40729386 filed by The Bank of New York against Natural Dam on March 16, 2004.

52.	Delaware UCC 1 #40729535 filed by The CIT Group/Business Credit, Inc. against Natural Dam on March 16, 2004.

53.	St. Lawrence County, NY UCC 1 #2004-00004898 filed by The Bank of New York against Natural Dam on March 19, 2004 (fixture filing).

54.	St. Lawrence County, NY UCC 1 #2004-00006048 filed by The CIT Group/Business Credit, Inc. against Natural Dam on April 5, 2004 (fixture filing).

55.	St. Lawrence County, NY UCC 2 #2001-00006771 filed by Wire Tech Inc. against Natural Dam on April 19, 2001 (mechanic’s lien).

56.	Delaware UCC 1 #40729600 filed by The Bank of New York against Neenah on March 16, 2004.

57.	Delaware UCC 1 #40729758 filed by The CIT Group/Business Credit, Inc. against Neenah on March 16, 2004.

58.	Delaware UCC 1 #30803463 filed by Toyota Motor Credit Corporation against Neenah on March 28, 2003.

59.	Delaware UCC 1 #40939993 filed by Toyota Motor Credit Corporation against Neenah on April 3, 2004.

60.	Delaware UCC 1 #41485111 filed by Toyota Motor Credit Corporation against Neenah on May 28, 2004.

61.	Winnebago County, WS UCC 1 #1302640 filed by The Bank of New York against Neenah on March 22, 2004 (fixture filing).

62.	Winnebago County, WS UCC 1 #1302640 filed by The CIT Group/Business Credit, Inc. against Neenah on March 24, 2004 (fixture filing).

63.	Mississippi UCC 1 #20040046234G filed by The Bank of New York against Coastal Paper on March 17, 2004.

64.	Mississippi UCC 1 #20040048096E filed by The CIT Group/Business Credit, Inc. against Coastal Paper on March 19, 2004.

65.	Mississippi UCC 1 #20020054639L filed by Deere Credit Inc. against Coastal Paper on April 18, 2002.

66.	Virginia UCC 1 #040317-7425-6 filed by The Bank of New York against Coastal Paper on March 17, 2004.

67.	Virginia UCC 1 #040317-7429-4 filed by The CIT Group/Business Credit, Inc. against Coastal Paper on March 17, 2004.

68.	Stone County, MS, Book 251, Page 335, filed by The Bank of New York against Coastal Paper on March 26, 2004 (fixture filing).

69.	Stone County, MS, Book 252, Page 288, filed by The CIT Group/Business Credit, Inc. against Coastal Paper on April 2, 2004 (fixture filing).

70.	Stone County, MS, Book 251, Page 616, filed by The Bank of New York against Coastal Paper on March 23, 2004 (deed).

71.	Stone County, MS, Book 251, Page 639, filed by The CIT Group/Business Credit, Inc. against Coastal Paper on March 23, 2004 (deed).

72.	Stone County, MS, Book 253, Page 341, filed by The CIT Group/Business Credit, Inc. against Coastal Paper on May 3, 2004 (deed).

73.	Delaware UCC 1 #40729980 filed by The Bank of New York against Menominee on March 16, 2004.

74.	Delaware UCC 1 #40730061 filed by The CIT Group/Business Credit, Inc. against Menominee on March 16, 2004.

75.	Delaware UCC 1 #11433841 filed by Toyota Motor Credit Corporation against Menominee on November 9, 2001.

76.	Delaware UCC 1 #20063622 filed by Toyota Motor Credit Corporation against Menominee on January 9, 2002.

77.	Delaware UCC 1 #41491937 filed by Citibank, N.A. against Menominee on May 28, 2004.

78.	Michigan UCC 1 #D789411 filed by Weavexx Corporation against Menominee on June 25, 2001.

79.	Michigan UCC 1 #2003241370-2 filed by Caterpillar Financial Services Corporation against Menominee on December 18, 2003.

80.	Mississippi UCC 1 #20040046235H filed by The Bank of New York against Van Paper on March 17, 2004.

81.	Mississippi UCC 1 #20040048090G filed by The CIT Group/Business Credit, Inc. against Van Paper on March 19, 2004.

82.	Mississippi UCC 1 #01527352 filed by Coastal Paper Co. Wiggins Mill against Van Paper on May 24, 2001.

83.	Mississippi UCC 1 #20030055116E filed by TMCC against Van Paper on April 7, 2003.

84.	Mississippi UCC 1 #20030058950C filed by TMCC against Van Paper on April 11, 2003.

85.	Mississippi UCC 1 #20040128669K filed by Toyota Motor Credit Corporation against Van Paper on July 15, 2005.

86.	Mississippi UCC 1 #20040046228K filed by The Bank of New York against Van Timber on March 17, 2004.

87.	Mississippi UCC 1 #20040048094B filed by The CIT Group/Business Credit, Inc. against Van Timber on March 19, 2004.

88.	Canadian PPSA #600313491 filed by Lift Capital Corporation against Interlake.

89.	Canadian PPSA #612737046 filed by Lift Capital Corporation against Interlake on February 16, 2005.

90.	Canadian PPSA #612287919 filed by Lift Capital Corporation against Interlake on January 27, 2005.

91.	Canadian PPSA #612288108 filed by Lift Capital Corporation against Interlake on January 27, 2005.

92.	Canadian PPSA #612288117 filed by Lift Capital Corporation against Interlake on January 27, 2005.

93.	Canadian PPSA #612288126 filed by Lift Capital Corporation against Interlake on January 27, 2005.

94.	Canadian PPSA #611852634 filed by Lift Capital Corporation against Interlake on January 7, 2005.

95.	Canadian PPSA #611852706 filed by Lift Capital Corporation against Interlake on January 7, 2005.

96.	Canadian PPSA #605062855 filed by Dell Financial Services Canada Limited against Interlake on April 29, 2004.

97.	Canadian PPSA #603607464 filed by The Bank of New York against Interlake on March 8, 2004.

98.	Canadian PPSA #603607473 filed by The CIT Group/Business Credit, Inc. against Interlake on March 8, 2004.

99.	Canadian PPSA #895592781 filed by Lifton Limited against Interlake on June 19, 2003, as amended on August 8, 2003.

100.	Canadian PPSA #879393654 filed by CitiCapital Limited against Interlake on January 4, 2002.

101.	Canadian PPSA #879393672 filed by CitiCapital Limited against Interlake on January 4, 2002.

102.	Canadian PPSA #879393681 filed by CitiCapital Limited against Interlake on January 4, 2002.

103.	Canadian PPSA #862458777 filed by Newcourt Financial Ltd. against Interlake on June 2, 2000, as amended June 2, 2000.

104.	Canadian PPSA #858964113 filed by Xerox Canada Ltd. against Interlake.

105.	Canadian PPSA #613834065 filed by Xerox Canada Ltd. against Interlake on April 1, 2005.

106.	Canadian PPSA #7928040 filed by The Bank of New York against Interlake on March 11, 2004.

107.	Canadian PPSA #7928059 filed by The CIT Group/Business Credit, Inc. against Interlake on March 11,2004.

108.	District of Columbia UCC 1 #2004036669 filed by The Bank of New York against Interlake on March 16, 2004.

109.	District of Columbia UCC 1 #2004036689 filed by The CIT Group/Business Credit, Inc. against Interlake on March 16, 2004.

110.	Connecticut UCC 1 filed by The CIT Group/Business Credit, Inc. against Interlake.

111.	Canadian PPSA #619136082 filed by Liftcapital Corporation against Interlake (no date indicated).

112.	Canadian PPSA #613834965 filed by Xerox Canada Ltd. against Interlake (no date indicated).

113.	Stone County, MS, Book 225, Page 397, filed by Ableco Finance LLC against Coastal Paper on October 22, 2002.

114.	Delaware UCC 1 #51966218 filed by Toyota Motor Credit Corporation against CTH on June 27, 2005.

115.	Mississippi UCC 1 #20060010345B filed by Toyota Motor Credit Corporation against Van Paper on January 18, 2006.

116.	Canadian PPSA #871482159 filed by Astenjohnson, Inc. against Interlake (no date indicated).

117.	Mississippi UCC 1 #20060010345B filed by Toyota Motor Credit Corporation against Van Paper on January 18, 2006.

118.	No. 40 Forbes Street, East Hartford, Connecticut

See exceptions set forth in each of the attached Schedule B of the Chicago Title Insurance Company title insurance policies, dated March 17, 2004, issued to The Bank of New York and to The CIT Group/Business Credit, Inc. with respect to the property.

119.	144 First Street, Menominee, Michigan

See exceptions set forth in each of the attached Schedule B of the Chicago Title Insurance Company title insurance policies, dated March 17, 2004, issued to The Bank of New York and to The CIT Group/Business Credit, Inc. with respect to the property.

120.	1321 South Magnolia Drive, Wiggins, Mississippi

See exceptions set forth in each of the attached Schedule B of the Chicago Title Insurance Company title insurance policies, dated March 23, 2004, issued to The Bank of New York and to The CIT Group/Business Credit, Inc. with respect to the property.

121.	4921 Route 58 North, Gouverneur, New York

See exceptions set forth in each of the attached Schedule B of Ticor Title Insurance Company title insurance policies, dated March 22, 2004, issued to The Bank of New York and to The CIT Group/Business Credit, Inc. with respect to the property, except for that certain ground lease between James River Paper Company, Inc., as Lessor and Kamine/Besicorp Natural Dam L.P. as lessee, dated November 1991, as amended.

122.	249 North Lake Street, Neenah, Wisconsin

See exceptions set forth in each of the attached Schedule B of First American Title Insurance Company title insurance policies, dated March 24, 2004, issued to The Bank of New York and to The CIT Group/Business Credit, Inc. with respect to the property.

123.	45 Merritt Street, St. Catherines, Ontario, Canada

See exceptions set forth in each of the attached Schedule B of the Chicago Title Insurance Company title insurance policies, dated March 12, 2004, issued to The Bank of New York and to The CIT Group/Business Credit, Inc. with respect to the property.

Schedule 4.9

Employee Benefit Plans

Section 4.9(a)

1.	Cellu Tissue Holdings, Inc. Retirement and Investment Plan, as amended.

2.	Menominee Paper Company Group Health Plan (self-funded).

3.	Cellu Tissue Holdings, Inc. Group Health Plan (Health Care Plus Plan) (insured by Anthem BCBS).

4.	Cellu Tissue Holdings, Inc. Group Health Plan (Health Care Basic Plan) (insured by Anthem BCBS).

5.	Natural Dam Mill Medical Plan (insured by Group Health Incorporated).

6.	Cellu Tissue Holding, Inc. Dental Group Insurance Plan (self-insured; administered by Guardian).

7.	Cellu Tissue Holdings, Inc. Group Life and Accidental Death and Dismemberment Insurance (Standard Insurance Company).

8.	Cellu Tissue Holdings, Inc. Group Long Term Disability Plan (Standard Insurance Company).

9.	Interlake Acquisition Corporation Limited Class A Group Insurance Program (Industrial Alliance Insurance and Financial Services, Inc.).

10.	Interlake Acquisition Corporation Limited Class B Group Insurance Program (Industrial Alliance Insurance and Financial Services, Inc.).

11.	Interlake Acquisition Corporation Limited Class C Group Insurance Program (Industrial Alliance Insurance and Financial Services, Inc.).

12.	Group Retirement Savings Plan for Interlake Acquisition Corporation Limited (Policy/Plan # 62521)

13.	Interlake Acquisition Corporation Limited – Group Health Insurance Policy Booklet for Salaried Employees, Class C Long Term Disability Plan (Healthsource Plus/SSQ Financial Group Policy #34B30).

14.	Interlake Acquisition Corporation Limited – Group Health Insurance Policy Booklet for Hourly Employees Class A Short & Long Term Disability Plan (Healthsource Plus/SSQ Financial Group Policy #34B30).

15.	Interlake Acquisition Corporation Limited – Group Insurance Benefits Plan- Class C Salaried Employees Plan Description Booklet, as supplemented (Industrial Alliance Policy G23362).

16.	Interlake Acquisition Corporation Limited – Group Insurance Benefits Plan- Class A Hourly Employees Plan Description Booklet, as supplemented (Industrial Alliance Policy G23362).

17.	Cellu Tissue Corporation Group Benefit Plan, Long Term Disability Certificate (Hartford Life and Accident Insurance Company).

18.	Cellu Tissue Corporation Group Benefit Plan, Supplemental Life and Supplemental Dependent Life Insurance Certificate (Hartford Life and Accident Insurance Company).

19.	Cellu Tissue Corporation Life Insurance Benefits Plan Certificate (The United States Life Insurance Company in the City of New York).

20.	Cellu Paper Holdings, Inc. 2001 Stock Incentive Plan.

21.	Supplemental Retirement Agreement with Thomas E. Gallagher, dated as of September 29, 1992.

22.	Supplemental Retirement Agreement with Thomas E. Gallagher, dated as of May 9, 1996.

23.	Separation Agreement with Thomas E. Gallagher, dated as of February 3, 2003.

24.	See Schedule 4.10(a)(i) for a list of currently effective employment agreements.

25.	Sick leave policy.

26.	Vacation policy.

27.	Short term disability policy.

28.	Premium conversion plan.

29.	Coastal Paper Company Employee Policy Booklet.

30.	Coastal Paper Operating Rules and Policies, effective as of February 7, 2006.

31.	Cellu Tissue Corporation Hourly Employee Policy & Benefits Handbook.

32.	Cellu Tissue Corporation Salaried Employee Policy & Benefits Handbook.

33.	Cellu Tissue Holdings, Inc. Corporate Policy and Procedure Handbook.

34.	Interlake Paper Policy Manual.

35.	Menominee Paper Company Policies and Procedures.

36.	Menominee Paper Company Salaried Policies and Procedures.

37.	Cellu Tissue, Natural Dam Mill Policies.

38.	Cellu Tissue Neenah, WI Mill Policies and Procedures.

39.	Interlake Group Retirement Services Plan No. 62521.

40.	Cellu Tissue Holdings, Inc. Severance Pay Plan.

41.	Any deferred compensation plan, incentive compensation plan, welfare plan and any other employee benefit plan, fund, program, agreement or arrangement referred to in any employee handbook or manual referenced in this Schedule 4.9(a) or the collective bargaining agreements referenced in Schedule 4.10(a)(ii) below.

42.	Cellu Tissue Holdings, Inc. Fiscal Year 2007 Bonus Program.

43.	Cellu Tissue Holdings, Inc. Fiscal Year 2006 Bonus Program.

44.	Consulting, Separation and Release of Claims Agreement, effective March 1, 2005, between CTH and Julius Nagy.

45.	Severance Agreement, dated February 10, 2006, between CTH and Martha McManus.

46.	Severance Agreement, dated October 10, 2005, between CTH and Thomas Moore.

47.	Interlake Acquisition Corporation Limited Group Insurance Policy, effective May 1, 2003. (Industrial Alliance Policy G23362)

Section 4.9(b)

None.

Section 4.9(c)(vii)

Three former employees who are eligible for, and are currently receiving benefits under, the company’s long-term disability plan have continued to be treated as eligible for, and have received benefits under, the company’s medical plan (and have been paying the active employee premium on an after-tax basis).

Schedule 4.10(b)

Material Contracts; Unenforceable

None.

Schedule 4.11

Compliance With Law

Cross reference is hereby made to Schedule 4.16.

1.	There was an OSHA citation issued for the Connecticut facility, OSHA Citation No. 306412727, dated July 8, 2004 in connection with an OSHA inspection at the mill. An informal settlement agreement was reached and all citation items were abated.

2.	Cross reference is hereby made to Schedule 4.12 Items 6-11.

3.	Cross reference is hereby made to Schedule 4.14 Item 5 and Item 4.

Schedule 4.12

Labor Matters

Labor Unions

1.	Agreement, dated as of December 14, 2004, by and between Menominee and Paper, Allied/Industrial, Chemical and Energy Workers International Union, AFL-CIO-CLC and Affiliated Local No. 7-0172, Menominee, Michigan.

2.	Agreement, dated November 1, 2004, by and between Natural Dam and the Union, Paper, Allied- Industrial, Chemical and Energy Workers International Union (PACE), AFL-CIO-CLC, and its Local Union 1-0687.

3.	Agreement, dated August 5, 2002, by and between Neenah and the Paper, Allied/Industrial, Chemical and Energy Workers International Union, AFL-CIO-CLC and its Affiliated Local Number 7-0482.

4.	Trade Union Agreement 2005-2010, dated August 19, 2005, by and between Interlake and Independent Paperworkers of Canada – Local 124.

5.	The United Steel Workers of America represents certain groups of employees at the Coastal Paper Company mill in Wiggins, MS. Negotiations for the initial collective bargaining agreement commenced on March 15, 2006 and are ongoing.

Grievances

6.	Attached are the 2002, 2003, 2004, 2005 and 2006 grievance logs for Menominee, grievance logs for Neenah, and grievance logs for Interlake. 2002 Interlake grievance logs not attached.

7.	On July 21, 2005, a charge was filed against Coastal, alleging retaliation for an employee’s union involvement. November 1, 2005, following an investigation, the charge was withdrawn.

8.	A grievance was filed at Interlake for not promoting an employee.

For informational purposes only:

9.	On February 26, 2001, Paper, Allied Industrial, Chemical and Energy Workers International Union (“PACE”) filed a charge with NLRB alleging refusal to follow vacation pay policy. This matter was settled with no damages.

10.	PACE filed a charge with NLRB alleging the discipline of Jason Wollman in violation of the National Labor Relations Act. PACE also filed a charge with NLRB alleging the termination of Vern Patrie in violation of the National Labor Relations Act. This matter was settled with no damages.

11.	PACE sued Cellu Tissue Corporation in a United States District Court alleging violation of Section 301 of the Labor Management Relations Act, seeking unspecified compensatory damages, wages, benefits and interest. This matter was settled with no damages.

Schedule 4.13

Insurance

Type of Policy	Policy Particulars
General Liability	Description: General Liability Policy#TC2JGLSA-281D262A-TIL-05 with Travelers Indemnity Company of IL.

Canadian General Liability	Description: General Liability Policy #233D0537 with Travelers Casualty and Surety Company of Canada.

Automobile	Description: Automobile Liability and Physical Damage for Owned, Hired and Non-Owned Autos Policy #TJCAP-281D2631-TIL-05 with St. Paul Travelers.

Canadian Automobile	Description: Automobile Policy #233D04549 with St. Paul Travelers.

Property Policy	Description: Property Policy #XG410 with Factory Mutual Global.

Workers’ Compensation	Description: Workers’ Compensation Policies #TC2HUB-281D256-3-05 (Deductible) and TRJUB-281D264-3-05 (Retro) with Travelers Property Casualty Company of America and The Phoenix.

Canadian Property Policy	Description: Property Policy #XG411 with FM Global.

Umbrella Policy	Description: Umbrella Policy #UUO (06) 52 95 10 55 with Ohio Casualty Group.

Excess Umbrella	Description: St. Paul Fire & Marine Umbrella/Excess Policy #QI09001747 with St. Paul Fire & Marine Insurance Company.

Foreign Package	Description: Foreign Package Policy #PHF070498 with ACE USA.

Director and Officer	Description: Director and Officer Policy #14-MGU-05-AI1222 with US Specialty.

First Excess D&O	Description: Excess D&O Policy #21677486001 with ACE American Insurance Company.

Second Excess D&O	Description: Excess D&O Policy #DFX 0009843 with Great American.

Crime, Kidnap & Ransom and Extortion	Description: Policy #6802-7465 with Chubb.

Fiduciary	Description: Fiduciary Policy #1A1408213-05 with The Hartford.

Schedule 4.14

Litigation

1.	Paul Krueger v. Menominee Acquisition and others, Circuit Court of Menominee, Case No. 04- 11052-NO. Krueger, an employee of Wisconsin Central Ltd., alleges he was injured when an overhead door on the Company’s property unexpectedly closed on him. The Company’s insurance provider at the time of the incident, Liberty Mutual, is handling matter.

2.	John Hodges v. Cellu Tissue Holdings, Case No. 05CV1425, alleges that the Company failed to pay him for a bonus he claims that he was entitled to in the amount of $18,000.00. The Company has hired counsel and is disputing the claim.

3.	Steve Dolin, a former employee of Cellu Tissue Holdings, Inc., was terminated on November 10, 2005. Dolin, through counsel, claims that he is entitled to $27,500.00 for his fiscal year 2006 bonus and $7,500.00 for unused vacation. The Company denies that Dolin is entitled to any bonus under the Company’s bonus plan and that most, if not all, of any unused vacation pay is subject to set-off against the outstanding balance on his Corporate American Express card. The last communication with Dolin’s counsel was on February 3, 2006.

4.	Peter C. Pettis v. Cellu Tissue, CHRO No. 0540495; EEOC No. 16AA501413 filed June 15, 2005. Pettis, a former employee at the East Hartford mill dual filed a charge of discrimination with State of Connecticut Commission on Human Rights and Opportunities and the Equal Employment Opportunity Commission alleging that he was terminated due to his age, 57, in violation of the Age Discrimination in Employment Act. The matter is currently under investigation by the CCHRO.

5.	The U.S. Department of Labor – Occupational Safety and Health Administration (“OSHA”) cited Cellu Tissue Corporation – Natural Dam on February 23, 2006 for certain violations and imposed a proposed aggregate penalty of $166,700.00. The Company filed a timely Notice of Contest on March 13, 2006 contesting all the items and penalties alleged in the Citation. On March 31, 2006 the Secretary of Labor filed a motion for an extension of time to file a Motion of Complaint up to and including May 18, 2006. On April 27, 2006, a notice setting the date for a settlement conference was filed setting the such date for June 6, 2006.

6.	Kimberly Clark Corporation (“K-C”) has requested the Company cease using certain parking spaces in the K-C parking lot located near the Company’s Neenah Mill, which the Company’s been using pursuant to a letter agreement between K-C and American Tissue Mills of Neenah LLC, the Company’s predecessor in interest at the Neenah Mill. K-C has threatened to take legal action if the Company does not cease using the parking spaces.

7.	Edwin Thompson, a former employee at the East Hartford mill died in 2000 as a result of an infection he developed in the hospital after his workplace injury. His survivors have not brought a wrongful death action against Cellu Tissue Corporation.

Schedule 4.15

Governmental Authorizations and Regulations

Cross reference is hereby made to Schedule 4.16.

Schedule 4.16

Compliance with Environmental Requirements

I. All facts, matters, items, information and issues disclosed, discussed or identified to Parent in connection with its due diligence environmental assessments relating to transactions contemplated by the Agreement, including, without limitation, the following:

1.	Environmental Review of Cellu Tissue Corporation, East Hartford, Connecticut, prepared by Environ International Corporation, dated April 2006

2.	Environmental Review of Cellu Tissue Holdings, Inc., 4921 Highway 58, Gouverneur, New York, prepared by Environ International Corporation, dated April 2006

3.	Environmental Review of Cellu Tissue Holdings, Inc., 71 Prospect Street, Gouverneur, New York prepared by Environ International Corporation, dated April 2006

4.	Environmental Review of Cellu Tissue Holdings, Inc., Neenah, Wisconsin, prepared by Environ International Corporation, dated April 2006

5.	Environmental Review of Coastal Paper Company, Wiggins, Mississippi, prepared by Environ International Corporation, dated April 2006

6.	Environmental Review of Interlake Paper, St. Catharines, Ontario, prepared by Environ International Corporation, dated April 2006

7.	Environmental Review of Menominee Paper Company, Menominee, Michigan, prepared by Environ International Corporation, dated April 2006

II. All facts, matters, items, information and issues disclosed, discussed or identified in the following:

East Hartford, Connecticut Facility:

1.	Phase I Environmental Site Assessment Report for Cellu-Tissue Facility located at 2 Forbes Street, East Hartford, Connecticut, prepared by Clayton Group Services for The CIT Group, Inc., dated July 25, 2002

2.	State of Connecticut Department of Environmental Protection Notice of Violation to Cellu Tissue Corporation concerning 2 Forbes Street, East Hartford, Connecticut, dated June 24, 2002

3.

Draft letter from Environmental Risk Limited to Mr. Maurice Hamel, Permitting, Enforcement, and Remediation Division, Connecticut Department of Environmental Protection, concerning Cellu Tissue Corporation, 2 Forbes Street, East Hartford, Connecticut, dated May 18, 1998 and the attachments thereto pertaining to site assessment work conducted at the site in 1998 by

Environmental Risk Limited in support of a Form III filing with the Connecticut Department of Environmental Protection’s Property Transfer Program. Cellu Tissue has retained Environmental Risk Limited to complete the site assessment work and the preparation and recording of an Environmental Land Use Restriction to address residual total petroleum hydrocarbon contamination present in isolated and inaccessible soils at the site.

4.	Phase I and II Environmental Site Assessment Update and Environmental Compliance Survey, 2 Forbes Street Property, East Harford, Connecticut, prepared by Environmental Risk Limited for Cellu Tissue Corporation, dated March 1995

5.	Letter from United States Environmental Protection Agency, Region 1, addressed to Cellu Tissue Corporation, re: Request for Information Pursuant to Section 104 of CERCLA for the National Oil Services Superfund Site located in West Haven, Connecticut, dated April 14, 2000

6.	Letter from Thomas Harrison addressed to Ms. Martha Bosworth, Enforcement Coordinator, Search and Cost Recovery Section, Office of Site Remediation & Restoration, U.S. Environmental Protection Agency, re: National Oil Services Superfund Site, West Haven CT: Responses of Cellu Tissue Corporation, dated June 12, 2000

7.	Over the last three years, the facility has experienced failures of its effluent toxicity screen that required to be conducted pursuant to the facility’s NPDES permit. However, each re-screen of the effluent, as allowed by the NPDES permit, has been successful.

8.	The State of Connecticut Department of Environmental Protection Notice of Violation issued to Cellu-Tissue L.L.C. on December 28, 2005

9.	Letter from Cellu Tissue Corporation to Colette Ready, DEP Bureau of Water Mgmt., dated January 11, 2006

10.	Letter from Environmental Partners, LLC to Mr. Jeffrey Chandler, Department of Environmental Protection, re: Cellu Tissue Corporation, 2 Forbes Street, East Hartford, CT, Stream Channel Remedial Excavation Plan, dated February 16, 2006

Ontario, Canada Facility:

11.	Phase I Environmental Site Assessment of Interlake Paper Company, 45 Merritt Street, St. Catharines, Ontario, Canada prepared by Clayton Group Services for The CIT Group, Inc., dated July 29, 2002

12.	Updated Phase I Environmental Site Assessment for Kimberly-Clark Inc., St. Catharines, Ontario, prepared by Beak International Incorporated, dated November 1996

13.	On January 10, 2004, a chemical named Bubond 177 was accidentally pumped into the facility’s fuel tanks by the facility’s supplier and burned into the facility’s boilers. This incident was reported to the Ministry of the Environment (“MOE”).

14.	On June 7-8, 2004, the MOE received an odor complaint from a neighbor of the facility. A representative of the MOE inspected the facility and determined the likely source of the odor to be the facility’s emergency pond. The facility and the MOE agreed on a plan to abate the odor and that plan was subsequently implemented at the facility.

15.	On June 24, 2004, the facility received an odor complaint from a neighbor, Mrs. Fox. Facility personnel inspected the facility to determine the source of the odor, but no odor was detected at the facility. The likely source of the odor was determined to be an off-site garbage dump. This incident was reported to the MOE.

16.	On July 16, 2004, the facility received an odor complaint from a neighbor, Mrs. Fox. Facility personnel inspected the facility to determine the source of the odor, but no odor was detected at the facility. This incident was reported to the MOE.

17.	On September 6, 2004, the facility and the MOE received an odor complaint from a neighbor of the facility. The likely source of the odor was identified to be a chemical named Drisol NC used at the facility. The facility and the MOE agreed on a plan to abate that odor and that plan was subsequently implemented at the facility.

18.	On September 12, 2004, the facility received an odor complaint from a neighbor, Mrs. Fox. Facility personnel inspected the facility to determine the source of the odor, but the odor described by Mrs. Fox was not detected at the facility.

19.	On September 21, 2004, the facility received an odor complaint from a neighbor, Mrs. Fox. Facility personnel inspected the facility to determine the source of the odor, but the odor described by Mrs. Fox was not detected at the facility.

20.	On October 29, 2004, an oil sheen was identified on the surface of water in a trough at the facility’s #2 pond. Facility personnel cleaned up the oil sheen and determined that the likely source of the oil sheen was a vehicle leaking gasoline or oil parked at the facility’s steam plant ramp. The incident was reported to the MOE and the City of St. Catharines.

21.	On January 15, 2005 and January 16, 2005, a sheen was detected on Old Welland Canal downstream of the facility’s effluent outfall. This incident was reported to the MOE, Environment Canada, Niagara Region and the City of St. Catharines. At the request of the MOE, facility personnel cleaned up the sheen and retained a consultant who determined the likely source of the sheen to be leakage of Busperse 2299 into the sewer system, insufficient levels of phosphorous in the facility’s aerated pond and diminished activity of bacteria in the aerated pond due to low outdoor temperatures. The leak was repaired and a phosphoric acid system was installed in the pond.

22.	On March 29, 2005, the facility received a complaint from a neighbor about dust coming from the facility’s north parking lot and truck noise coming from the facility’s shipping yard. The parking lot was subsequently swept to alleviate the dust and the facility made a request to the trucking company to alleviate the noise from its trucks.

23.	On April 6-7, 2005, a sheen was detected on Old Welland Canal downstream of the facility’s effluent outfall. This incident was reported to the MOE, Environment Canada, Niagara Region and the City of St. Catharines. The likely source of the sheen was determined to be a leak in a chemical line containing Buspere 2299. The leak in the line was repaired and a consultant was retained to clean up the sheen.

24.	On April 25, 2005, the MOE received a complaint from a neighbor of the facility about foam coming out of the facility’s outfall. Defoamer was applied to control the foam.

25.	A neighbor of the facility contacted the facility about noise from trucks at the facility. The facility has not received any truck noise complaints since trailer hitching operations were moved to the back of the facility.

Menominee, Michigan Facility:

26.	Phase I Environmental Site Assessment of Menominee Paper Company, 144 First Street, Menominee, Michigan, prepared by Clayton Group Services for The CIT Group, Inc., dated July 29, 2002

27.	Supplement to Addendum of Environmental Audit of the Menominee Paper Company, Menominee, Michigan, prepared by RMT, Inc., dated April 1992

28.	Addendum to Environmental Audit of the Menominee Paper Company, Menominee, Michigan, prepared by RMT, Inc., dated September 1991

29.	Environmental Audit of the Menominee Paper Company, Menominee, Michigan, prepared by RMT, Inc., dated March 1991

30.	In or about December 2002, mercury was spilled at the facility and cleaned up using absorbent materials. The absorbent materials were picked up by Waste Disposal, Inc. and disposed of in the Michigan Environs, Inc. landfill on or about January 3, 2003. Waste Management, Inc. and the Michigan Department of Environmental Quality were notified of the incident. The Michigan Department of Environmental Quality advised Waste Management, Inc. that no further action was required with respect to this incident.

Wiggins, Mississippi Facility:

31.	Phase I Environmental Site Assessment for Coastal Paper Company, 1321 South Magnolia Drive, Wiggins, Mississippi, prepared by Clayton Group Services for The CIT Group, Inc., dated July 24, 2002

32.	Remedial Action Report for Coastal Paper Company, 1321 South Magnolia Drive, Wiggins, Mississippi, prepared by Professional Service Industries, Inc. for Cellu Tissue Corporation, dated October 1996

33.	Draft Additional Phase II Site Investigation and Compliance Report of the Coastal Paper Company, 1321 South Magnolia Drive, Wiggins, Mississippi, prepared by Environmental Protection Systems, Inc., for Cellu Tissue Corporation, dated June 1995

34.	Phase II Site Investigation of the Coastal Paper Company, 1321 South Magnolia Drive, Wiggins, Mississippi, prepared by Environmental Protection Systems, Inc., for Cellu Tissue Corporation, dated May 15, 1995

35.	Engineering Report for a Phase I Environmental Site Assessment of the Coastal Paper Company, 1321 South Magnolia Drive, Wiggins, Mississippi, prepared by Environmental Protection Systems, Inc., for Cellu Tissue Corporation, dated April 1995

36.	Semi-Annual Corrective Action Monitoring Report, Timco, Inc., Wiggins, Mississippi, prepared by Pine Belt Environmental, Inc., dated September 3, 2003

37.	On October 31, 2003, effluent was discharged from the facility’s outfall into a dry creek due to an equipment problem. The equipment problem was subsequently corrected and the Mississippi Department of Environmental Quality (“MDEQ”) was notified of this incident. The MDEQ determined that no further action was required with respect to this incident.

38.	On or about April 30, 2004, the facility submitted an application for the renewal of its NPDES Permit No. MS0033057 which expired on October 30, 2004. The facility submitted its renewal application within the time frame required by the MDEQ. MDEQ is still gathering information pertaining to the permit application. Once MDEQ’s information gathering is completed, it is expected that MDEQ will schedule a public hearing on the permit.

39.	On or about July 4-5, 2004, effluent was discharged from the facility’s outfall into a dry creek due to a power company power failure. The facility notified the MDEQ of this incident and implemented process modifications to prevent such discharges in the event of a future power failure.

40.	On July 30, 2004, Coastal Paper Company entered into an Agreed Order with the Mississippi Commission on Environmental Quality related to violations of the facility’s NPDES permit that occurred in March 2003. Pursuant to that Agreed Order, Coastal Paper Company paid a penalty of $25,000 to the MDEQ.

41.	On February 2, 2005, the facility experienced an overflow from its effluent basin onto surrounding land. The overflow was attributed to heavy rains and the construction of a warehouse at the facility that did not yet have a roof that caused rain water to drain into the facility’s effluent basin. The MDEQ was notified of this incident.

42.	A neighbor of the facility has complained to MDEQ about the facility’s sprayfields. In response to those complaints, the MDEQ undertook testing of the facility’s effluent and sprayfields and determined that those complaints were without merit.

43.	A neighbor of the facility contacted the facility about a sulfur odor. The facility has been unable to establish that any such odor is coming from its operations

Gouverneur, New York Facility:

44.	Phase I Environmental Site Assessment Report for 71 Prospect Street in Gouverneur, New York, prepared by Clayton Group Services for The CIT Group, Inc., dated July 25, 2002

45.	Phase I Environmental Site Assessment Report for 4921 State Highway 58 in Gouverneur, New York, prepared by Clayton Group Services for The CIT Group, Inc., dated July 25, 2002

46.	Environmental Site Assessment of The Fonda Group, Inc. – Natural Dam Division, Gouverneur, New York, prepared by Environmental Risk Limited for Cellu Tissue Corporation, dated March 1998

47.	On February 15, 2005, the facility notified USEPA that it had not submitted SARA Title III – Sections 311 & 312 – Hazardous Chemical Inventory Reports from the 1998-2003 operating period to the applicable state and local regulatory agencies. On February 15, 2005, the facility submitted those reports to USEPA. On May 19, 2005, USEPA issued a determination that the Company meets the conditions of the USEPA’s Audit Policy for 100% waiver of total gravity- based penalties of $28,500 that could have been imposed on the Company for this matter.

Neenah, Wisconsin Facility:

48.	Phase I Environmental Site Assessment and Environmental, Health and Safety Compliance Evaluations, prepared by InteGreyted Consultants, LLC, for Cellu Tissue Corporation, dated May 2002

49.	Follow Up Letter to Steven C. Catalfamo, Vice President, American Tissue Corporation from Jeffrey P. Bibeau, Tighe & Bond, Inc., regarding Review of Environmental Health and Safety Assessment, Lakeview Facility – Neenah, WI, dated September 12,1996

50.	Letter to Steven C. Catalfamo, Vice President, American Tissue Corporation from Thomas C. Couture,Tighe & Bond, Inc., regarding Review of Environmental Health and Safety Assessment, Lakeview Facility – Neenah, WI, dated August 1, 1996

51.	Environmental Health and Safety Assessment, Lakeview Mill and Associated Properties, prepared by ERM-Northeast, Inc., for Kimberly-Clark, dated February 1996

52.	On March 16, 2001, liquid dye was released into the facility’s clarifier and into an adjacent lake. Corrective action was taken to reduce the amount of dye released to the lake and the facility notified the Wisconsin Department of Natural Resources (“WDNR”) of the incident.

53.	On March 11, 2003, elevated opacity in a plume from one of the facility’s boiler stacks was observed. The source of the elevated opacity was an equipment problem that was subsequently corrected. The facility notified the WDNR of this incident.

54.	On April 27, 2003, white discoloration was observed in the facility’s clarifier and discharge to the lake. It was determined that the discoloration that was likely to due to a material that had not settled properly. Corrective action was taken and this incident was reported to the WDNR.

55.	On June 19, 2003, red ink from equipment that was being washed was observed in the facility’s clarifier and effluent. Corrective action was taken to correct the discoloration and prevent future occurrences and this incident was reported to the WDNR.

56.	On August 1, 2004, a hose clamp failed on piping resulting in the release of a chemical named ALK-54,to the facility’s clarifier and the lake. This incident was reported to the WDNR and testing of the facility’s effluent was conducted at the WDNR’s request. No pH or chlorine permit exceedances occurred as a result of the release.

57.	On September 4, 2004, shredded poly materials were released to the facility’s clarifier and into the lake. Corrective actions were taken to remove the majority of the materials from the clarifier before they were released to the lake. This incident was reported to the WDNR and, at the WDNR’s request, a written plan for preventing such incidents was submitted to the WDNR.

58.	On December 16, 17, 21 and 28, 2004 and January 3, 4, 12, 17 and 19 2005 the facility experienced elevated opacity levels due to problems with some of the facility’s boiler control equipment. The equipment was repaired and the WDNR was notified of those incidents.

59.	American Tissue, a former operator of the facility, failed to submit a SARA section 313 Form R and Form A reports for 2000. Following the acquisition of the facility by Cellu Tissue, the facility submitted those reports in June 2003.

60.	On October 29 and 30, 2005, the facility experienced permit exceedances of visible boiler stack emission limits due to problems with some of the facility’s boiler control equipment. The facility implemented corrective action and the WDNR was notified of these incidents and the corrective action that was taken.

61.	On November 16, 2005, Sodium Hypochlorite was released to Little Lake Buttes des Morts from the facility due to a pipe malfunction. The piping was repaired and the facility notified WDNR of the incident.

Schedule 4.17

Brokers

1.	Fees pursuant to the Engagement Letter, dated as of December 8, 2004, between JP Morgan Securities, Inc. and the Company.

2.	Fees pursuant to the Engagement Letter, dated as of December 15, 2004, between William Blair & Company LLC and The Company.

Schedule 4.19

Related Party Transactions

1.	Cross reference is hereby made to Schedule 4.10 Items 104-126.

Schedule 4.23

Indebtedness

1.	Financing Agreement – Original principal amount of $30,000,000 ($0 outstanding)

2.	9 3/4% Notes – Original principal amount of $162,000,000

Schedule 6.1

Approval of Company Stockholders

1.	Charterhouse Equity Partners III, L.P.;

2.	Chef Nominees Limited;

3.	Russell C. Taylor;

4.	Taylor Investment Partners;

5.	Steven Ziessler; and

6.	Dianne Scheu.

Schedule 6.2

Conduct of Business Prior to Effective Time

1.	The Company’s Board intends to adopt the FY 2007 Bonus Plan.

2.	The Company intends to pay the 2006 bonuses pursuant to the Company’s bonus plan.

3.	The Company will renew, or find alternative coverage to replace insurance policies expiring on May 20, 2006.

4.	The Company expects to incur expenses for the following material projects not included in the Capital Expenditure Budget:

•	Recycled fiber modification at Coastal

•	Cogen Plant at East Hartford

•	Parisella Vincelli Productivity Project

•	Measurex at Interlake

•	Interlake No. 3 Trim Project (The Irving Paper customer)

Schedule 9.2(g)

Termination of Certain Agreements

1.	Stockholders Agreement, dated as of September 28, 2001, among Cellu Paper Holdings, Inc. (the “Company”), Charterhouse Equity Partners III, L.P. (“CEP III”), Chef Nominees Limited (“Chef), WAHYAM Capital, LLC (“WAHYAM”) and the other parties listed therein.

2.	Amendment to Stockholders Agreement, dated as of September 30, 2002, among CEP III, Chef, WAHYAM, the Company and the other parties listed therein.

3.	Supplemental Stockholders Agreement among the Company and Russell C. Taylor (Joinder to the Stockholders Agreement, dated as of September 28, 2001, as amended September 30, 2002).

4.	Warrant Agreement, dated as of September 28, 2001, between the Company and the Warrantholders party thereto.

5.	Financial Advisory and Management Services Agreement, dated September 30, 2002, between Cellu Tissue Holdings, Inc. and Charterhouse Group International, Inc.

6.	Engagement Letter, dated as of December 8, 2004, between JP Morgan Securities, Inc. and the Company, including acknowledgement by JP Morgan Securities, Inc. of payment in full of all amounts due pursuant to the letter.

7.	Engagement Letter, dated as of December 15, 2004, between William Blair & Company LLC and The Company, including acknowledgement by William Blair & Company of payment in full of all amounts due pursuant to the letter.

8.	Supplemental Stockholders Agreement, dated March 27, 2006 between the Company and Steven Ziessler (Joinder to the Stockholders Agreement, dated as of September 28, 2001, as amended September 30, 2002).

9.	Supplemental Stockholders Agreement, dated March 27, 2006 between the Company and Dianne Scheu (Joinder to the Stockholders Agreement, dated as of September 28, 2001, as amended September 30, 2002).

Schedule 9.2(h)

Repayment of Pre-Closing Indebtedness

1.	Any Indebtedness outstanding under the revolving credit facility with CIT (plus any prepayment fees).

Schedule 9.2(n)

Management Rollover

Rollover Shareholders:

Russell Taylor

Taylor Investment Partners

Steven Ziessler

Dianne Scheu

Schedule 9.2(p)

Other Agreements

1.	Employment Agreement between Russell Taylor and the Surviving Corporation.

2.	Employment Agreement between Steven Zeissler and the Surviving Corporation.

3.	Employment Agreement between Dianne Scheu and the Surviving Corporation.

Schedule 11.1

Certain Matters

1.	“Any liability for workers compensation in excess of the amount for which invoices have been received by the Company immediately prior to the Effective Time.”

2.	Any liabilities arising from or with respect to the U.S. Department of Labor – Occupational Safety and Health Administration citation of 2/23/06 with respect to Cellu Tissue Corporation – Natural Dam.

3.	Any liabilities arising from or with respect to the audits of the 2001 and 2003 Canadian tax returns of Interlake

4.	Any liabilities arising from or with respect to obligations to Thomas Gallagher under the following agreements:

152.	Separation Agreement, dated February 3, 2003, between Thomas Gallagher and CTH.

153.	Supplemental Retirement Agreement, dated May 9, 1996, between Thomas Gallagher and Coastal Paper.

154.	Supplemental Retirement Agreement, dated September 29, 1992, between Thomas Gallagher and Coastal Paper.

155.	Consulting and Release of Claims Agreement, dated February 3, 2003, between Thomas Gallagher and CTH.

5.	All liabilities arising from or with respect to The State of Connecticut Department of Environmental Protection Notice of Violation issued to Cellu-Tissue L.L.C. on December 28, 2005.

Exhibit B

Former Company Stockholders

Charterhouse Equity Partners III, L.P.

Chef Nominees Limited

Russell Taylor

Taylor Investment Partners

WAHYAM Capital, LLC

Steven Ziessler

Dianne Scheu

Hugo Vivero

Kevin French

D’Arcy Schnekenburger

John McGrath

Zaya Oshana

Bert DeCal

Christopher Fiedler

Steve Simeone

Bob Sweitzer

Cameron Moyer

AG Capital Funding Partners, L.P.

Deutsche Bank AG, Canada Branch

Deutsche Bank Trust Company Americas

Merrill Lynch Prime Rate Portfolio

Master Senior Floating Rate Trust

Debt Strategies Fund, Inc.

Bank of America, N.A.

Dresdner Bank AG, New York and Grand

Cayman Branches

ARK II CLO 2001-1, Limited

Fortis Capital Corp.

Exhibit 2.3(a)(2)

Form of Charter

STATE of DELAWARE

CERTIFICATE OF INCORPORATION

of

CELLU ACQUISITION CORPORATION

1. Name. The name of this corporation is Cellu Acquisition Corporation.

2. Registered Office. The registered office of this corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent is Corporation Service Company.

3. Purpose. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. Stock. The total number of shares of stock that this corporation shall have authority to issue is three thousand (3,000) shares of Common Stock, $.001 par value per share. Each issued and outstanding share of Common Stock shall be entitled to one vote.

5. Incorporator. The name and mailing address of the incorporator is: Jacquelyn Haws, c/o Ropes & Gray LLP, One Embarcadero Center #2200, San Francisco, CA 94111.

6. Change in Number of Shares Authorized. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

7. Election of Directors. The election of directors need not be by written ballot unless the by-laws shall so require.

8. Authority of Directors. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

9. Liability of Directors. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

10. Indemnification. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

11. Records. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

12. Meeting of Stockholders of Certain Classes. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

13. Corporate Opportunity. To the maximum extent permitted from time to time under the laws of the State of Delaware, this corporation renounces any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of this corporation. No amendment or repeal of this

Article 13 shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.

The provisions of Section 203 of the General Corporation Law of the State of Delaware shall not apply to this corporation.

THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 3rd day of May, 2006.

Jacquelyn Haws
Sole Incorporator

Exhibit 2.3(a)(3)

Form of Bylaws

BY-LAWS

OF

CELLU ACQUISITION CORPORATION

Section 1. LAW, CERTIFICATE OF INCORPORATION AND BY-LAWS

1.1. These by-laws are subject to the certificate of incorporation of the corporation. In these by-laws, references to law, the certificate of incorporation and by-laws mean the law, the provisions of the certificate of incorporation and the by-laws as from time to time in effect.

Section 2. STOCKHOLDERS

2.1. Annual Meeting. The annual meeting of stockholders shall be held at 10:00 a.m. on the second Tuesday in May in each year, unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may be required by law or these by laws or as may properly come before the meeting.

2.2. Special Meetings. A special meeting of the stockholders may be called at any time by the chairman of the board, if any, the president or the board of directors. A special meeting of the stockholders shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by an assistant secretary or some other officer, upon application of a majority of the directors. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour and purposes of the meeting.

2.3. Place of Meeting. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the chairman of the board, if any, the president or the board of directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

2.4. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less then ten nor more than sixty days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the certificate of incorporation or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the secretary, or by an officer or person designated by the board of directors, or in the case of a special meeting by the officer calling the meeting. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

2.5. Quorum of Stockholders. At any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.6. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

2.7. Action without Meetings. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Each such written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a number of stockholders sufficient to take such action are delivered to the corporation in the manner specified in this paragraph within sixty days of the earliest dated consent so delivered.

If action is taken by consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such consent.

If action is taken by less than unanimous consent of stockholders, prompt notice of the taking of such action without a meeting shall be given to those who have not consented in writing and a certificate signed and attested to by the secretary that such notice was given shall be filed with the records of the meetings of stockholders.

In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the General Corporation Law of the State of Delaware, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning a vote of stockholders, that written consent has been given under Section 228 of said General Corporation Law and that written notice has been given as provided in such Section 228.

2.8. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action; provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

2.9. Inspectors. The directors or the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

2.10. List of Stockholders. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

Section 3. BOARD OF DIRECTORS

3.1. Number. The corporation shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of the directors then in office. Except in connection with the election of directors at the annual meeting of stockholders, the number of directors may be decreased only to eliminate vacancies by reason of death, resignation or removal of one or more directors. No director need be a stockholder.

3.2. Tenure. Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office for a period of three years and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

3.3. Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

3.4. Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the holders of the particular class or series of stock entitled to elect such director at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, in each case elected by the particular class or series of stock entitled to elect such directors. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, who were elected by the particular class or series of stock entitled to elect such resigning director or directors shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

3.5. Committees. The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

3.6. Regular Meetings. Regular meetings of the board of directors may be held without call or notice at such places within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

3.7. Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board, if any, the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the board, if any, the president or any one of the directors calling the meeting.

3.8. Notice. It shall be reasonable and sufficient notice to a director to send notice by United States mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.9. Quorum. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors, a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.10. Action by Vote. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

3.11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

3.12. Participation in Meetings by Conference Telephone. Members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

3.13. Compensation. In the discretion of the board of directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the board of directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

3.14. Interested Directors and Officers.

(a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Section 4. OFFICERS AND AGENTS

4.1. Enumeration; Qualification. The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation a chairman of the board, one or more vice presidents and a controller. The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion choose. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

4.2. Powers. Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

4.3. Election. The officers may be elected by the board of directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

4.4. Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

4.5. Chairman of the Board of Directors, President and Vice President. The chairman of the board, if any, shall have such duties and powers as shall be designated from time to time by the board of directors. Unless the board of directors otherwise specifies, the chairman of the board, or if there is none the chief executive officer, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

Unless the board of directors otherwise specifies, the president shall be the chief executive officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the corporation.

Any vice presidents shall have such duties and powers as shall be set forth in these by-laws or as shall be designated from time to time by the board of directors or by the president.

4.6. Treasurer and Assistant Treasurers. Unless the board of directors otherwise specifies, the treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president. If no controller is elected, the treasurer shall, unless the board of directors otherwise specifies, also have the duties and powers of the controller.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

4.7. Controller and Assistant Controllers. If a controller is elected, he shall, unless the board of directors otherwise specifies, be the chief accounting officer of the corporation and be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers as may be designated from time to time by the board of directors, the president or the treasurer.

Any assistant controller shall have such duties and powers as shall be designated from time to time by the board of directors, the president, the treasurer or the controller.

4.8. Secretary and Assistant Secretaries. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of stockholders or directors. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

Section 5. RESIGNATIONS AND REMOVALS

5.1. Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the president, or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, a director (including persons elected by stockholders or directors to fill vacancies in the board) maybe removed from office with or without cause by the vote of the holders of a majority of the issued and outstanding shares of the particular class or series entitled to vote in the election of such directors. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent.

Section 6. VACANCIES

6.1. If the office of the president or the vice president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the president, the vice president, the treasurer and the secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.4 of these by-laws.

Section 7. CAPITAL STOCK

7.1. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the board of directors. Such certificate shall be signed by the chairman or vice chairman of the board, if any, or the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

7.2. Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim on account thereof, as the board of directors may prescribe.

Section 8. TRANSFER OF SHARES OF STOCK

8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

It shall be the duty of each stockholder to notify the corporation of his post office address.

8.2. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no such record date is fixed by the board of directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no such record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 9. CORPORATE SEAL

9.1. Subject to alteration by the directors, the seal of the corporation shall consist of a flat-faced circular die with the word “Delaware” and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.

Section 10. EXECUTION OF PAPERS

10.1. Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.

Section 11. FISCAL YEAR

11.1. The fiscal year of the corporation shall end on the last day of February.

Section 12. AMENDMENTS

12.1. These by-laws may be adopted, amended or repealed by vote of a majority of the directors then in office or by vote of a majority of the voting power of the stock outstanding and entitled to vote. Any by-law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.

Exhibit 3.2(a)

Form of Escrow Agreement

ESCROW AGREEMENT

This Escrow Agreement, dated as of [        ], 2006 (the “Agreement”), is by and among Cellu Parent Corporation (“Parent”), Cellu Paper Holdings, Inc. (the “Company”), Charter Agent LLC, as the agent for and on behalf of the Former Company Stockholders (the “Former Company Stockholders’ Agent”), and [                ], as escrow agent (the “Escrow Agent”). For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of May 8, 2006 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company, Merger Sub is merging with and into the Company, with the Company as the corporation surviving the merger (the “Surviving Corporation”);

WHEREAS, in connection with the consummation of the Merger, Parent, the Company, the Former Company Stockholders’ Agent and the Escrow Agent are required, pursuant to Section 3.2(a) of the Merger Agreement, to execute and deliver this Agreement;

WHEREAS, the purpose of this Agreement is to secure the Former Company Stockholders indemnification obligations to the Parent Indemnified Parties pursuant to Article XI of the Merger Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, in accordance with the Merger Agreement, is depositing with the Escrow Agent, by wire transfer of immediately available funds, the sum of $8,220,000 less the Aggregate Escrowed Securities Value (as defined herein), which deposit represents a portion of the Merger Consideration (the “Escrow Deposit”);

WHEREAS, as contemplated by the Merger Agreement and by Section 2.2.1 of each Rollover Agreement (each, a “Rollover Agreement”) between Parent and certain of the Former Company Stockholders listed on Schedule I hereto under the heading “Rollover Shareholders” (such Former Company Stockholders, the “Rollover Shareholders”), the parties to each Rollover Agreement have agreed that one hundred percent (100%) of each such Rollover Shareholders’ applicable percentage of the Escrow Deposit will consist of certificates representing a certain number of shares of the Company’s Series A convertible preferred stock, par value $0,001 per share (“Preferred Stock”), issued to each such Rollover Shareholder at the Closing under such Rollover Shareholder’s Rollover Agreement; and

WHEREAS, the number of shares contributed by each Rollover Shareholder is shown on Schedule I hereto (the “Escrowed Rollover Securities”);

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

CelluTissue - Escrow Agreement - Indemnification Escrow1

Appointment. Parent, the Company and the Former Company Stockholders’ Agent hereby appoint [                                ] as escrow agent for the purposes set forth in this Agreement, and [                                ] hereby accepts such appointment and agrees to act as escrow agent on the terms and conditions set forth hereinafter.

Escrow Fund.

The Escrow Agent shall acknowledge the receipt of the Escrow Deposit in writing to both Parent and the Former Company Stockholders’ Agent promptly upon receipt of the Escrow Deposit. Schedule I sets forth the name of each Former Company Stockholder, such Former Company Stockholder’s address, the Former Company Stockholder’s employee identification or social security number, as applicable, the Individual Cash Escrow Percentage (as defined below) attributable to such Former Company Stockholder and the aggregate amount of cash deposited in the Escrow Account by each such Former Company Stockholder (shown on Schedule I under the heading “Cash Escrowed”).

Pursuant to Section 2.2.1 of the Rollover Agreement, the Former Company Stockholders’ Agent herewith delivers to the Escrow Agent certificates evidencing the Escrowed Rollover Securities, together with stock transfer powers with respect thereto executed in blank. Such Escrowed Rollover Securities are to be held by the Escrow Agent pursuant to the terms hereof (together with any additional escrowed securities issued in payment of any non-cash dividend or distribution on or split or other recapitalization of, or in respect of, any of the Escrowed Rollover Securities delivered into escrow on the date hereof, or any securities or other property issued or distributed with respect to any such securities in connection with any merger, consolidation or liquidation of Parent, and any other property other than cash issued in an extraordinary distribution in connection with the liquidation or dissolution of Parent or otherwise involved in the distribution of all or substantially all of the assets (a “Liquidating Distribution”) with respect to any such shares). The Escrow Agent shall acknowledge receipt of the Escrowed Company Securities promptly following delivery of the same to the Escrow Agent. Schedule I sets forth the number of Escrowed Rollover Securities deposited in the Escrow Account by each Rollover Shareholder, including the identification number of each certificate or certificates so deposited, the Individual Escrowed Securities Value (as defined below) and the Individual Securities Escrow Percentage (as defined below).

Other than as provided for herein, none of the Rollover Shareholders shall take any action, or shall allow any of their representatives or advisors to take any action, to transfer, sell, pledge or otherwise dispose of any Escrowed Rollover Securities and any such purported transfer shall be null and void ab initio. The Escrow Agent shall have no authority to alter its records to reflect any purported transfer of an Escrowed Rollover Security or to make any payment or distribution under this Escrow Agreement to any such purported transferee except such transfers or payments made to Parent consistent with Article IV hereof.

The Escrow Agent shall establish a segregated account (the “Escrow Account”) and shall hold in the Escrow Account the Escrow Deposit and the Escrowed Rollover Securities and all interest, profits, securities or other income thereon or with respect thereto and any proceeds therefrom (the “Escrow Fund”). Any interest and profits on, any securities or other non-cash properties delivered with respect to, and any proceeds from, the Escrow Fund shall be credited to and

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become part of the Escrow Fund and, if and to the extent such amounts are delivered in cash, may be reinvested as provided in Section III. The purpose of the Escrow Account is to provide a source from which any amounts owing from time to time to any of the Parent Indemnified Parties pursuant to Article XI of the Merger Agreement shall be paid. It is understood and agreed by the parties hereto that the Escrow Fund shall be separate and independent from the Working Capital Escrow Amount. The Escrow Agent shall establish the Escrow Account solely for deposit of the Escrow Deposit and the Escrowed Rollover Securities and will establish a separate account for holding the Working Capital Escrow Amount.

At the time that the deposits described in Section II.A and Section II.B are made, the Escrow Agent, in conjunction with the Former Company Stockholders’ Agent and Parent shall calculate the following values based on the information on Schedule I:

The “Individual Cash Escrow Percentage” for each Former Company Stockholder shall equal (i) the amount of cash contributed by each Former Company Stockholder to the Escrow Deposit as shown under the heading “Cash Escrowed” on Schedule I hereto divided by (ii) $8,220,000.

The “Aggregate Cash Escrow Percentage” shall equal the aggregate percentage represented by combining each Individual Cash Escrow Percentage.

The “Individual Escrowed Securities Value” shall equal, for each Rollover Shareholder (i) the number of Escrowed Rollover Securities deposited by each Rollover Shareholder multiplied by (ii) $[            ]1 (the “Preferred Stock Per Share Price”).

The “Aggregate Escrowed Securities Value” shall equal the aggregate value of the Individual Escrowed Securities Values for all Rollover Shareholders.

The “Individual Securities Escrow Percentage” for each Rollover Shareholder shall equal (i) the Individual Escrowed Securities Value attributable to each Rollover Shareholder divided by (ii) $8,220,000.

The “Aggregate Securities Escrow Percentage” shall equal the aggregate percentage represented by combining the Individual Securities Escrow Percentages for all Rollover Shareholders.

Schedule I shall be amended by the Escrow Agent from time to time, consistent with the form provided in Schedule I, as necessary to reflect all payments or distributions of cash or release of Escrowed Rollover Securities from escrow hereunder and in order to keep record of each Former Company Stockholder’s and/or Rollover Shareholder’s remaining interest in the Escrow Funds and the Escrowed Rollover Securities, as applicable.

[1]	Insert the amount per share paid by the WP Entities for Parent shares.

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The Escrow Agent shall invest and reinvest the Escrow Fund as provided in Section III.

Management of Escrow Fund.

Investment of Escrow Fund: The Escrow Fund shall be invested and reinvested by the Escrow Agent in such investments as shall be directed in joint written investment instructions from Parent and the Former Company Stockholders’ Agent. In the absence of joint written instructions from Parent and the Former Company Stockholders’ Agent, the Escrow Agent shall invest the Escrow Fund in (i) obligations of, or obligations fully and directly guaranteed as to timely payment of principal and interest by, the United States of America, which obligations have a maturity of not more than 90 days, (ii) repurchase obligations with a term of not more than 10 days for underlying securities of the types described in clause (i) above entered into with any bank or trust company organized under the law of the United States of America or the law of any state of the United States which has a long term debt rating from Moody’s Investor’s Service, Inc. of at least Aaa or from Standard & Poor’s Corporation of at least AAA (each, an “Approved Bank”), (iii) certificates of deposit issued by any Approved Bank, which certificates of deposit have a maturity of not more than 90 days, or (iv) money market funds registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the portfolios of which are limited to “government securities” (as defined in the Investment Company Act). The Escrow Agent may liquidate any investments held in the Escrow Account in order to provide funds necessary to make required payments under this Agreement. No investment shall exceed the term of this Agreement.

The Escrow Agent shall provide to Parent and the Former Company Stockholders’ Agent periodic statements reflecting transactions executed on behalf of the Escrow Fund and the then current balance of the Escrow Fund.

The Escrow Agent shall have no liability for any loss sustained as a result of any investment made pursuant to the joint written investment instructions of Parent and Former Company Stockholders’ Agent or otherwise authorized pursuant to this Section III or as a result of any liquidation of any investment prior to its maturity.

The Rollover Shareholders shall be entitled to vote the Escrowed Rollover Securities as are owned by each such Rollover Shareholder as indicated on Schedule I hereto and as are, from time to time, held hereunder for such Rollover Shareholder’s account as Escrowed Rollover Securities by instructing the Escrow Agent in writing; provided, however, that in order for any such Rollover Shareholder to exercise such entitlement, he, she or it must notify the Escrow Agent in writing no later than five business days prior to the proposed vote. Rollover Shareholders shall also be entitled to receive any dividend or distribution thereon (other than dividends or distributions in the form of additional Escrowed Rollover Securities or property other than cash issued in a Liquidating Distribution or otherwise falling within the definition of Escrowed Rollover Securities hereunder and pursuant to Section II.B above, all of which property shall be delivered to the Escrow Agent and held as part of the Escrowed Shares).

Distribution of the Escrow Fund. The Escrow Agent shall distribute the Escrow Fund as follows:

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Upon receipt by the Escrow Agent at any time of joint written instructions signed by Parent and the Former Company Stockholders’ Agent directing the Escrow Agent to pay any amount from the Escrow Fund, the Escrow Agent promptly shall make payment of such amount in accordance with those instructions and consistent with Section IV.E hereof.

If at any time or from time to time Parent shall give notice to the Escrow Agent asserting that it is entitled to indemnification pursuant to the Merger Agreement and demanding payment of an amount from the Escrow Fund, the Escrow Agent promptly shall deliver a copy of that notice to the Former Company Stockholders’ Agent, and, unless within 30 days after delivery of the copy to the Former Company Stockholders’ Agent the Escrow Agent receives from the Former Company Stockholders’ Agent a notice disputing Parent’s right to all or a portion of the amount demanded, the Escrow Agent shall pay to Parent promptly after expiration of that 30-day period (but only after having confirmed with the Former Company Stockholders’ Agent that it has received a copy of Parent’s demand) the full amount demanded by Parent. Any notice from Parent to the Escrow Agent pursuant to this Section IV.B shall set forth in reasonable detail the basis of such demand for payment and the amount sought to be paid from the Escrow Fund and any payment made pursuant to this Section IV.B shall be made consistent with Section IV.E hereof.

If during the 30-day period referred to in Section IV.B the Escrow Agent receives notice from the Former Company Stockholders’ Agent disputing Parent’s right to all or any portion of the payment demanded by Parent, the Escrow Agent promptly shall forward to Parent a copy of the Former Company Stockholders’ Agent’s notice, shall pay to Parent promptly after receiving such Former Company Stockholders’ Agent’s notice any undisputed portion of the amount demanded by Parent, and shall continue to hold the disputed amount in escrow until (i) receipt of joint instructions signed by Parent and the Former Company Stockholders’ Agent, or (ii) a copy of a final, non-appealable order of a court of competent jurisdiction, or a final decision by an arbitrator appointed as provided in Section 11.6(d) of the Merger Agreement, in each case setting forth the manner in which the Escrow Agent shall dispose of the disputed amount. Upon receipt of any such instructions or order, the Escrow Agent promptly shall comply with its terms and make a distribution from the Escrow Funds, if appropriate, consistent with Section IV.E hereof.

Without any action on the part of Parent and/or the Former Company Stockholders’ Agent, on the 547th day following the date of this Agreement, the Escrow Agent shall: (i) pay to the Former Company Stockholders’ Agent from the Escrow Fund an amount equal to the amount by which the Escrow Fund exceeds the amount calculated by multiplying the Aggregate Cash Escrow Percentage by the aggregate amount of any pending claims previously asserted by Parent or any other Parent Indemnified Party against the Former Company Stockholders in accordance with Article XI of the Merger Agreement that are either undetermined or being disputed pursuant to Section IV.C hereof, and (ii) release from escrow Escrowed Rollover Securities to the Rollover Shareholders who are entitled such securities to the extent there remains in escrow a number of Escrowed Rollover Securities having a value, based on the Preferred Stock Per Share Price, greater than the number of securities which would be required, based on the Preferred Stock Per Share Price, to satisfy the Aggregate Securities Escrow Percentage of the amount of any pending claims previously asserted by Parent or any other Parent Indemnified Party against the Former Company Stockholders in accordance with Article XI of the Merger Agreement that are either undetermined or being disputed pursuant to Section IV.C hereof, and any distribution of

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Escrowed Rollover Securities pursuant to item IV.D.(ii) above shall be made consistent with Section IV.E hereof. The balance of the Escrow Fund, including any remaining Escrowed Rollover Securities, not so paid or released pursuant to the immediately preceding sentence shall be held by the Escrow Agent until receipt by the Escrow Agent of (i) joint instructions signed by Parent and the Former Company Stockholders’ Agent, or (ii) a copy of a final, non-appealable order of a court of competent jurisdiction, or a final decision by an arbitrator appointed as provided in Section 11.6(d) of the Merger Agreement, in each case setting forth the determination of Parent’s claim. Upon receipt of any such any instructions or order, the Escrow Agent promptly shall pay to Parent (or other Parent Indemnified Party) the amount to which it is entitled as stated in such instruction or order and shall pay the balance of the Escrow Fund to the Former Company Stockholders’ Agent and shall provide any remaining Escrowed Rollover Securities to the Former Company Stockholders’ Agent for distribution to the Rollover Shareholders entitled to such securities. If the amount of any pending and undetermined claim for which a portion of the Escrow Fund was held by the Escrow Agent in accordance with this Section IV.D is determined by Parent and the Former Company Stockholders’ Agent to no longer be in dispute, then Parent and Former Company Stockholders’ Agent shall provide joint written notice authorizing Escrow Agent to release an amount of the remaining Escrow Fund, including Escrowed Rollover Securities representing the excess, if any, of (A) the amount so determined over (B) the amount previously withheld in respect of such pending and undetermined claim.

In the case of any distribution or payment to be made pursuant to Section IV.A, IV.B, IV.C and/or IV.D hereof, the Escrow Agent shall pay the Aggregate Cash Escrow Percentage of such distribution or payment from the Escrow Deposit (allocating such amount to individual Former Company Stockholders based upon the Individual Cash Escrow Percentage of each Former Company Stockholder having an interest therein) and shall satisfy the Aggregate Securities Escrow Percentage of such distribution or payment from the Escrowed Rollover Securities (allocating such amount to individual Rollover Shareholders based upon the Individual Securities Escrow Percentage of each Rollover Shareholder having an interest therein and determining the number of Escrow Rollover Securities to so release based on the Preferred Stock Per Share Price). With regards to any Escrowed Rollover Securities to be so distributed or released pursuant to this Section IV, such Escrowed Rollover Securities shall be delivered by the Escrow Agent to Parent and treated by Parent in the manner provided for in Article V hereof.

Distributions or payments of cash to Parent shall be made to it pursuant to the wiring instructions provided for on Schedule III hereto.

The Escrow Agent shall continue to hold the Escrow Fund, including the Escrowed Rollover Securities, in its possession except as provided in this Agreement.

Upon delivery, release or payment of the entire balance of the Escrow Fund, including the Escrowed Rollover Securities, as provided in this Section IV, the Escrow Agent shall be released and discharged from any further obligation under this Agreement.

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Cancellation of Escrowed Rollover Securities. It is expressly acknowledged and agreed that Parent shall forthwith cancel the Escrowed Rollover Security represented by any certificate(s) delivered to it by the Escrow Agent pursuant to Section IV (whereupon all ownership interests in Parent represented thereby shall be extinguished and the Escrow Agent shall have no liability thereafter with respect to such cancelled certificate(s)); provided, however, that, in the event the certificate(s) so delivered represent a number of Escrowed Rollover Securities greater than the number of Escrowed Rollover Securities required to be delivered with respect to a particular Rollover Shareholder, then Parent shall promptly cause to be issued to and in the name of such Rollover Shareholder, a new certificate, duly endorsed, in respect of such excess number of Escrowed Rollover Securities and shall deliver such new certificate to the Escrow Agent to be held as provided hereunder.

Termination. This Agreement shall automatically terminate if and when the Escrow Agent in accordance with the terms of this Agreement shall have distributed the entire Escrow Fund.

Escrow Agent.

The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement.

The Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any written notice, instruction or request furnished to it under this Agreement and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to any Parent Indemnified Party, Escrow Agent, any Stockholders Indemnified Party or the Former Company Stockholders’ Agent.

The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing (i) by Parent and the Former Company Stockholders’

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Agent, or (ii) by a final order or judgment of a court of competent jurisdiction or by a final decision by an arbitrator appointed as provided in Section 11.6(d) of the Merger Agreement.

In no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Succession. The Escrow Agent (and any successor escrow agent) may at any time resign as such upon 60 days prior notice to each of the other parties. Upon receipt of a notice of resignation, each of the other parties shall use their best efforts to select a successor escrow agent within 60 days, but if within that 60-day period the Escrow Agent has not received a notice signed by both of the other parties appointing a successor escrow agent and setting forth its name and address, then (i) the Escrow Agent’s resignation shall become effective on such 60th day and (ii) the Escrow Agent’s sole responsibility thereafter shall be to safekeep the Escrow Fund until receipt of (A) a designation of a successor escrow agent or (B) joint instructions signed by Parent and the Former Company Stockholders’ Agent, or a copy of final non-appealable order of a court of competent jurisdiction, or a final decision of an arbritator appointed as provided in Section 11.6 of the Merger Agreement, in each case setting forth the manner in which the Escrow Agent shall dispose of the Escrow Fund.

Fees. Parent and the Former Company Stockholders’ Agent shall bear equally the amount of all reasonable fees and expenses payable to the Escrow Agent (with Former Company Stockholders’ Agent’s portion to be deducted from the Escrow Fund). Parent and the Former Company Stockholders’ Agent agree to (a) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule II hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.

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Indemnity. Parent and the Former Company Stockholders’ Agent (with Former Company Stockholders’ Agent’s portion to be deducted from the Escrow Fund) shall indemnify, defend and hold harmless the Escrow Agent and its directors, officers, agents and employees (the “Indemnitees”) from all loss, liability or expense (including the reasonable fees and expenses of outside counsel) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, except in the case of any Indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such Indemnitee, or (b) its following any instructions or other directions from Parent or the Former Company Stockholders’ Agent, except to the extent that its following any such instruction or direction is contrary to the express terms of this Agreement. Parent and the Former Company Stockholders’ Agent acknowledge that the foregoing indemnification obligations shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement. Parent and the Former Company Stockholders’ Agent hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due under this Agreement.

Taxes. The Former Company Stockholders’ Agent shall be responsible for, on behalf of the Former Company Stockholders, all taxes arising from or attributable to the Escrow Fund, except to the extent any portion of the Escrow Fund is paid to Parent in respect of claims made under Article XI of the Merger Agreement. The Escrow Agent shall issue all Internal Revenue Service Forms 1099 (or any successor forms) relating to the Escrow Account or the Escrow Fund to and in the name of the Former Company Stockholder’s Agent.

Notices. All communications under this Agreement shall be in writing and shall be deemed to be duly given and received: (a) upon delivery if delivered personally; (b) on the next business day (as hereinafter defined) if sent by overnight courier; (c) upon transmission by facsimile if receipt is confirmed by telephone, provided transmission is made during regular business hours, or if not, the next business day; or (d) four business days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule III hereto or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested. Notwithstanding the above, communications shall be deemed to have been given on the date received by the Escrow Agent.

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Security Procedures. In the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, the Escrow Agent may seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule IV, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule IV, the Escrow Agent may seek confirmation of such instructions by telephone call-back to any one or more of a party’s executive officers (“Executive Officers”), which shall include the titles of Chief Executive Officer, President and Vice President, as the Escrow Agent may select. Upon the Escrow Agent’s request, an Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Parent or the Former Company Stockholders’ Agent to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank.

Former Company Stockholders’ Agent. At any time during the term of this Agreement, the Former Company Stockholders’ Agent may notify Parent and the Escrow Agent in writing that the Former Company Stockholders have designated another person to act on behalf of the Former Company Stockholders as the Former Company Stockholders’ Agent hereunder, in accordance with Section 11.7 of the Merger Agreement.

Miscellaneous.

This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangements among the parties with respect to the subject matter hereof, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

This Agreement may not be altered or modified, nor may any condition or covenant set forth herein be waived, without the express written consent of each of the parties hereto.

This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

The section headings of this Agreement are for reference purposes only and are not to be given any effect in the construction or interpretation of this Agreement.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision shall be deemed modified to give it the maximum effect permitted by law, and such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof.

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None of the parties may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the others.

This Agreement does not create, and shall not be construed as creating, any rights in favor of any person not a party to this Agreement.

The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this Agreement and/or the transactions contemplated thereby and, by execution and delivery of this Agreement, each of the parties to this Agreement submits to the jurisdiction of those courts, including, but not limited to, the in personam and subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with Section XI) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. NOTWITHSTANDING THE FOREGOING, PARENT AND THE FORMER COMPANY STOCKHOLDERS’ AGENT HEREBY ACKNOWLEDGE THAT ALL DISPUTES RELATING TO THE MERGER AND THE MERGER AGREEMENT SHALL BE RESOLVED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT.

[Signature Page Follows.]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

ESCROW AGENT	[ ]

By:
Name:
Title:

COMPANY	CELLU PAPER HOLDINGS, INC.

By:
Name:
Title:

PARENT	CELLU PARENT CORPORATION

By:
Name:
Title:
FORMER COMPANY STOCKHOLDERS’ AGENT

By:
CHARTER AGENT LLC, as the agent for and on behalf of the Former Company Stockholders

[Signature Page to Indemnification Escrow Agreement]

SCHEDULE I

STOCKHOLDERS CONTRIBUTING TO ESCROW DEPOSIT (Excluding Rollover Shareholders)

Former Company Stockholder	Address	TIN	Cash Escrowed	Individual Cash Escrow Percentage
City: State: Zip: Phone: ( ) - Fax: ( ) - Email:

City: State: Zip: Phone: ( ) - Fax: ( ) - Email:

Escrow Deposit:	$	_______________

Aggregate Cash Escrow Percentage:			%

[Schedule I to Indemnification Escrow Agreement]

ROLLOVER SHAREHOLDERS

Rollover Shareholder	Address	TIN	Escrowed Shares (Stock Certificate Number(s))	Individual Escrowed Securities Value	Individual Securities Escrow Percentage
City: State: Zip: Phone: ( ) - Fax: ( ) - Email:

City: State: Zip: Phone: ( ) - Fax: ( ) - Email:

City: State: Zip: Phone: ( ) - Fax: ( ) - Email:

City: State: Zip: Phone: ( ) - Fax: ( ) - Email:

Aggregate Escrowed Securities Value:	$	_______________

Aggregate Securities Escrow Percentage:		_______________	%

[Schedule I to Indemnification Escrow Agreement]

SCHEDULE II

Escrow Agent’s Compensation

[Schedule II to Indemnification Escrow Agreement]

SCHEDULE III

Notice Addresses

Parent Notice Address:

c/o Weston Presidio V, L.P.

Pier 1, Bay 2

San Francisco, CA 94111

Attention: R. Sean Honey and Therese Mrozek

Fax No: (415) 398-0990

Tel. No: (415) 398-0770

with a copy to:

Ropes & Gray L.L.P.

One International Place

Boston, Massachusetts 02110

Attention: David C. Chapin, Esq. and Shari Wolkon, Esq.

Fax No: (617) 951-7050

Tel. No: (617) 951-7371

Tel. No.: (617) 951-7861

Parent TIN:

Wiring Instructions:

Account Name:

Bank Name:

Bank City/State:

ABA#:

Account Number:

The Former Company Stockholders’ Agent Notice Address:

Charter Agent LLC

c/o Charterhouse Group, Inc.

535 Madison Avenue

New York, New York 10022

Attention: William Landuyt

Fax No: 212-750-9704

Tel. No: 212-584-3216

with a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Attention: Stephen W. Rubin, Esq.

[Schedule III to Indemnification Escrow Agreement]

Fax No: 212-969-2900

Tel. No: 212-969-3000

The Former Company Stockholders’ Agent TIN:

Wiring Instructions:

Account Name:

Bank Name:

ABA#:

Account Number:

Escrow Agent Notice Address:

[            ]

[            ]

Attention: [            ]

Fax No: (    ) -

Tel. No.: (    ) -

[Schedule III to the Indemnification Escrow Agreement]

SCHEDULE IV

Call-Back Information

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to Parent:

Name - Telephone Number

1.

2.

If to the Former Company Stockholders’ Agent:

Name - Telephone Number

1.

2.

Telephone call-backs shall be made to Parent and the Former Company Stockholders’ Agent if joint instructions are required pursuant to this Agreement.

[Schedule IV to the Indemnification Escrow Agreement]

Exhibit 3.2(b)

Form of Working Capital Escrow Agreement

WORKING CAPITAL ESCROW AGREEMENT

This Working Capital Escrow Agreement, dated as of [            ], 2006 (the “Agreement”), is by and among Cellu Parent Corporation (“Parent”), Cellu Paper Holdings, Inc. (the “Company”), Charter Agent LLC, as the agent for and on behalf of the Former Company Stockholders (the “Former Company Stockholders’ Agent”), and [            ], as escrow agent (the “Escrow Agent”). For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of May 8, 2006 (the “Merger Agreement”), by and among Parent, Cellu Acquisition Corporation (“Merger Sub”) and the Company, Merger Sub is merging with and into the Company, with the Company as the corporation surviving the merger (the “Surviving Corporation”);

WHEREAS, in connection with the consummation of the Merger, Parent, the Company, the Former Company Stockholders’ Agent and the Escrow Agent are required, pursuant to Section 3.2(b) of the Merger Agreement, to execute and deliver this Agreement;

WHEREAS, the purpose of this Agreement is to secure obligations, if any, of the Former Company Stockholders to Parent, pursuant to the terms of Sections 3.3(f) and 3.3(g) of the Merger Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, in accordance with the Merger Agreement, is depositing with the Escrow Agent, by wire transfer of immediately available funds, the sum of $2,050,000 less the Aggregate Escrowed Securities Value (as defined herein), which deposit represents a portion of the Merger Consideration (the “Working Capital Escrow Deposit”);

WHEREAS, as contemplated by the Merger Agreement and by Section 2.2.1 of each Rollover Agreement (each, a Rollover Agreement”) between Parent and certain of the Former Company Stockholders listed on Schedule I hereto under the heading “Rollover Shareholders” (such Former Company Stockholders, the “Rollover Shareholders”), the parties to each Rollover Agreement have agreed that one hundred percent (100%) of each such Rollover Shareholders’ applicable percentage of the Working Capital Escrow Deposit will consist of certificates representing a certain number of shares of the Company’s Series A convertible preferred stock, par value $0.001 per share (“Preferred Stock”), issued to each such Rollover Shareholder at the Closing under such Rollover Shareholder’s Rollover Agreement; and

WHEREAS, the number of shares contributed by each Rollover Shareholder is shown on Schedule I hereto (the “Working Capital Escrowed Rollover Securities”);

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

Working Capital Escrow Agreement

Appointment. Parent, the Company and the Former Company Stockholders’ Agent hereby appoint [                    ] as escrow agent for the purposes set forth in this Agreement, and [                    ] hereby accepts such appointment and agrees to act as escrow agent on the terms and conditions set forth hereinafter.

Working Capital Escrow Fund.

The Escrow Agent shall acknowledge the receipt of the Working Capital Escrow Deposit in writing to both Parent and the Former Company Stockholders’ Agent promptly upon receipt of the Working Capital Escrow Deposit. Schedule I sets forth the name of each Former Company Stockholder, such Former Company Stockholder’s address, the Former Company Stockholder’s employee identification or social security number, as applicable, the Individual Cash Escrow Percentage (as defined below) attributable to such Former Company Stockholder and the aggregate amount of cash deposited in the Working Capital Escrow Account by each such Former Company Stockholder (shown on Schedule I under the heading “Working Capital Cash Escrowed”).

Pursuant to Section 2.2.1 of the Rollover Agreement, the Former Company Stockholders’ Agent herewith delivers to the Escrow Agent certificates evidencing the Working Capital Escrowed Rollover Securities, together with stock transfer powers with respect thereto executed in blank. Such Working Capital Escrowed Rollover Securities are to be held by the Escrow Agent pursuant to the terms hereof (together with any additional escrowed securities issued in payment of any non-cash dividend or distribution on or split or other recapitalization of, or in respect of, any of the Working Capital Escrowed Rollover Securities delivered into escrow on the date hereof, or any securities or other property issued or distributed with respect to any such securities in connection with any merger, consolidation or liquidation of the Parent, and any other property other than cash issued in an extraordinary distribution in connection with the liquidation or dissolution of the Parent or otherwise involved in the distribution of all or substantially all of the assets (a “Liquidating Distribution”) with respect to any such shares). The Escrow Agent shall acknowledge receipt of the Escrowed Company Securities promptly following delivery of the same to the Escrow Agent. Schedule I sets forth the number of Working Capital Escrowed Rollover Securities deposited in the Working Capital Escrow Account by each Rollover Shareholder, including the identification number of each certificate or certificates so deposited, the Individual Escrowed Securities Value (as defined below) and the Individual Securities Escrow Percentage (as defined below).

Other than as provided for herein, none of the Rollover Shareholders shall take any action, or shall allow any of their representatives or advisors to take any action, to transfer, sell, pledge or otherwise dispose of any Working Capital Escrowed Rollover Securities and any such purported transfer shall be null and void ab initio. The Escrow Agent shall have no authority to alter its records to reflect any purported transfer of an Escrowed Rollover Security or to make any payment or distribution under this Escrow Agreement to any such purported transferee except such transfers or payments made to Parent consistent with Article IV hereof.

The Escrow Agent shall establish a segregated account (the “Working Capital Escrow Account”) and shall hold in the Working Capital Escrow Account the Working Capital Escrow Deposit and the Working Capital Escrowed Rollover Securities and all interest, profits, securities or other

Working Capital Escrow Agreement

2

income thereon or with respect thereto and any proceeds therefrom (the “Working Capital Escrow Fund”). Any interest and profits on, any securities or other non-cash properties delivered with respect to, and any proceeds from, the Working Capital Escrow Fund shall be credited to and become part of the Working Capital Escrow Fund and, if and to the extent such amounts are delivered in cash, may be reinvested as provided in Section III. The purpose of the Working Capital Escrow Account is to provide a source from which any amounts owing from time to time to Parent by the Former Company Stockholders pursuant to Sections 3.3(f) and 3.3(g) of the Merger Agreement shall be paid. It is understood and agreed by the parties hereto that the Working Capital Escrow Fund shall be separate and independent from the Escrow Amount. The Escrow Agent shall establish the Working Capital Escrow Account solely for deposit of the Working Capital Escrow Deposit and the Working Capital Escrowed Rollover Securities and will establish a separate account for holding the Escrow Amount.

At the time that the deposits described in Section II.A and Section II.B are made, the Escrow Agent, in conjunction with the Former Company Stockholders’ Agent and Parent shall calculate the following values based on the information on Schedule I:

The “Individual Cash Escrow Percentage” for each Former Company Stockholder shall equal (i) the amount of cash contributed by each Former Company Stockholder to the Working Capital Escrow Deposit as shown under the heading “Working Capital Cash Escrowed” on Schedule I hereto divided by (ii) $2,050,000.

The “Aggregate Cash Escrow Percentage” shall equal the aggregate percentage represented by combining each Individual Cash Escrow Percentage.

The “Individual Escrowed Securities Value” shall equal, for each Rollover Shareholder (i) the number of Working Capital Escrowed Rollover Securities deposited by each Rollover Shareholder multiplied by (ii) $[            ]1 (the “Preferred Stock Per Share Price”).

The “Aggregate Escrowed Securities Value” shall equal the aggregate value of the Individual Escrowed Securities Values for all Rollover Shareholders.

The “Individual Securities Escrow Percentage” for each Rollover Shareholder shall equal (i) the Individual Escrowed Securities Value attributable to each Rollover Shareholder divided by (ii) $2,050,000.

The “Aggregate Securities Escrow Percentage” shall equal the aggregate percentage represented by combining the Individual Securities Escrow Percentages for all Rollover Shareholders.

Schedule I shall be amended by the Escrow Agent from time to time, consistent with the form provided in Schedule I, as necessary to reflect all payments or distributions of cash or release of Working Capital Escrowed Rollover Securities from escrow hereunder and in order to keep record of each Former Company Stockholder’s and/or Rollover Shareholder’s remaining interest in the Working Capital Escrow Funds and the Working Capital Escrowed Rollover Securities, as applicable.

[1]	Insert the amount per share paid by the WP Entities for Parent shares.

Working Capital Escrow Agreement

3

The Escrow Agent shall invest and reinvest the Working Capital Escrow Fund as provided in Section III.

Management of Working Capital Escrow Fund.

Investment of Working Capital Escrow Fund: The Working Capital Escrow Fund shall be invested and reinvested by the Escrow Agent in such investments as shall be directed in joint written investment instructions from Parent and the Former Company Stockholders’ Agent. In the absence of joint written instructions from Parent and the Former Company Stockholders’ Agent, the Escrow Agent shall invest the Working Capital Escrow Fund in (i) obligations of, or obligations fully and directly guaranteed as to timely payment of principal and interest by, the United States of America, which obligations have a maturity of not more than 90 days, (ii) repurchase obligations with a term of not more than 10 days for underlying securities of the types described in clause (i) above entered into with any bank or trust company organized under the law of the United States of America or the law of any state of the United States which has a long term debt rating from Moody’s Investor’s Service, Inc. of at least Aaa or from Standard & Poor’s Corporation of at least AAA (each, an “Approved Bank”), (iii) certificates of deposit issued by any Approved Bank, which certificates of deposit have a maturity of not more than 90 days, or (iv) money market funds registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the portfolios of which are limited to “government securities” (as defined in the Investment Company Act). The Escrow Agent may liquidate any investments held in the Working Capital Escrow Account in order to provide funds necessary to make required payments under this Agreement. No investment shall exceed the term of this Agreement.

The Escrow Agent shall provide to Parent and the Former Company Stockholders’ Agent periodic statements reflecting transactions executed on behalf of the Working Capital Escrow Fund and the then current balance of the Working Capital Escrow Fund.

The Escrow Agent shall have no liability for any loss sustained as a result of any investment made pursuant to the joint written investment instructions of Parent and Former Company Stockholders’ Agent or otherwise authorized pursuant to this Section III or as a result of any liquidation of any investment prior to its maturity.

The Rollover Shareholders shall be entitled to vote the Working Capital Escrowed Rollover Securities as are owned by each such Rollover Shareholder as indicated on Schedule I hereto and as are, from time to time, held hereunder for such Rollover Shareholder’s account as Working Capital Escrowed Rollover Securities by instructing the Escrow Agent in writing; provided, however, that in order for any such Rollover Shareholder to exercise such entitlement, he, she or it must notify the Escrow Agent in writing no later than five business days prior to the proposed vote. Rollover Shareholders shall also be entitled to receive any dividend or distribution thereon (other than dividends or distributions in the form of additional Working Capital Escrowed Rollover Securities or property other than cash issued in a Liquidating Distribution or otherwise falling within the definition of Working Capital Escrowed Rollover Securities hereunder and pursuant to Section II.B above, all of which property shall be delivered to the Escrow Agent and held as part of the Escrowed Shares).

Working Capital Escrow Agreement

4

Distribution of the Working Capital Escrow Fund. The Escrow Agent shall distribute the Working Capital Escrow Fund as follows:

Upon receipt by the Escrow Agent at any time of written instructions signed by Parent directing the Escrow Agent to pay any amount from the Working Capital Escrow Fund, the Escrow Agent promptly shall make payment of such amount in accordance with those instructions and consistent with Section IV.B hereof.

In the case of any distribution or payment to be made pursuant to Section IV.A hereof, the Escrow Agent shall pay the Aggregate Cash Escrow Percentage of such distribution or payment from the Working Capital Escrow Deposit (allocating such amount to individual Former Company Stockholders based upon the Individual Cash Escrow Percentage of each Former Company Stockholder having an interest therein) and shall satisfy the Aggregate Securities Escrow Percentage of such distribution or payment from the Working Capital Escrowed Rollover Securities (allocating such amount to individual Rollover Shareholders based upon the Individual Securities Escrow Percentage of each Rollover Shareholder having an interest therein and determining the number of Escrow Rollover Securities to so release based on the Preferred Stock Per Share Price). With regards to any Working Capital Escrowed Rollover Securities to be so distributed or released pursuant to this Section IV, such Working Capital Escrowed Rollover Securities shall be delivered by the Escrow Agent to the Parent and treated by the Parent in the manner provided for in Article V hereof.

Distributions or payments of cash to Parent shall be made to it pursuant to the wiring instructions provided for on Schedule III hereto.

The Escrow Agent shall continue to hold the Working Capital Escrow Fund, including the Working Capital Escrowed Rollover Securities, in its possession except as provided in this Agreement.

Upon delivery, release or payment of the entire balance of the Working Capital Escrow Fund, including the Working Capital Escrowed Rollover Securities, as provided in this Section IV, the Escrow Agent shall be released and discharged from any further obligation under this Agreement.

Cancellation of Working Capital Escrowed Rollover Securities. It is expressly acknowledged and agreed that the Parent shall forthwith cancel the Escrowed Rollover Security represented by any certificate(s) delivered to it by the Escrow Agent pursuant to Section IV (whereupon all ownership interests in the Parent represented thereby shall be extinguished and the Escrow Agent shall have no liability thereafter with respect to such cancelled certificate(s)); provided, however, that, in the event the certificate(s) so delivered represent a number of Working Capital Escrowed Rollover Securities greater than the number of Working Capital Escrowed Rollover Securities required to be delivered with respect to a particular Rollover Shareholder, then the Parent shall promptly cause to be issued to and in the name of such Rollover Shareholder, a new certificate, duly endorsed, in respect of such excess number of Working Capital Escrowed Rollover Securities and shall deliver such new certificate to the Escrow Agent to be held as provided hereunder.

Working Capital Escrow Agreement

5

Termination. This Agreement shall automatically terminate if and when the Escrow Agent in accordance with the terms of this Agreement shall have distributed the entire Working Capital Escrow Fund.

Escrow Agent.

The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement.

The Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any written notice, instruction or request furnished to it under this Agreement and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to any Parent Indemnified Party, Escrow Agent, any Stockholders Indemnified Party or the Former Company Stockholders’ Agent.

The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing (i) by Parent and the Former Company Stockholders’ Agent, or (ii) by a final order or judgment of a court of competent jurisdiction or by a final decision by an arbitrator appointed as provided in Section 11.6(d) of the Merger Agreement.

In no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Working Capital Escrow Agreement

6

Succession. The Escrow Agent (and any successor escrow agent) may at any time resign as such upon 60 days prior notice to each of the other parties. Upon receipt of a notice of resignation, each of the other parties shall use their best efforts to select a successor escrow agent within 60 days, but if within that 60-day period the Escrow Agent has not received a notice signed by both of the other parties appointing a successor escrow agent and setting forth its name and address, then (i) the Escrow Agent’s resignation shall become effective on such 60th day and (ii) the Escrow Agent’s sole responsibility thereafter shall be to safekeep the Working Capital Escrow Fund until receipt of (A) a designation of a successor escrow agent or (B) joint instructions signed by Parent and the Former Company Stockholders’ Agent, or a copy of final non-appealable order of a court of competent jurisdiction, or a final decision of an arbritator appointed as provided in Section 11.6 of the Merger Agreement, in each case setting forth the manner in which the Escrow Agent shall dispose of the Working Capital Escrow Fund.

Fees. Parent and the Former Company Stockholders’ Agent shall bear equally the amount of all reasonable fees and expenses payable to the Escrow Agent (with Former Company Stockholders’ Agent’s portion to be deducted from the Working Capital Escrow Fund). Parent and the Former Company Stockholders’ Agent agree to (a) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule II hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.

Indemnity. Parent and the Former Company Stockholders’ Agent (with Former Company Stockholders’ Agent’s portion to be deducted from the Escrow Fund) shall indemnify, defend and hold harmless the Escrow Agent and its directors, officers, agents and employees (the “Indemnitees”) from all loss, liability or expense (including the reasonable fees and expenses of outside counsel) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, except in the case of any Indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such Indemnitee, or (b) its following any instructions or other directions from Parent or the Former Company Stockholders’ Agent, except to the extent that its following any such instruction or direction is contrary to the express terms of this Agreement. Parent and the Former Company Stockholders’ Agent acknowledge that the foregoing indemnification obligations shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement. Parent and the Former Company Stockholders’ Agent hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Working Capital Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due under this Agreement.

Working Capital Escrow Agreement

7

Taxes. The Former Company Stockholders’ Agent shall be responsible for, on behalf of the Former Company Stockholders, all taxes arising from or attributable to the Working Capital Escrow Fund, except to the extent any portion of the Working Capital Escrow Fund is paid to Parent in respect of claims made under Article XI of the Merger Agreement. The Escrow Agent shall issue all Internal Revenue Service Forms 1099 (or any successor forms) relating to the Working Capital Escrow Account or the Working Capital Escrow Fund to and in the name of the Former Company Stockholder’s Agent.

Notices. All communications under this Agreement shall be in writing and shall be deemed to be duly given and received: (a) upon delivery if delivered personally; (b) on the next business day (as hereinafter defined) if sent by overnight courier; (c) upon transmission by facsimile if receipt is confirmed by telephone, provided transmission is made during regular business hours, or if not, the next business day; or (d) four business days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule III hereto or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested. Notwithstanding the above, communications shall be deemed to have been given on the date received by the Escrow Agent.

Security Procedures. In the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, the Escrow Agent may seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule IV, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule IV, the Escrow Agent may seek confirmation of such instructions by telephone call-back to any one or more of a party’s executive officers (“Executive Officers”), which shall include the titles of Chief Executive Officer, President and Vice President, as the Escrow Agent may select. Upon the Escrow Agent’s request, an Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Parent or the Former Company Stockholders’ Agent to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank.

Former Company Stockholders’ Agent. At any time during the term of this Agreement, the Former Company Stockholders’ Agent may notify Parent and the Escrow Agent in writing that the Former Company Stockholders have designated another person to act on behalf of the Former Company Stockholders as the Former Company Stockholders’ Agent hereunder, in accordance with Section 11.7 of the Merger Agreement.

Miscellaneous.

This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangements among the parties with respect to the subject matter hereof, supersedes any

Working Capital Escrow Agreement

8

previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

This Agreement may not be altered or modified, nor may any condition or covenant set forth herein be waived, without the express written consent of each of the parties hereto.

This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

The section headings of this Agreement are for reference purposes only and are not to be given any effect in the construction or interpretation of this Agreement.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision shall be deemed modified to give it the maximum effect permitted by law, and such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof.

None of the parties may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the others.

This Agreement does not create, and shall not be construed as creating, any rights in favor of any person not a party to this Agreement.

The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this Agreement and/or the transactions contemplated thereby and, by execution and delivery of this Agreement, each of the parties to this Agreement submits to the jurisdiction of those courts, including, but not limited to, the in personam and subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with Section XI) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. NOTWITHSTANDING THE FOREGOING, PARENT AND THE FORMER COMPANY STOCKHOLDERS’ AGENT HEREBY ACKNOWLEDGE THAT ALL DISPUTES RELATING TO THE MERGER AND THE MERGER AGREEMENT SHALL BE RESOLVED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT.

[Signature Page Follows.]

Working Capital Escrow Agreement

9

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

ESCROW AGENT	[ ]

By:
Name:
Title:

COMPANY	CELLU PAPER HOLDINGS, INC.

By:
Name:
Title:

PARENT	CELLU PARENT CORPORATION

By:
Name:
Title:

FORMER COMPANY STOCKHOLDERS’ AGENT	By:
CHARTER AGENT LLC, as the agent for and on behalf of the Former Company Stockholders

[Signature Page to Working Capital Escrow Agreement]

SCHEDULE I

STOCKHOLDERS CONTRIBUTING TO ESCROW DEPOSIT (Excluding Rollover Shareholders)

Former Company Stockholder	Address	TIN	Working Capital Cash Escrowed	Individual Cash Escrow Percentage
City: State: Zip: Phone: ( ) – Fax: ( ) – Email:

City: State: Zip: Phone: ( ) – Fax: ( ) – Email:

Working Capital Escrow Deposit:	$_______________

Aggregate Cash Escrow Percentage:	%

[Schedule I to Working Capital Escrow Agreement]

ROLLOVER SHAREHOLDERS

Rollover Shareholder	Address	TIN	Working Capital Escrowed Rollover Securities (Stock Certificate Number(s))	Individual Escrowed Securities Value	Individual Securities Escrow Percentage
City: State: Zip: Phone: ( ) - Fax: ( ) - Email:

City: State: Zip: Phone: ( ) - Fax: ( ) - Email:

City: State: Zip: Phone: ( ) - Fax: ( ) - Email:

City: State: Zip: Phone: ( ) - Fax: ( ) - Email:

Aggregate Escrowed Securities Value:	$_______________

Aggregate Securities Escrow Percentage:	_______________%

[Schedule I to Working Capital Escrow Agreement]

SCHEDULE II

Escrow Agent’s Compensation

[Schedule II to Indemnification Escrow Agreement]

SCHEDULE III

Notice Addresses

Parent Notice Address:

c/o Weston Presidio V, L.P.

Pier 1, Bay 2

San Francisco, CA 94111

Attention: R. Sean Honey and Therese Mrozek

Fax No: (415) 398-0990

Tel. No: (415) 398-0770

with a copy to:

Ropes & Gray L.L.P.

One International Place

Boston, Massachusetts 02110

Attention: David C. Chapin, Esq. and Shari Wolkon, Esq.

Fax No: (617) 951-7050

Tel. No: (617) 951-7371

Tel. No.: (617) 951-7861

Parent TIN:

Wiring Instructions:

Account Name:

Bank Name:

Bank City/State:

ABA#:

Account Number:

The Former Company Stockholders’ Agent Notice Address:

Charter Agent LLC

c/o Charterhouse Group, Inc.

535 Madison Avenue

New York, New York 10022

Attention: William Landuyt

Fax No: 212-750-9704

Tel. No: 212-584-3216

with a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Attention: Stephen W. Rubin, Esq.

[Schedule III to Indemnification Escrow Agreement]

Fax No: 212-969-2900

Tel. No: 212-969-3000

The Former Company Stockholders’ Agent TIN:

Wiring Instructions:

Account Name:

Bank Name:

ABA#:

Account Number:

Escrow Agent Notice Address:

[            ]

[            ]

Attention: [            ]

Fax No: (    ) -

Tel. No.: (    ) -

[Schedule III to the Indemnification Escrow Agreement]

SCHEDULE IV

Call-Back Information

Telephone Number(s) for Call-Backs and Person(s) Designated to Confirm Funds Transfer Instructions

If to Parent:

Name - Telephone Number

1.

2.

If to the Former Company Stockholders’ Agent:

Name - Telephone Number

1.

2.

Telephone call-backs shall be made to Parent and the Former Company Stockholders’ Agent if joint instructions are required pursuant to this Agreement.

[Schedule IV to the Indemnification Escrow Agreement]

Exhibit 3.3(f)

Unaudited Statement of Net Working Capital

Unaudited Statement of Net Working Capital

LTM through fiscal March 2006

(millions)

Working Capital Item	Amount
Accounts receivable	$35.3
Inventory	28.9
Prepaid Expenses	3.6

67.8

Accounts Payable	19.8
Accrued Expenses	13.3

33.1

Net Working Capital	$34.7

Note l

The accompanying Unaudited Statement of Net Working Capital includes certain of the current assets and current liabilities of the Company. The Statement of Net Working Capital has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Company Audited Financials, subject to the adjustments described below.

Note 2

Cash and Cash Equivalents

Company Cash, as defined in the Agreement, is excluded from Net Working Capital.

Accounts Receivable

Accounts receivable are carried net of allowances for doubtful accounts, rebates, customer claims and discounts.

Inventory

Inventory includes all costs directly associated with manufacturing products: raw materials, finished goods other chemicals/materials, labor and manufacturing overhead. These values are presented at the lower of cost or market.

Prepaid Expenses

Prepaid expenses include prepaid insurance, utilities, rent and other services. Prepaid taxes are excluded.

Current Liabilities

Current liabilities are recorded as incurred. Liabilities for goods received are recorded at the time of receipt consistent with the terms of the sale. Liabilities for service are recorded at the time services are rendered. Unpaid payroll and benefits are accrued.

Deferred Income Taxes

Deferred income tax assets and liabilities are excluded from Net Working Capital.

Taxes

Income taxes receivable or payable are excluded from Net Working Capital.

Indebtedness

Indebtedness, as defined in the Agreement, including accrued interest, is excluded from Net Working Capital.

Accounts Payable and Accrued Expenses

Accounts payable or accrued liabilities to the extent included as Company Transaction Expenses, as defined in the Agreement, are excluded from Net Working Capital.

Other Excluded Items

Amounts relating to the following are excluded from Net Working Capital:

•	Any liability for workers compensation in excess of the amount for which invoices have been received by the Company immediately prior to the Effective Time.

•	Environmental Clean-up at East Hartford related to the oil spill in 2005

•	Current assets, if any, relating to the life insurance policies for Thomas Gallagher.

•	Any liabilities arising from or with respect to obligations to Thomas Gallagher under the following agreements:

a.	Separation Agreement, dated February 3, 2003, between Thomas Gallagher and CTH.

b.	Supplemental Retirement Agreement, dated May 9,1996, between Thomas Gallagher and Coastal Paper.

c.	Supplemental Retirement Agreement, dated September 29,1992, between Thomas Gallagher and Coastal Paper

d.	Consulting and Release of Claims Agreement, dated February 3,

2003, between Thomas Gallagher and CTH.

•	Any liabilities arising from or with respect to the U.S. Department of Labor – Occupational Safety and Health Administration citation of 2/23/06 with respect to Cellu Tissue Corporation – Natural Dam

Schedule 3.3(i)

“WP Minimum Return Threshold” shall mean (i) with respect to any Change of Control that is consummated at any time during the Earn-Out Period the lesser of an amount (i) that would result in a 35% IRR on the amount of the WP Investment or (b) that is equal to 1.75 times the WP Investment and (ii) with respect to any Change of Control that is consummated at any time after the expiration of the Earn-Out Period an amount that is equal to 2.00 times the WP Investment.

Cellu Paper Holdings, Inc.

Earnout Waterfall - Illustrative Numbers for Calculation

($ in mm)

Illustrative Example - Assumptions

New Buyer Equity	$40.0
Minimum Return Multiple Threshold	1.75	x
Year of Sale	4
Cumulative Earnout Realized Prior to COC	$17.5

Illustrative Examples - Waterfall

	Example 1	Example 2	Example 3
Equity Proceeds from Sale	$70.0	$80.0	$100.0
Buyer Minimum Return Threshold	70.0	70.0	70.0

Proceeds above Threshold	$0.0	$10.0	$30.0
Earnout True-Up	—	10.0	17.5

Excess Proceeds To Buyer	$—	$—	$12.5
Total Proceeds to Buyer	$70.0	$70.0	$82.5
Total Earnout Realized	$17.5	$27.5	$35.0

Note: 35% IRR threshold exceeds 1.75x multiple threshold in this example.

Exhibit 9.2(1)

Form of Former Company Stockholders Indemnification Agreement

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, dated as of [                            ], 2006 (this “Agreement”), is among Cellu Parent Corporation, a Delaware corporation (“Parent”), Cellu Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and each Former Company Stockholder (as defined below) listed on Schedule A hereto. Capitalized terms defined in the Merger Agreement (as defined below) and not otherwise defined in this Agreement are used in this Agreement as such terms are defined in the Merger Agreement.

WHEREAS, Parent, Merger Sub and Cellu Paper Holdings, Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger dated as of May     , 2006 (the “Merger Agreement”), pursuant to which Parent, Merger Sub and the Company have agreed, subject to the terms and conditions thereof, to enter into a business combination pursuant to which Merger Sub will be merged with and into the Company and each share of Company Common Stock, each Company Option and each Company Warrant outstanding as of the Effective Time will be converted into the right to receive the Per Share Merger Consideration, the applicable Option Consideration or the applicable Warrant Consideration, as the case may be;

WHEREAS, each of the Persons set forth on Schedule A hereto is the owner and holder of Company Common Stock, in-the-money Company Options and/or in-the-money Company Warrants, as of the date hereof (each such person, a “Former Company Stockholder”);

WHEREAS, subject to the terms and conditions of Article XI of the Merger Agreement, the Merger Agreement provides for the indemnification of Parent, Merger Sub the Surviving Corporation and their respective officers, directors, employees and Affiliates (collectively, the “Parent Indemnified Parties”) for up to $17,120,000 in Damages (the “Cap”) incurred by the Parent Indemnified Parties by reason of (i) the inaccuracy or breach by the Company of any representation or warranty of the Company contained in the Merger Agreement or in the certificate delivered pursuant to Section 9.2(a) or 9.2(b) of the Merger Agreement (in each case, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Company Material Adverse Effect,” were deleted therefrom), or (ii) any of the matters set forth on Schedule 4.16 of the Company Disclosure Schedules;

WHEREAS, pursuant to Section 3.2(a) of the Merger Agreement, at the Closing, Parent shall withhold from the Merger Consideration otherwise payable at the Closing the amount of $8,220,000 (the “Escrow Amount”), and deliver the Escrow Amount to the Escrow Agent as partial security for the indemnification obligations of the Former Company Stockholders contained in Article XI of the Merger Agreement arising after the Effective Time;

WHEREAS, pursuant to Section 3.2(b) of the Merger Agreement, at the Closing, Parent shall withhold from the Merger Consideration otherwise payable at the Closing the amount of $2,050,000 (the “Working Capital Escrow Amount”) and deliver the Working Capital Escrow

Former Company Stockholders Indemnification Agreement

Amount to the Escrow Agent as partial security for the obligations of the Former Company Stockholders to pay for the shortfall, if any, in the difference between Actual Net Working Capital and Estimated Net Working Capital;

WHEREAS, Section 3.3(g) of the Merger Agreement provides for the payment in cash by the Former Company Stockholders on a several (but not joint) basis to Parent, under certain circumstances, of any amounts resulting from the difference between the Estimated Net Cash and the Actual Net Cash;

WHEREAS, pursuant to Section 8.6 of the Merger Agreement, the Former Company Stockholders shall pay, on a several (but not joint) basis, subject to the Cap, all reasonable third-party costs, fees and expenses incurred in connection with obtaining the Environmental Land Use Restriction at the Company’s East Hartford facility (the “ELUR Amounts”);

WHEREAS, pursuant to Section 11.7 of the Merger Agreement, Charter Agent LLC shall act as the Former Company Stockholders’ Agent (as defined below) on behalf of the Former Company Stockholders in accordance with Section 11.7 of the Merger Agreement, and each Former Company Stockholder shall indemnify the Former Company Stockholders’ Agent and hold it harmless against any loss, liability or expense incurred on the part of the Former Company Stockholders’ Agent and arising out of or in connection with the acceptance or administration of its duties under this Agreement or the Merger Agreement; and

WHEREAS, in connection with and in consideration of the transactions contemplated by the Merger Agreement, the parties desire to enter into this Agreement to provide for, among other things, certain obligations of the Former Company Stockholders after the Effective Time, subject to the other terms of this Agreement and the Merger Agreement: (i) to make indemnification payments to the Parent Indemnified Parties hereunder to the extent that the Escrow Amount does not satisfy the aggregate Damages for which indemnification is required under Article XI of the Merger Agreement (not to exceed the Cap); (ii) to pay to the Parent an amount equal to the excess, if any, of (a) the difference between the Actual Net Working Capital and the Estimated Net Working Capital, over (b) the Working Capital Escrow Amount; (iii) to pay to the Parent an amount equal to the difference between Estimated Net Cash and Actual Net Cash; (iv) to pay the ELUR Amounts, subject to the Cap; and (v) to indemnify the Former Company Stockholders’ Agent and hold it harmless against any loss, liability or expense incurred on the part of the Former Company Stockholders’ Agent and arising out of or in connection with the acceptance or administration of its duties under this Agreement or the Merger Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Former Company Stockholders hereby agree as follows:

1. GENERAL INDEMNIFICATION.

1.1. Indemnification of Parent. From and after the Effective Time and subject to the limitations contained in this Section 1 and Article XI of the Merger Agreement, the Former Company Stockholders shall indemnify, on a several (and not joint) basis, the Parent

Former Company Stockholders Indemnification Agreement

Indemnified Parties and hold the Parent Indemnified Parties harmless against any Damages that the Parent Indemnified Parties have incurred by reason of (i) the inaccuracy or breach by the Company of any representation or warranty of the Company contained in the Merger Agreement or in the certificate delivered pursuant to Section 9.2(a) or Section 9.2(b) of the Merger Agreement (in each case, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Company Material Adverse Effect”, were deleted therefrom), and (ii) any of the matters set forth on Schedule 4.16 of the Company Disclosure Schedules. All such calculations of Damages shall take into account any offset benefits or insurance proceeds received in connection with the matter out of which such Damages shall arise net of any premium increases directly resulting therefrom and shall take into account any refund, credit or actual reduction in Taxes realized by the Parent Indemnified Parties as a result of such Damages (including any such Tax benefit realized in the taxable period in which such Damages were incurred or a taxable period beginning after the tax period in which such Damages were incurred); provided, that any benefit referred to above that occurs after the Parent Indemnified Parties have recovered Damages in accordance with this Section 1 and Article XI of the Merger Agreement shall be promptly paid to the Former Company Stockholders’ Agent to be disbursed to the Former Company Stockholders. Each of Parent and Merger Sub shall be deemed to have waived on behalf of all Parent Indemnified Parties any clam for Damages to the extent set forth in Section 2 of the letter dated as of the date hereof, between the Company and Parent (Re: Indemnification Matters) (the “Indemnification Matters Letter”). Notwithstanding anything herein to the contrary, (a) the Parent Indemnified Parties shall not be entitled to seek indemnification with respect to any Damages arising under clause (i) above unless and until the aggregate amount of all Damages suffered by the Parent Indemnified Parties as a result of such breach(es) exceeds in the aggregate the amount set forth as the Deductible in Section 1.3 and then the Parent Indemnified Parties shall be entitled to indemnification only for such aggregate amount that exceeds the Deductible; provided, that the Deductible shall not apply to Damages incurred by reason of the matters set forth in Section 1 of the Indemnification Matters Letter; (b) a breach of a representation or warranty shall not be deemed to have occurred and the Parent Indemnified Parties shall not be deemed to have incurred any Damages under clauses (i) or (ii) above unless any Damages arising from such breach or matter set forth on Schedule 4.16 of the Company Disclosure Schedules, as the case may be, exceeds (together with all other claims so substantially related as to effectively constitute one claim) $100,000; provided, that such $100,000 threshold shall not apply to Damages incurred by reason of the matters set forth in Section 1 of the Indemnification Matters Letter; (c) the aggregate amount of all payments to which the Parent Indemnified Parties shall be entitled to receive in satisfaction of claims for indemnification pursuant to this Section 1.1 and pursuant to Section 11.1 of the Merger Agreement and claims under Section 5 and under Section 8.6 of the Merger Agreement shall in no event exceed the amount set forth in Section 1.3 as the Cap; (d) the Parent Indemnified Parties shall not be entitled to seek indemnification for Damages to the extent that the items giving rise to such Damages had been accounted for in any of the adjustments to the Merger Consideration pursuant to Sections 3.3(f), (g) and (h) of the Merger Agreement; (e) the Parent Indemnified Parties shall not be entitled to seek indemnification with respect to any Damages arising under clause (ii) above unless and until (A) the aggregate amount of all Damages suffered by the Parent Indemnified Parties under clause (ii) above exceeds in the aggregate the amount set forth as the Schedule 4.16 Matters Deductible in Section 1.3 and (B) the aggregate amount of all Damages suffered by Parent Indemnified Parties under clauses (i)

Former Company Stockholders Indemnification Agreement

and (ii) above exceeds in the aggregate the sum of the amount set forth as the Schedule 4.16 Matters Deductible and the amount set forth as the Deductible in Section 1.3, and, then the Parent Indemnified Parties shall be entitled to indemnification only for such aggregate amount that exceeds the sum of the Schedule 4.16 Matters Deductible and the Deductible; and (f) the Parent Indemnified Parties shall not be deemed to have incurred any Damages under clauses (i) or (ii) in the first sentence of this Section 1.1 with respect to any of the matters set forth on Schedule 11.1 attached to the Merger Agreement. In no event shall the Former Company Stockholders be liable for any punitive, special or exemplary damages except to the extent actually payable by a Parent Indemnified Party to a third party.

1.2. Exclusive Remedies. Subject to the final sentence of this Section 1.2, the parties agree that notwithstanding anything to the contrary set forth in this Agreement, the Merger Agreement or otherwise, from and after the Effective Time, the indemnification provisions of this Agreement and of Article XI of the Merger Agreement are the sole and exclusive remedies of the parties pursuant to this Agreement, the Merger Agreement or in connection with the transactions contemplated hereby or thereby. From and after the Effective Time, to the maximum extent permitted by law, but subject to the final sentence of this Section 1.2, the parties hereby waive all other rights, claims, remedies or actions with respect to any matter in any way relating to this Agreement, the Merger Agreement or arising in connection herewith or therewith, whether under any foreign, federal, state, provincial or local laws, statutes, ordinances, rules, regulations, requirements or orders at common law or otherwise. Except as provided in this Agreement or in Article XI of the Merger Agreement, subject to the final sentence of this Section 1.2, from and after the Effective Time, no right, claim, remedy or action shall be brought or maintained by any party, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misstatement or omission respecting an inaccuracy in or breach of any of the representations, warranties or covenants of any of the parties set forth or contained in the Merger Agreement. All obligations of the Former Company Stockholders pursuant to the terms of this Section 1 and Article XI of the Merger Agreement shall be satisfied first by payment from the Escrow Amount. Notwithstanding anything to the contrary in this Section 1.2 or otherwise in this Agreement or in the Merger Agreement, (i) from and after the Effective Time, a claim may be brought against the Former Company Stockholders based upon a breach of the covenants set forth in Section 3.3(f), 3.3(g), 3.3(h), 3.3(i), 8.6 or 8.7 of the Merger Agreement, or in any Transaction Document (other than this Agreement) or the Charter Non-Solicit, and (ii) a claim based upon fraud or intentional misrepresentation may be brought, without regard to any of the limitations set forth in this Agreement or the Merger Agreement (including without regard to any time or monetary limitations or any limitation on remedies), against the Former Company Stockholders accused of committing such fraud or intentional misrepresentation.

1.3. Deductible and Cap. Notwithstanding anything contained herein or in the Merger Agreement to the contrary, the Former Company Stockholders shall not have any liability under this Section 1 or Article IX of the Merger Agreement unless and until the aggregate Damages for which indemnity by such party would otherwise be due under this Section 1 or Article XI of the Merger Agreement exceeds $1,890,000 (the “Deductible”), in which case the Former Company Stockholders shall only be responsible for the excess; provided, that: (i) the Deductible shall not apply to Damages incurred by reason of the matters set forth in Section 1 of the Indemnification Matters Letter; (ii) that a breach shall not be deemed to have occurred and the Parent

Former Company Stockholders Indemnification Agreement

Indemnified Parties shall not be deemed to have incurred any Damages under clauses (i) or (ii) of Section 1.1 or clauses (i) and (ii) of Section 11.1 of the Merger Agreement unless any Damages arising from such breach or matter set forth on Schedule 4.16 of the Company Disclosure Schedules, as the case may be, exceeds (together with all other claims for Damages so substantially related as to effectively constitute one claim) $100,000; provided, that such $100,000 threshold shall not apply to Damages incurred by reason of the matters set forth Section 1 of in the Indemnification Matters Letter; and (iii) that the Former Company Stockholders shall not have any liability with respect to any Damages arising under clause (ii) of Section 1.1 and clause (ii) of Section 11.1 of the Merger Agreement unless and until (a) the aggregate amount of all Damages suffered by the Parent Indemnified Parties under clause (ii) of Section 1.1 or clause (ii) of Section 11.1 of the Merger Agreement exceeds in the aggregate $1,250,000 (the “Schedule 4.16 Matters Deductible”), and (b) the aggregate amount of all Damages suffered by Parent Indemnified Parties under clauses (i) and (ii) of Section 1.1 or clauses (i) and (ii) of Section 11.1 of the Merger Agreement exceeds in the aggregate the sum of the amount set forth as the Schedule 4.16 Matters Deductible and the amount set forth as the Deductible in this Section 1.3, then the Parent Indemnified Parties shall be entitled to indemnification only for such aggregate amount that exceeds the sum of the Schedule 4.16 Matters Deductible and the Deductible. Notwithstanding anything contained herein or in the Merger Agreement to the contrary, the maximum aggregate liability of the Former Company Stockholders under this Section 1 and Section 5 and under Section 8.6 and Article XI of the Merger Agreement (including any of the Escrow Amount used to pay any indemnification obligations) shall not exceed $17,120,000 (the “Cap”).

1.4. Survival of Indemnification Obligations. The indemnification obligations set forth in this Agreement shall terminate upon the 547th day following the Closing Date. Notwithstanding the preceding sentence, (i) indemnification obligations with respect to Damages incurred by reason of the matters set forth in Section 1 of the Indemnification Matters Letter shall terminate as set forth in such Indemnification Matters Letter; and (ii) indemnification obligations set forth in this Section 1 shall survive the time at which they would otherwise terminate pursuant to the preceding sentence if notice of (a) the inaccuracy or breach thereof giving rise to such obligations, (b) the aggregate amount of such Damages or an estimate thereof, in each case to the extent known or determinable at such time, and (c) reasonable detail of the individual items of such Damages included in the amount so stated and the date each such item arose, shall have been given to the Former Company Stockholders’ Agent prior to such time; and (iii) indemnification obligations with respect to Damages arising from fraud or intentional misrepresentation will survive indefinitely.

1.5. Terms and Conditions of Indemnification; Resolution of Conflicts.

(i) In the event a Parent Indemnified Party is seeking indemnification for any third-party claim, such Parent Indemnified Party must give the Former Company Stockholders’ Agent prompt notice of the claim for Damages (a) stating the aggregate amount of the Damages or an estimate thereof, in each case to the extent known or determinable at such time, and (b) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related; provided, however, that the failure to give such notice shall

Former Company Stockholders Indemnification Agreement

not relieve the Former Company Stockholders from any obligation hereunder except where, and then solely to the extent that, such failure actually and materially prejudices the rights of the Former Company Stockholders.

(ii) The obligations and liabilities of the Former Company Stockholders to indemnify pursuant to this Agreement in respect of any Damages arising from a claim by a third-party shall be subject to the following additional terms and conditions:

(a) The Former Company Stockholders’ Agent shall have the right to undertake, by counsel or other representatives of its own choosing reasonably satisfactory to the Parent Indemnified Party, the defense, compromise, and settlement of such claim.

(b) In the event that the Former Company Stockholders’ Agent (I) shall elect not to undertake such defense, or (II) within thirty (30) days after notice of any such claim from the Parent Indemnified Party, shall fail to defend, the Parent Indemnified Party (upon further written notice to the Former Company Stockholders’ Agent) shall have the right to undertake the defense, compromise or settlement of such claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Former Company Stockholders.

(c) Notwithstanding anything in this Section 1.5 to the contrary, if there is a reasonable probability that a claim may materially and adversely affect the Parent Indemnified Party other than as a result of money damages or other money payments, the Parent Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the claim. The Former Company Stockholders’ Agent shall not, without the Parent Indemnified Party’s written consent, settle or compromise any claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claiming party or the plaintiff to the Parent Indemnified Party of a release from all liability in respect of such claim. In the event that the Former Company Stockholders’ Agent undertakes defense of any claim, the Parent Indemnified Party by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Former Company Stockholders’ Agent and its counsel or other representatives concerning such claim and the Former Company Stockholders’ Agent and the Parent Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such claim, subject to the execution and delivery of a mutually satisfactory joint defense agreement; provided, however, that if representation of both the Parent Indemnified Party and the Former Company Stockholders by the same counsel would create a conflict of interest, the reasonable costs and expenses of any separate counsel retained by the Parent Indemnified Party shall be paid by the Former Company Stockholders.

(iii) If the Former Company Stockholders’ Agent shall object in writing to any claim or claims by a Parent Indemnified Party, Parent shall have thirty (30) days from the receipt of such objection to respond in a written statement to the objection. If after such

Former Company Stockholders Indemnification Agreement

thirty (30) day period there remains a dispute as to any claims, the Former Company Stockholders’ Agent and Parent shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims.

(iv) If no such agreement can be reached after good faith negotiation, either Parent or the Former Company Stockholders’ Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third-party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Parent (on the one hand) and the Former Company Stockholders’ Agent (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any made claim shall be solely decided in accordance with the provisions of this Section 1 and Article XI of the Merger Agreement and shall be binding and conclusive upon the parties to this Agreement.

(v) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in New York, New York under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys’ fees and costs, incurred by the prevailing party to the arbitration.

Former Company Stockholders Indemnification Agreement

2. NET WORKING CAPITAL. If the Actual Net Working Capital is less than the Estimated Net Working Capital, as finally determined pursuant to Section 3.3(f) of the Merger Agreement, and such shortfall exceeds the Working Capital Escrow Amount, then such shortfall shall be satisfied by payment to Parent from the Former Company Stockholders, on a several (but not joint) basis. Any such payment shall be paid by the Former Company Stockholders within five (5) Business Days of the final determination of such adjustments by wire transfer of immediately available funds. Any such payment shall be made to such account or accounts as may be designated by Parent at least two (2) Business Days prior to the date that such payment is to be made.

3. NET CASH. If the Actual Net Cash is less than the Estimated Net Cash, then the amount of such shortfall, as finally determined pursuant to Section 3.3(g), shall be paid to Parent by the Former Company Stockholders on a several (but not joint) basis. Any such payment shall be paid within five (5) Business Days of the final determination of such adjustments by wire transfer of immediately available funds. Any such payment shall be made to such account or accounts as may be designated by Parent at least two (2) Business Days prior to the date that such payment is to be made.

4. ROLLOVER SHAREHOLDERS. Notwithstanding anything to the contrary in Sections 1,2, 3 or 5, any indemnification or other payment obligations under such Sections to be made in respect of any Rollover Shareholder shall be satisfied in shares of capital stock of the Parent, as and to the extent provided in the Rollover Agreement with such Rollover Shareholder.

5. ELUR AMOUNTS. Pursuant to Section 8.6 of the Merger Agreement, the Former Company Stockholders shall pay, on a several (but not joint) basis, all reasonable third-party costs, fees and expenses incurred in connection with obtaining the Environmental Land Use Restriction at the Company’s East Hartford facility to the extent not paid or accrued immediately prior to the Effective Time; provided, however, that the maximum aggregate liability of the Former Company Stockholders under Sections 1 and 5 and under Section 8.6 and Article XI of the Merger Agreement (including any of the Escrow Amount used to pay any indemnification obligations) shall not exceed the Cap.

6. LIMITED LIABILITY. Notwithstanding anything to the contrary in this Agreement or the Merger Agreement, no Former Company Stockholder shall be liable for more than its Pro Rata Share of any claim payable by the Former Company Stockholders under this Agreement or the Merger Agreement. For purposes of this Agreement, the term “Pro Rata Share” means, with respect to each Former Company Stockholder, a fraction of which (i) the numerator is the portion of the Merger Consideration actually paid to such Former Company Stockholder (or his, her or its assigns) under the terms of the Merger Agreement (including any applicable withholding taxes and any portion of the Merger Consideration which is included within the Escrow Amount or the Working Capital Escrow Amount or is allocable to the Rollover Shares), and (ii) the denominator is the Merger Consideration actually paid to all Former Company Stockholders (or their respective assigns) under the terms of the Merger Agreement (including any applicable withholding taxes and any portion of the Merger Consideration which is included within the Escrow Amount or the Working Capital Escrow Amount or is allocable to the Rollover Shares), in each case determined as if the Rollover Shareholders had not contributed shares of Company

Former Company Stockholders Indemnification Agreement

Common Stock or shares of restricted Company capital stock to the Parent prior to the Effective Time.

7. FORMER COMPANY STOCKHOLDERS’ REPRESENTATIONS AND WARRANTIES AND ACKNOWLEDGEMENTS AND AGREEMENTS.

7.1. Each Former Company Stockholder hereby represents and warrants that such Former Company Stockholder (i) has carefully read each of this Agreement and the Merger Agreement, (ii) has had an opportunity to consult with independent counsel with respect to each of this Agreement and the Merger Agreement and (iii) has entered into this Agreement of his, her or its own free will.

7.2. Each Former Company Stockholder shall be deemed to have waived, on behalf of all Stockholders Indemnified Parties, any claim for Damages to the extent set forth in Section 3 of the Indemnification Matters Letter.

7.3. Each Former Company Stockholder hereby acknowledges that Parent is entitled to manage its business and the business of its Subsidiaries, including the Company, as it may determine in its sole discretion, provided, that (x) Parent shall not nor shall the Parent cause or permit the Parent of any of its Subsidiaries to take any action or to make any operational changes for the purpose of intentionally reducing or eliminating any of the payments under Section 3.3(i) of the Merger Agreement (“Earn-Out Payments”) (whether during the Earn-Out Period or thereafter) otherwise payable to the Former Company Stockholders and (y) until the date on which the aggregate amount of payments made pursuant to Section 3.3(i) of the Merger Agreement equal the Maximum Earn-Out Payment, Parent shall not own, directly or indirectly, any Person whose business does not consist of a Related Business. Each Former Company Stockholder hereby further acknowledges and agrees that (i) the provisions of this Section 7.2 do not create in the Former Company Stockholders any right to control or direct the management of the business of the Parent and its Subsidiaries, including the Company, following the Closing, (ii) actions and operational changes not made for the purpose of intentionally reducing or eliminating any Earn-Out Payments may nonetheless have the effect of reducing or eliminating any Earn-Out Payments and (iii) other than the contract provisions of this Agreement, Parent shall not have any obligations or duties, regardless of the basis or legal theory therefore, to the Former Company Stockholders with respect to the Earn-Out Payments.

7.4. Each Former Company Stockholder who is a holder of Company Common Stock immediately prior to the Effective Time hereby acknowledges and agrees that each of (i) the Stockholders Agreement, dated as of September 28, 2001, among the Company, Charterhouse Equity Partners III, L.P., Chef Nominees Limited, WAHYAM Capital, LLC and the other parties listed therein and (ii) the Amendment to Stockholders Agreement, dated as of September 30, 2002, among the Company, Charterhouse Equity Partners III, L.P., Chef Nominees Limited, WAHYAM Capital, LLC and the other parties listed therein, shall be and is terminated, and shall become and is null and void, as of the Effective Time. Each Former Company Stockholder who is a holder of Company Warrants immediately prior to the Effective Time hereby acknowledges and agrees that the Warrant Agreement, dated as of September 28, 2001, between the Company and the Warrant holders party thereto shall be and is terminated, and shall become and is null and void, as of the Effective Time.

Former Company Stockholders Indemnification Agreement

8. FORMER COMPANY STOCKHOLDERS’ AGENT.

(i) Each Former Company Stockholder hereby designates and appoints Charter Agent LLC as agent and attorney-in-fact for such Former Company Stockholder (the “Former Company Stockholders’ Agent”). The Former Company Stockholders’ Agent is hereby authorized to act for and on behalf of each Former Company Stockholder, including, without limitation, to give and receive notices and communications, to act on behalf of each Former Company Stockholder with respect to any matters arising under this Agreement, the Merger Agreement or the other Transaction Documents, to authorize delivery to Parent of any funds and property in its possession or in the Escrow Amount or the Working Capital Escrow Amount in satisfaction of claims by Parent Indemnified Parties, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and commence, prosecute, participate in, settle, dismiss or otherwise terminate, as applicable, lawsuits and claims, mediation and arbitration proceedings, and to comply with orders of courts and awards of courts, mediators and arbitrators with respect to such suits, claims or proceedings, and to take all actions necessary or appropriate in the judgment of the Former Company Stockholders’ Agent for the accomplishment of the foregoing. The Former Company Stockholders’ Agent shall for all purposes be deemed the sole authorized agent of each Former Company Stockholder until such time as the agency is terminated. Such agency may be changed by the Former Company Stockholders from time to time upon not less than 30 days prior written notice to Parent; provided, however, that the Former Company Stockholders’ Agent may not be removed unless holders of a two-thirds interest in the Merger Consideration agree to such removal and to the identity of the substituted Former Company Stockholders’ Agent. Any vacancy in the position of Former Company Stockholders’ Agent may be filled by approval of the holders of a majority in interest of the Merger Consideration. No bond shall be required of the Former Company Stockholders’ Agent, and the Former Company Stockholders’ Agent shall not receive compensation for its services. Notices or communications to or from the Former Company Stockholders’ Agent shall constitute notice to or from each of the Former Company Stockholders during the term of the agency.

(ii) The Former Company Stockholders’ Agent shall not incur any liability with respect to any action taken or suffered by it or omitted hereunder or under the Merger Agreement as Former Company Stockholders’ Agent while acting in its capacity as Former Company Stockholders’ Agent. The Former Company Stockholders’ Agent may, in all questions arising hereunder or under the Merger Agreement, rely on the advice of counsel and other professionals. The Former Company Stockholders’ Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement or under the Merger Agreement and no other covenants or obligations shall be implied under this Agreement or under the Merger Agreement against the Former Company Stockholders’ Agent; provided, however, that the foregoing shall not act as a limitation on the powers of the Former Company Stockholders’ Agent determined by it to be reasonably necessary to carry out the purposes of its obligations. Each Former Company Stockholder hereby severally (but not jointly) agrees to indemnify the Former Company Stockholders’ Agent and hold it harmless against any loss, liability or expense incurred on the part of the Former Company Stockholders’ Agent and arising out of or in

Former Company Stockholders Indemnification Agreement

connection with the acceptance or administration of its duties under this Agreement or the Merger Agreement. The Former Company Stockholders’ Agent shall be entitled to satisfy any such loss, liability and expense from the proceeds of the Working Capital Escrow Amount and/or the Escrow Amount to the extent received by the Former Company Stockholders’ Agent for distribution to the Former Company Stockholders on a pro rata basis.

(iii) A decision, act, consent or instruction of the Former Company Stockholders’ Agent shall constitute a decision, act, consent or instruction of each of the Former Company Stockholders and shall be final, binding and conclusive upon each such Former Company Stockholder. Parent and the Surviving Corporation may rely upon any such decision, act, consent or instruction of the Former Company Stockholders’ Agent as being the decision, act, consent or instruction of every Former Company Stockholder.

9. APPRAISAL RIGHTS. Each Former Company Stockholder, to the extent available to such Former Company Stockholder under Section 262 of the Delaware General Corporation Law, hereby waives any appraisal rights in connection with the Merger.

10. LIMITATION ON INDEMNIFICATION. Parent hereby acknowledges on behalf of the Parent Indemnified Parties that this Agreement is not intended to expand or duplicate the rights to indemnification of the Parent Indemnified Parties set forth in Article XI of the Merger Agreement.

11. GENERAL PROVISIONS.

11.1. Effectiveness of the Agreement. This Agreement shall become effective as of the Effective Time. Notwithstanding anything herein to the contrary, if the Merger is not consummated for any reason, this Agreement shall be null and void.

11.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

(i) If to Parent:

c/o Weston Presidio V, L.P.

Pier 1, Bay 2

San Francisco, CA 94111

Attention: R. Sean Honey and Therese Mrozek

Fax No: (415) 398-0990

Tel. No: (415) 398-0770

with a copy to:

Ropes & Gray LLP

Former Company Stockholders Indemnification Agreement

One International Place

Boston, Massachusetts 02110

Attn: David C. Chapin, Esq. and Shari Wolkon, Esq.

Fax No: (617)951-7050

Tel. No: (617)951-7371

Tel. No.: (617)951-7861

(ii) If to the Former Company Stockholders’ Agent:

Charter Agent LLC

c/o Charterhouse Group, Inc.

535 Madison Avenue

New York, New York 10022

Attn: William Landuyt

Fax No: (212) 750-9704

Tel. No: (212) 584-3200

with a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Attn: Stephen W. Rubin, Esq.

Fax No: (212) 969-2900

Tel. No: (212) 969-3000

(iii) If to any Former Company Stockholder, to such address as appears next to such Former Company Stockholder’s name on Schedule A attached hereto.

11.3. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.4. Entire Agreement: No Third-Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), the Merger Agreement and the other Transaction Documents, and the Charterhouse Non-Solicit (i) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, (a) each Parent Indemnified Party not party to this Agreement shall be deemed to be a third-party beneficiary of Section 1 and (b) the Former Company Stockholders’ Agent shall be deemed to be a third-party beneficiary of Section 8.

11.5. Governing Law. With respect to matters of corporate law, this Agreement shall be governed and construed in accordance with the DGCL. With respect to all other matters this Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law.

Former Company Stockholders Indemnification Agreement

11.6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent or Merger Sub may assign its rights hereunder (i) to one or more of affiliates or its lenders or (ii) following the Effective Time, to a purchaser of the Surviving Corporation or the business of the Surviving Corporation. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

11.7. Amendment. This Agreement may not be amended except by an instrument in writing signed by Parent and the Former Company Stockholders entitled to receive a majority of the Merger Consideration pursuant to the terms of the Merger Agreement; provided, however, that no such action shall be applied to the detriment of certain Former Company Stockholders except to the proportional extent that all Former Company Stockholders are adversely affected by such amendment.

11.8. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or regulation, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

11.9. Jurisdiction; Venue; Service of Process.

11.9.1. Jurisdiction. Each party, by its execution hereby, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York or the United States District Court located in the Southern District of the State of New York for the purpose of any action, suit, claim or litigation (each an “Action”) between the parties arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Former Company Stockholders Indemnification Agreement

11.9.2. Venue. Each party agrees that for any Action between the parties arising in whole or in part under or in connection with this Agreement, such party bring Actions only in the Borough of Manhattan. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

11.9.3. Service of Process. Each party hereby (a) consents to service of process in any Action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, (b) agrees that service of process made in accordance with clause (a) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2, will constitute good and valid service of process in any such Action and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

11.10. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Former Company Stockholders Indemnification Agreement

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

CELLU PARENT CORPORATION

By
Name:
Title:

CELLU ACQUISITION CORPORATION

By
Name:
Title:

[ADD STOCKHOLDERS]

By
Name:
Title:

[ADD OPTION HOLDERS]

By
Name:
Title:

[ADD WARRANT HOLDERS]

By
Name:
Title:

Former Company Stockholders Indemnification Agreement

Schedule A

FORMER COMPANY STOCKHOLDERS

Name	Address

Former Company Stockholders Indemnification Agreement

Exhibit 9.2(o)

Form of Confidentiality and Non-Solicit Agreement

CONFIDENTIALITY AND NON-SOLICIT AGREEMENT

THIS CONFIDENTIALITY AND NON-SOLICIT AGREEMENT dated as of              , 2006 (this “Agreement”), is entered into by Charterhouse Equity Partners III, L.P. (the “Stockholder”) for the benefit of Cellu Parent Corporation, a Delaware corporation (“Parent”), and Cellu Acquisition Corporation, a Delaware corporation (“Merger Sub”).

WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially 10,175.11 shares of common stock (“Common Stock”) of Cellu Paper Holdings, Inc., a Delaware corporation (the “Company”) (collectively and together with any other voting or equity securities of the Company hereafter acquired by the Stockholder beneficially or of record prior to the termination of this Agreement, the “Shares”);

WHEREAS, Parent, Merger Sub and the Company propose to enter into a transaction pursuant to which Merger Sub will be merged with and into the Company (such merger, together with the agreement effecting such merger, the “Merger” and the “Merger Agreement”, respectively) such that the Company will become a wholly-owned subsidiary of Parent; and

WHEREAS, immediately following the execution and delivery of the Merger Agreement by the parties thereto, the Stockholder is approving and consenting to the Merger by execution of the Written Consent of Stockholders, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholder is willing to agree to certain matters, all upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1. Certain Terms. Capitalized terms used herein but not defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

Section 2. Nonsolicitation. The Stockholder agrees that for a period of four (4) years from and after the Closing Date, it will not, and shall cause its Affiliates not to, directly or indirectly (i) solicit for employment or any similar arrangement any executive officer of Parent or any of its Subsidiaries or any Person who has been at any time within the six months preceding such solicitation an executive officer of Parent or any of its Affiliates (an “Employee”) or (ii) hire any Employee; provided, however, that this Section 2(a) shall not apply to Employees whose employment has been terminated by Parent or any of its Affiliates.

Section 3. Confidentiality. The Stockholder acknowledges that the success of the Company and its Subsidiaries after the Closing depends upon the continued preservation of the confidentiality of certain information possessed by the Stockholder, that the preservation of the confidentiality of such information by the Stockholder is an essential premise of the transactions contemplated by the Merger Agreement, and that Parent and Merger Sub would be unwilling to enter into the Merger Agreement in the absence of this Agreement (including this Section 3). Accordingly, the Stockholder hereby agrees with Parent and Merger Sub that the

Confidentiality and Non-Solicit Agreement

Stockholder will not, and will cause its Affiliates and its directors, officers, employees, agents, consultants, advisors or other representatives (collectively, “Representatives”) not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of Parent, disclose or use, any Confidential Information (as defined below); provided, however, that the information subject to the foregoing provisions of this sentence will not include any information (x) generally available to, or known by, the public (other than as a result of disclosure in violation hereof), (y) available to the Stockholder from a source other than Parent, any of its Subsidiaries or their respective advisors, provided that such source is not and was not bound by a confidentiality agreement or other legal duty of confidentiality regarding Parent or any of its Subsidiaries or (z) is independently developed by the Stockholder (without benefit of any Confidential Information); and provided, further, that the provisions of this Section 3 will not prohibit any retention of copies of records or disclosure (i) required by any applicable law so long as reasonable prior notice is given of such disclosure and a reasonable opportunity is afforded to contest the same or (ii) made in connection with the enforcement of any right or remedy relating to this Agreement, the Merger Agreement or the other Transaction Documents. The Stockholder agrees that the Stockholder will be responsible for any breach or violation of the provisions of this Section 3 by any of the Stockholder’s Affiliates or Representatives. “Confidential Information” means any and all information of the Company and its Subsidiaries and their Affiliates that is not generally known to the public. Confidential Information includes without limitation such information relating to (i) the development, research, testing, marketing and financial activities of the Company and its Subsidiaries and their Affiliates, (ii) the products and services, technical data, methods and processes of the Company and its Subsidiaries and their Affiliates, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Subsidiaries and their Affiliates, (iv) the identity and special needs of the customers of the Company and its Subsidiaries and their Affiliates, and (v) the people and organizations with whom the Company and its Subsidiaries and their Affiliates have business relationships and those relationships. Confidential Information also includes any information that the Company and its Subsidiaries or any of their Affiliates have received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.

Section 4. Release. Effective as of Closing, the Stockholder hereby releases, remises and forever discharges any and all rights and claims that the Stockholder has had, now has or might now have against the Company or any of its Subsidiaries except for rights and claims arising from or in connection with the Merger Agreement or the other Transaction Documents.

Section 5. Representations. The Stockholder represents and warrants to Parent and Merger Sub as follows:

(a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as now conducted.

(c) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse

2

of time or both, would result in a default) under or result in the creation of any lien on any of the Shares under, (i) any contract commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder or the Shares are bound, or (ii) any judgment, writ, decree, order or ruling affecting the Stockholder or the Shares.

(c) The Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d) The Stockholder acknowledges that the Stockholder has carefully read and considered all the terms and conditions of Section 2 and agrees that such terms and conditions are necessary for the reasonable and proper protection of Parent and its Affiliates. The Stockholder agree that it will never assert, or permit to be asserted on its behalf, in any forum, any position contrary to the foregoing.

Section 6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity, without having to post bond.

Section 7. Miscellaneous.

(a) This Agreement shall terminate automatically, without further action by any party, upon the termination of the Merger Agreement.

(b) This Agreement (together with the Merger Agreement and the other Transaction Documents) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

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(d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

(e) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(f) The terms and conditions of Sections 12.11 and 12.12 of the Merger Agreement are hereby incorporated into this Agreement and shall apply to this Agreement, mutatis mutandis, with the same force and effect as if such terms and conditions were set forth in this Agreement.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first written above.

CHARTERHOUSE EQUITY PARTNERS III, L.P.

By:	CHUSA EQUITY INVESTORS III, L.P., general partner

	By:	CHARTERHOUSE EQUITY III, INC., general partner

By:
Name: Title:

Agreed and Acknowledged:

CELLU PARENT CORPORATION

By:
Name: Title:

CELLU ACQUISITION CORPORATION

By:
Name: Title:

Exhibit 9.3(g)

Form of Limited Guaranty

LIMITED GUARANTY

Reference is hereby made to the Agreement and plan of Merger, dated as of May 8, 2006 (as amended, the “Merger Agreement”) by and among Cellu Parent Corporation, a Delaware corporation (“Parent”), Cellu Acquisition Corporation, a Delaware corporation (“Merger Sub”), and Cellu Paper Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Merger Agreement.

1. Limited Guaranty. On the terms and subject to the conditions of this Guaranty, Weston Presidio V, L.P. (the “Guarantor”) hereby irrevocably and unconditionally guarantees to the Former Company Stockholders’ Agent (the “Beneficiary”), for and on behalf of the Former Company Stockholders, but only up to the Maximum Amount (as defined below), the payment by Parent of its obligations to the Former Company Stockholders’ Agent under Section 3.3(i) of the Merger Agreement, as the same may be amended from time to time in accordance with the terms of the Merger Agreement (the “Guaranteed Obligations”). The maximum aggregate liability of the Guarantor hereunder shall not exceed $31,519,3791 less the aggregate amount of any payments previously paid to the Beneficiary, for distribution to the Former Company Stockholders, by Parent or any of its Subsidiaries pursuant to Section 3.3(i) of the Merger Agreement (the amount of such difference from time to time, the “Maximum Amount”), and the Seller hereby agrees that the Guarantor shall in no event be required to pay more than the Maximum Amount or in respect of this Limited Guaranty.

2. Terms of Limited Guaranty.

(a) This Limited Guaranty is one of payment, not collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Limited Guaranty, irrespective of whether any action is brought against the Parent or whether the Parent is joined in any such action or actions.

(b) The liability of the Guarantor under this Limited Guaranty shall, to the fullest extent permitted under applicable law, be absolute and unconditional irrespective of:

(i) the value, genuineness, validity, regularity, illegality or enforceability of the Merger Agreement or any other agreement or instrument referred to herein, if and only if the unenforceability or illegality or deficiency in value, genuineness, validity or regularity results from or arises out of any action or inactions on the part of Parent or is owing to any lack of corporate power or authority of Parent;

(ii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, any of its Subsidiaries or their respective assets; or

1 This amount represents $35,000,000 less the aggregate amount of any payments which could become payable under Section 3.3(i) of the Merger Agreement to or in respect of the Rollover Shareholders.

(iii) any amendment or modification of the Merger Agreement, or change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, or any amendment or waiver of or any consent by Parent to any departure from the terms of the Merger Agreement or the documents entered into in connection therewith.

(c) The Guarantor hereby waives any and all notice of or proof of reliance by the Beneficiary upon this Limited Guaranty or acceptance of this Limited Guaranty.

(d) Notwithstanding any other provision of this Limited Guaranty to the contrary, the Beneficiary hereby agrees that any claim, cause of action or defense which would reduce Parent’s obligations, or relieve Parent of its obligations, under Section 3.3(i) of the Merger Agreement (other than any insolvency or bankruptcy of Parent or any of its Subsidiaries, any restrictions under the indenture concerning the Bonds, any restrictions under any loan or credit agreements of Parent or any of its Subsidiaries, and any rights and remedies of any other creditors of Parent or any of its Subsidiaries) shall likewise reduce the Guarantor’s obligations, or relieve the Guarantor of its obligations, under this Limited Guaranty and, without limiting the generality of the foregoing, hereby further agrees that the Guarantor shall have no obligation to make any payment under or by reason of this Guaranty unless and until the amount of such payment has been finally determined pursuant to the terms and conditions of Section 3.3(i) of the Merger Agreement.

(e) Notwithstanding any other provision of this Limited Guaranty to the contrary: (i) any payment by the Guarantor under this Limited Guaranty shall be due and payable on a date which is no later than the tenth Business Day after the date on which Parent is obligated to make such payment under the Merger Agreement; (ii) any payment made to the Beneficiary shall be made for distribution by the Beneficiary to the Former Company Stockholders as provided with respect to payments by Parent under Section3.3(i) of the Merger Agreement; and (iii) the portion of any payment in respect of a Former Company Stockholder constituting a Rollover Shareholder shall be made with in the manner and upon the terms and conditions specified in Section 3.3(i)(E) of the Merger Agreement.

3. Sole Remedy. The Beneficiary further agrees that it has no right of recovery against the Guarantor or Parent’s stockholders or affiliates through Parent or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent against the Guarantor or Parent’s stockholders or affiliates, or otherwise, except for its rights under this Limited Guaranty. Recourse against the Guarantor under this Limited Guaranty shall be the sole and exclusive remedy of the Beneficiary and all of its affiliates against the Guarantor or any of its affiliates (other than against Parent) in respect of any liabilities or obligations arising under, or in connection with, Section 3.3(i) of the Merger Agreement or the transactions contemplated thereby. The Beneficiary hereby covenants and agrees that it shall not institute, and shall cause its respective affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Guarantor or any of its affiliates (other than against Parent) except for claims against the Guarantor under this Limited Guaranty. Nothing set forth in this Limited Guaranty shall affect or be construed to affect any liability of Parent to the Beneficiary or shall confer or give or shall be construed to confer or give to any Person other than the Beneficiary (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Guarantor as expressly set forth herein.

4. Subrogation. The Guarantor will not exercise any rights of subrogation or contribution, whether arising by contract or operations of law (including without limitation any such right arising under bankruptcy or insolvency laws) or otherwise, by reason of any payment by it pursuant to the provisions of Section 1 hereof unless and until the Guaranteed Obligations have been paid in full.

5. Termination. This Limited Guaranty shall terminate forthwith upon payment of all payments required to be made by Parent under Section 3.3(i) of the Merger Agreement. In the event that the Beneficiary, any Former Company Stockholder or any of their respective affiliates asserts in any litigation relating to this Limited Guaranty that the provisions of Section 1 hereof limiting the Guarantor’s liability to the Maximum Amount or the provisions of Section 3 hereof are illegal, invalid or unenforceable in whole or in part, the obligations of the Guarantor under this Limited Guaranty shall terminate forthwith and shall thereupon be null and void.

6. Continuing Guaranty. Unless terminated pursuant to the provisions of Section 5 hereof, this Limited Guaranty is a continuing one and shall remain in full force and effect until the indefeasible payment satisfaction in full of the Guaranteed Obligations, shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Beneficiary and its respective successors, transferees and assigns.

7. Entire Agreement. This Limited Guaranty, together with the Merger Agreement, constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent and the Guarantor or any of their affiliates on the one hand, and the Beneficiary or any of its affiliates on the other hand.

8. Amendments and Waivers. No amendment or waiver of any provision of this Limited Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Beneficiary, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by a party of any breach or violation of, or default under, this Limited Guaranty, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Limited Guaranty will operate as a waiver thereof.

9. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Limited Guaranty will become effective when duly executed by each party hereto.

10. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Limited Guaranty must be in writing and must be delivered, given or otherwise provided:

(a) by hand (in which case, it will be effective upon delivery);

(b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

(c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the next business day after being deposited with such courier service;

in each case, to the address (or facsimile number) listed below (or to such other address or facsimile number as a party may designate by notice to the other parties):

If to the Guarantor, to it at:

Weston Presidio V, L.P.

Pier 1, Bay 2

San Francisco, CA 94111

Attention: R. Sean Honey and Therese Mrozek

Fax No: (415) 398-0990

Tel. No: (415) 398-0770

With a copy to:

Ropes & Gray L.L.P.

One International Place

Boston, Massachusetts 02110

Attention: David C. Chapin, Esq. and Shari Wolkon, Esq.

Fax No: (617) 951-7050

Tel. No: (617) 951-7371

Tel. No.: (617) 951-7861

If to the Seller, to it at:

Charter Agent LLC

c/o Charterhouse Group, Inc.

535 Madison Avenue

New York, New York 10022

Attention: William Landuyt

Fax No: 212-750-9704

Tel. No: 212-584-3216

With a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Attention: Stephen W. Rubin, Esq.

Fax No: 212-969-2900

Tel. No: 212-969-3000

11. Governing Law. This Limited Guaranty, the rights of the parties and all actions arising in whole or part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

12. Jurisdiction; Venue; Waiver of Service of Process.

(a) Jurisdiction. Each party to this Limited Guaranty, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York or the United States District Court located in the Southern District of the State of New York for the purpose of any action between the parties arising in whole or in part under or in connection with this Limited Guaranty, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Limited Guaranty or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such action other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) Venue. Each party agrees that for any action between the parties arising in whole or in part under or in connection with this Limited Guaranty, such party will bring actions only in the Borough of Manhattan. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c) Service of Process. Each party hereby (i) consents to service of process in any action between the parties arising in whole or in part under or in connection with this Limited Guaranty in any manner permitted by New York law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10, will constitute good and valid service of process in any such action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

13. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF,

DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS LIMITED GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS LIMITED GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

14. Severability. Any term or provision of this Limited Guaranty that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that this Limited Guaranty may not be enforced without giving effect to the limitation of the amount payable hereunder to the Maximum Amount provided in Section 1 hereof and to the provisions of Sections 3 and 4 hereof. No party hereto shall assert, and each party shall cause its respective affiliates not to assert, that this Limited Guaranty or any part hereof is invalid, illegal or unenforceable.

15. Headings. The headings contained in this Limited Guaranty are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Limited Guaranty as of June 12, 2006.

GUARANTOR:	WESTON PRESIDIO V, L.P.

	By:	Weston Presidio Management V, LLC, its general partner

By:
		Name:	R. Sean Honey
		Title:	Member

BENEFICIARY:	CHARTER AGENT LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed and delivered this Limited Guaranty as of June 12, 2006.

GUARANTOR:	WESTON PRESIDIO V, L.P.

	By:	Weston Presidio Management V, LLC, its general partner

By:
Name:
Title:

BENEFICIARY:	CHARTER AGENT LLC

By:
Name:
Title:

Schedule 6.1

Approval of Company Stockholders

1.	Charterhouse Equity Partners III, L.P.;

2.	Chef Nominees Limited;

3.	Russell C. Taylor;

4.	Taylor Investment Partners;

5.	Steven Ziessler; and

6.	Dianne Scheu.

Schedule 6.2

Conduct of Business Prior to Effective Time

1.	The Company’s Board intends to adopt the FY 2007 Bonus Plan.

2.	The Company intends to pay the 2006 bonuses pursuant to the Company’s bonus plan.

3.	The Company will renew, or find alternative coverage to replace insurance policies expiring on May 20, 2006.

4.	The Company expects to incur expenses for the following material projects not included in the Capital Expenditure Budget:

•	Recycled fiber modification at Coastal

•	Cogen Plant at East Hartford

•	Parisella Vincelli Productivity Project

•	Measurex at Interlake

•	Interlake No. 3 Trim Project (The Irving Paper customer)

Schedule 9.2(g)

Termination of Certain Agreements

1.	Stockholders Agreement, dated as of September 28, 2001, among Cellu Paper Holdings, Inc. (the “Company”), Charterhouse Equity Partners III, L.P. (“CEP III”), Chef Nominees Limited (“Chef”), WAHYAM Capital, LLC (“WAHYAM”) and the other parties listed therein.

2.	Amendment to Stockholders Agreement, dated as of September 30, 2002, among CEP III, Chef, WAHYAM, the Company and the other parties listed therein.

3.	Supplemental Stockholders Agreement among the Company and Russell C. Taylor (Joinder to the Stockholders Agreement, dated as of September 28, 2001, as amended September 30, 2002).

4.	Warrant Agreement, dated as of September 28, 2001, between the Company and the Warrantholders party thereto.

5.	Financial Advisory and Management Services Agreement, dated September 30, 2002, between Cellu Tissue Holdings, Inc. and Charterhouse Group International, Inc.

6.	Engagement Letter, dated as of December 8, 2004, between JP Morgan Securities, Inc. and the Company, including acknowledgement by JP Morgan Securities, Inc. of payment in full of all amounts due pursuant to the letter.

7.	Engagement Letter, dated as of December 15, 2004, between William Blair & Company LLC and The Company, including acknowledgement by William Blair & Company of payment in full of all amounts due pursuant to the letter.

8.	Supplemental Stockholders Agreement, dated March 27, 2006 between the Company and Steven Ziessler (Joinder to the Stockholders Agreement, dated as of September 28, 2001, as amended September 30, 2002).

9.	Supplemental Stockholders Agreement, dated March 27, 2006 between the Company and Dianne Scheu (Joinder to the Stockholders Agreement, dated as of September 28, 2001, as amended September 30, 2002).

Schedule 9.2(h)

Repayment of Pre-Closing Indebtedness

1.	Any Indebtedness outstanding under the revolving credit facility with CIT (plus any prepayment fees).

Schedule 9.2(n)

Management Rollover

Rollover Shareholders:

Russell Taylor

Taylor Investment Partners

Steven Ziessler

Dianne Scheu

Schedule 9.2(p)

Other Agreements

1.	Employment Agreement between Russell Taylor and the Surviving Corporation.

2.	Employment Agreement between Steven Zeissler and the Surviving Corporation.

3.	Employment Agreement between Dianne Scheu and the Surviving Corporation.

Schedule 11.1

Certain Matters

1.	“Any liability for workers compensation in excess of the amount for which invoices have been received by the Company immediately prior to the Effective Time.”

2.	Any liabilities arising from or with respect to the U.S. Department of Labor – Occupational Safety and Health Administration citation of 2/23/06 with respect to Cellu Tissue Corporation – Natural Dam.

3.	Any liabilities arising from or with respect to the audits of the 2001 and 2003 Canadian tax returns of Interlake

4.	Any liabilities arising from or with respect to obligations to Thomas Gallagher under the following agreements:

152.	Separation Agreement, dated February 3, 2003, between Thomas Gallagher and CTH.

153.	Supplemental Retirement Agreement, dated May 9, 1996, between Thomas Gallagher and Coastal Paper.

154.	Supplemental Retirement Agreement, dated September 29, 1992, between Thomas Gallagher and Coastal Paper.

155.	Consulting and Release of Claims Agreement, dated February 3, 2003, between Thomas Gallagher and CTH.

5.	All liabilities arising from or with respect to The State of Connecticut Department of Environmental Protection Notice of Violation issued to Cellu-Tissue L.L.C. on December 28, 2005.